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                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
         (a stock life insurance company, herein called the "Company")

We will pay the first of a series of annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

                                     [LOGO]
                                  THE HARTFORD


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                               TABLE OF CONTENTS

                                                                       PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                   3
Definition of Certain Terms                                               4
Premium Payments                                                          6
Valuation Provisions                                                      6
Transfers Between Accounts                                                7
Contract Control Provisions                                               8
General Provisions                                                        9
Surrenders                                                               10
Death Benefits                                                           11
Settlement Provisions                                                    14
Annuity Tables                                                           16

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                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER            [SPECIMEN]            CONTRACT ISSUE DATE             [SEPTEMBER 14, 2009]
NAME OF ANNUITANT          [JAMES SCOTT]         ANNUITY COMMENCEMENT DATE       [JANUARY 1, 2039]
ANNUITANT AGE              [35]                  INITIAL PREMIUM PAYMENT         [$2,000]
ANNUITANT GENDER           [MALE]                MINIMUM SUBSEQUENT PAYMENT      [$500]
CONTINGENT ANNUITANT       [PAUL SCOTT]
DESIGNATED BENEFICIARY     [ANN SCOTT]
CONTRACT OWNER             [JAMES SCOTT]

                            DESCRIPTION OF BENEFITS

             INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT: [HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE ACCOUNT SEVEN]

MORTALITY AND EXPENSE RISK CHARGE: [0.30%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ADMINISTRATION CHARGE: [0.20%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ANNUAL MAINTENANCE FEE: $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY. $[30] IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY SURRENDERED.

DISTRIBUTION CHARGE: WE WILL APPLY AN ANNUAL DISTRIBUTION CHARGE AGAINST EACH PREMIUM PAYMENT MADE TO THIS CONTRACT. THE DISTRIBUTION CHARGE WILL APPLY TO EACH PREMIUM PAYMENT THAT HAS BEEN INVESTED FOR EIGHT [8] YEARS OR LESS. AN ANNUAL DISTRIBUTION CHARGE OF [0.75%] WILL BE DEDUCTED FROM THE CONTRACT VALUE ON THE CONTRACT ANNIVERSARY BASED ON REMAINING GROSS PREMIUMS. EACH PREMIUM PAYMENT HAS ITS OWN [8] YEAR DISTRIBUTION CHARGE SCHEDULE. A PROPORTIONATE AMOUNT OF THE DISTRIBUTION CHARGE WILL BE DEDUCTED FOR ANY PORTION OF PREMIUM PAYMENT THAT IS SUBJECT TO THE CHARGE, BUT IS NOT HELD UNDER THE CONTRACT FOR THE FULL APPLICABLE CONTRACT YEAR.

MINIMUM AMOUNT RULE: THE MINIMUM AMOUNT RULE OF THE "PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE" SECTION OF THE CONTRACT PROVIDES THAT A MINIMUM CONTRACT VALUE MUST BE MAINTAINED IN THE CONTRACT. AS OF THE CONTRACT ISSUE DATE, THE MINIMUM CONTRACT VALUE EQUALS [$2,000]. WE RESERVE THE RIGHT TO INCREASE THE MINIMUM CONTRACT VALUE AT OUR DISCRETION, BUT IN NO EVENT WILL IT EXCEED $10,000.

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                            CONTRACT SPECIFICATIONS

ANNUAL WITHDRAWAL AMOUNT (AWA): THE AMOUNT THAT CAN BE WITHDRAWN IN ANY CONTRACT YEAR WITHOUT INCURRING A CONTINGENT DEFERRED SALES CHARGE. THIS EQUALS 100% OF REMAINING GROSS PREMIUMS MADE MORE THAN [8] YEAR(S) AGO PLUS THE GREATER OF (A) OR (B) WHERE:

          (A) = CONTRACT VALUE AS OF THE WITHDRAWAL DATE MINUS REMAINING GROSS PREMIUMS.

          (B) = [5%] OF PREMIUM PAYMENTS MADE DURING EACH OF THE LAST [8] YEAR(S) PRIOR TO WITHDRAWAL PER CONTRACT YEAR ON A NONCUMULATIVE BASIS.

          AWA FORMULA:

          AWA = REMAINING GROSS PREMIUMS NO LONGER SUBJECT TO CONTINGENT DEFERRED SALES CHARGE + MAXIMUM (EARNINGS, [5%] OF PREMIUM PAYMENTS STILL SUBJECT TO CONTINGENT DEFERRED SALES CHARGE) WHERE:

          REMAINING GROSS PREMIUMS (RGP) = TOTAL PREMIUM PAYMENTS - PRIOR WITHDRAWALS IN EXCESS OF THE AWA AT THE TIME OF THAT WITHDRAWAL; AND

          EARNINGS = MAXIMUM (CONTRACT VALUE - RGP, 0).

CONTINGENT DEFERRED SALES CHARGE (CHARGE):

WE MAY ASSESS A CONTINGENT DEFERRED SALES CHARGE WHEN YOU REQUEST A FULL OR PARTIAL SURRENDER. THE CHARGE IS BASED ON THE AMOUNT YOU CHOOSE TO SURRENDER AND HOW LONG YOUR PREMIUM PAYMENTS HAVE BEEN IN THE CONTRACT. EACH PREMIUM PAYMENT HAS ITS OWN CHARGE SCHEDULE. PREMIUM PAYMENTS ARE SURRENDERED IN THE ORDER IN WHICH THEY ARE RECEIVED. THE AMOUNT ASSESSED A CHARGE WILL NOT EXCEED YOUR REMAINING GROSS PREMIUMS AS DEFINED ABOVE. AMOUNTS WITHDRAWN IN EXCESS OF THE ANNUAL FREE WITHDRAWAL AMOUNT ARE SUBJECT TO THE CHARGE.

FOR FULL SURRENDERS, THE CHARGE WILL BE CALCULATED BASED ON THE GREATER OF (A) OR (B), WHERE:

       (A) = CONTRACT VALUE AS OF THE DATE OF THE WITHDRAWAL MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

       (B) = REMAINING GROSS PREMIUM AS DEFINED ABOVE MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

FOR PARTIAL SURRENDERS, THE CHARGE WILL BE CALCULATED BASED ON THE PARTIAL SURRENDER AMOUNT AS OF THE DATE OF THE WITHDRAWAL MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

                                    3A


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THE PERCENTAGES USED TO CALCULATE THE CHARGE ARE EQUAL TO:

                     NUMBER OF YEARS FROM
   CHARGE            EACH PREMIUM PAYMENT
-------------------------------------------------
    [7%                        1
     7%                        2
     7%                        3
     6%                        4
     5%                        5
     4%                        6
     3%                        7
     2%                        8
     0%                9] AND THEREAFTER

NO CONTINGENT DEFERRED SALES CHARGE WILL BE ASSESSED IF ONLY THE ANNUAL WITHDRAWAL AMOUNT IS TAKEN, OR ELIGIBILITY REQUIREMENTS ARE MET FOR THE WAIVER OF THE CONTINGENT DEFERRED SALES CHARGE.

                                    3B


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DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this contract should be sent to Our mailing address: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on each Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUAL WITHDRAWAL AMOUNT - The amount that can be withdrawn in any Contract Year prior to incurring surrender charges.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

ASSUMED INVESTMENT RETURN ("AIR") - The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed annuity payments.

CONTINGENT ANNUITANT - The person You designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

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DEFINITION OF CERTAIN TERMS (CONTINUED)

CONTRACT OWNER(S) - The owner(s) or holder of the contract.

CONTRACT VALUE - The aggregate value of the Accounts on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DEATH BENEFIT - The amount that We will pay upon the death of the Contract Owner or the Annuitant, as applicable.

DUE PROOF OF DEATH - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.

FUNDS - The securities which underlie Your Sub-Accounts.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

INTERNAL REVENUE CODE - The United States Internal Revenue Code of 1986, as amended or any successor law.

INTERNAL REVENUE SERVICE - The United States Internal Revenue Service or any successor agency.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

PAYEE - The person, designated by You, to whom annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An account that We established to separate the assets funding the variable benefits for this type of contract from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable contingent deferred sales charges, Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).

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PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from You under all deferred variable annuity contracts issued by Us or Our affiliates then equals or exceeds $1,000,000.

If You are exchanging from one of Our existing contracts, You may be eligible for certain credits applied to the amount exchanged. Eligibility for such credits will be extended to all members of any class of business We designate.

ALLOCATION OF PREMIUM PAYMENTS

Premium payments, minus any applicable Premium Tax We may deduct, will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment, minus any applicable Premium Taxes We may deduct, and is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to:

a) the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of the Valuation Period; divided by

b) the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by

c) the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:

a)  the number of Accumulation Units in that Sub-Account by

b)  the Accumulation Unit value as of that Valuation Day.

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VALUATION PROVISIONS (CONTINUED)

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day; by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by

c)  the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of this contract. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rata basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN ACCOUNTS

TRANSFERS BETWEEN ACCOUNTS

You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:

a)  the requirement of a minimum time period between each transfer;

b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or

c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

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TRANSFERS BETWEEN ACCOUNTS (CONTINUED)

DOLLAR COST AVERAGING AND OTHER PROGRAMS

From time to time, We may offer various programs, including, but not limited to, systematic transfer or dollar cost averaging programs, enhanced interest rate dollar cost averaging programs, interest averaging programs, and various other programs ("Program").

You may obtain the applicable rules, restrictions, credited rate (if applicable) and the duration for a Program when you enroll in the Program. You may terminate participation in a Program at any time by calling or writing Us.

We may discontinue, modify or amend any Program that We establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP

You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

BENEFICIARY

The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.

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GENERAL PROVISIONS

THE CONTRACT

This contract and the endorsements or riders, if any, constitute the entire contract.

CONTRACT MODIFICATION

No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

MINIMUM VALUE STATEMENT

Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NON-PARTICIPATION

This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND GENDER

If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

You will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to You.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

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GENERAL PROVISIONS (CONTINUED)

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL

The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION

This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

SURRENDERS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:

a)  any applicable Premium Taxes not previously deducted;

b)  the Annual Maintenance Fee as specified on Page 3; and

c)  any applicable contingent deferred sales charge shown on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.

The contingent deferred sales charge will be assessed against any Contract Values surrendered as described on Page 3. However, on a noncumulative basis, You may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the contingent deferred sales charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Annual Withdrawal Amount and additional surrenders made in any Contract Year will be subject to the contingent deferred sales charge, as described on Page 3, if applicable.

SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for Period Certain), Option 5 (Joint and Last Survivor Life Annuity with Payments for Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain, minus any applicable contingent deferred sales charge. Your surrender must occur during the Period Certain.

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SURRENDERS (CONTINUED)

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

We will waive any contingent deferred sales charge applicable to a full or partial surrender if, at the time of the surrender, all of the following conditions are met:

a) You provide written proof satisfactory to Us that You or the Annuitant were confined for at least 180 consecutive calendar days to:

       (1) a hospital recognized as a general hospital by the proper authority of the state in which it is located; or

       (2) a hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or

       (3)  a facility certified as a hospital by Medicare; or

       (4) a nursing home licensed by the state in which it is located and which has a registered nurse on duty 24 hours a day; or

       (5)  a facility certified by Medicare as a long term care facility.

b) Confinement was at the recommendation of a physician for medically necessary reasons;

c) Your surrender request is received within 91 days of the last day of confinement;

d) Neither Contract Owner(s) nor Annuitant were confined at the time the Contract was purchased or enhanced.

We will not waive any contingent deferred sales charge applicable to any premium payments made during confinement.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:

a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading will be deemed to be restricted or any emergency will be deemed to exist will be determined by rules and regulations of the Securities and Exchange Commission.

DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met:

If the Contract Owner dies, and:

a) the joint Contract Owner is living, the joint Contract Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.

c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the Beneficiary.

If the Annuitant dies, and:

a) is also the sole Contract Owner, the designated Beneficiary will be the Beneficiary.

b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The contract will continue.

c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

d) the contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

CALCULATION OF THE DEATH BENEFIT

If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable is equal to the greater of:

a)  Surrender Value, or

b) the greatest Death Benefit payable under any rider or endorsement made part of this contract.

LIMITATIONS ON THE DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:

a) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

b)  the aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:

c) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

d)  the aggregate Contract Value plus $1 million; or

e) the aggregate Contract Value plus the sum of the death benefits in excess of the aggregate Contract Value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

SETTLEMENT OF THE DEATH BENEFIT

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS

Subject to the Alternative Election or Spouse Beneficiary provisions below,

a) If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and

b) If any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:

a)  does not extend beyond such Beneficiary's life (or life expectancy); and

b) does commence within one year of the Contract Owner's date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY

If the Contract Owner's spouse becomes a Beneficiary by reason of the Contract Owner's death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:

a)  the Annuitant's 90th birthday; or

b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Our approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

ELECTION OF ANNUITY OPTION

You may elect, in writing, without deduction of any contingent deferred sales charge, any one of the annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an Annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable and/or fixed dollar depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Service tables.

ELECTION OF ANNUITY PAYMENT FREQUENCY

You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

ANNUITY CALCULATION DATE

The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

The first annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

FIXED DOLLAR ANNUITY PAYMENTS - A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

COMBINATION FIXED DOLLAR AND VARIABLE ANNUITY PAYMENTS - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

MINIMUM PAYMENT

The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return. The table for the Sixth Option is based on an Assumed Investment Return.

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant's then-attained age. The age setback is as follows:

DATE OF FIRST PAYMENT     AGE SETBACK
-----------------------------------------
   Prior to 2005            2 year
    2005 - 2014             3 years
    2015 - 2019             4 years
    2020 - 2029             5 years
    2030 - 2039             6 years
   2040 or later            7 years

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                       MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240
-----------------------------------------------------
  35     $3.35        $3.35        $3.34        $3.33
  40      3.54         3.53         3.52         3.50
  45      3.78         3.76         3.74         3.71
  50      4.08         4.05         4.01         3.95
  51      4.15         4.12         4.07         4.01
  52      4.23         4.19         4.14         4.06
  53      4.30         4.26         4.20         4.12
  54      4.38         4.34         4.27         4.18
  55      4.47         4.42         4.35         4.24
  56      4.56         4.50         4.42         4.30
  57      4.66         4.59         4.50         4.37
  58      4.76         4.68         4.58         4.43
  59      4.87         4.78         4.67         4.50
  60      4.98         4.89         4.76         4.56
  61      5.11         5.00         4.85         4.63
  62      5.24         5.11         4.94         4.69
  63      5.38         5.23         5.04         4.76
  64      5.54         5.36         5.13         4.83
  65      5.70         5.50         5.23         4.89
  66      5.87         5.63         5.34         4.95
  67      6.06         5.78         5.44         5.01
  68      6.25         5.93         5.54         5.07
  69      6.46         6.08         5.64         5.12
  70      6.69         6.24         5.74         5.17
  75      8.05         7.10         6.21         5.36
  80      9.97         7.97         6.56         5.47

                      FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
 AGE    NONE          120          180          240
------  ---------------------------------------------
  35     $3.18        $3.18        $3.18        $3.17
  40      3.33         3.33         3.32         3.31
  45      3.52         3.51         3.50         3.49
  50      3.76         3.75         3.73         3.70
  51      3.81         3.80         3.78         3.75
  52      3.87         3.86         3.84         3.80
  53      3.93         3.92         3.89         3.85
  54      4.00         3.98         3.95         3.91
  55      4.07         4.04         4.01         3.96
  56      4.14         4.11         4.08         4.02
  57      4.22         4.19         4.15         4.08
  58      4.30         4.26         4.22         4.15
  59      4.38         4.35         4.29         4.21
  60      4.47         4.43         4.37         4.28
  61      4.57         4.52         4.45         4.35
  62      4.67         4.62         4.54         4.42
  63      4.78         4.72         4.63         4.49
  64      4.90         4.83         4.72         4.56
  65      5.03         4.94         4.82         4.63
  66      5.16         5.06         4.92         4.70
  67      5.30         5.19         5.02         4.78
  68      5.45         5.32         5.13         4.85
  69      5.62         5.46         5.24         4.92
  70      5.80         5.61         5.35         4.98
  75      6.92         6.46         5.91         5.26
  80      8.57         7.45         6.39         5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.84         4.06
  65      3.17         3.31         3.47         3.67         3.91         4.19
  70      3.17         3.32         3.49         3.71         3.97         4.29
  75      3.18         3.32         3.50         3.73         4.01         4.36
  80      3.18         3.33         3.51         3.74         4.03         4.40
  85      3.18         3.33         3.51         3.75         4.05         4.43
  90      3.18         3.33         3.52         3.75         4.05         4.45

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34         $3.35
  40      3.46         3.49         3.51         3.52         3.53          3.53
  45      3.64         3.69         3.72         3.74         3.76          3.77
  50      3.84         3.92         3.98         4.02         4.05          4.06
  55      4.06         4.19         4.29         4.36         4.41          4.43
  60      4.28         4.48         4.65         4.78         4.87          4.92
  65      4.48         4.78         5.06         5.29         5.46          5.56
  70      4.66         5.07         5.49         5.88         6.18          6.39
  75      4.79         5.31         5.90         6.49         7.02          7.42
  80      4.88         5.49         6.24         7.08         7.92          8.63
  85      4.94         5.62         6.50         7.58         8.78          9.92
  90      4.98         5.70         6.68         7.96         9.52         11.18

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.83         4.05
  65      3.17         3.31         3.47         3.67         3.91         4.18
  70      3.17         3.31         3.49         3.70         3.97         4.28
  75      3.18         3.32         3.50         3.72         4.00         4.35
  80      3.18         3.32         3.51         3.73         4.02         4.39
  85      3.18         3.33         3.51         3.74         4.04         4.41
  90      3.18         3.33         3.51         3.74         4.04         4.42

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34        $3.34
  40      3.46         3.49         3.51         3.52         3.53         3.53
  45      3.64         3.69         3.72         3.74         3.75         3.76
  50      3.84         3.92         3.97         4.01         4.03         4.05
  55      4.05         4.18         4.28         4.35         4.39         4.40
  60      4.27         4.47         4.64         4.76         4.83         4.86
  65      4.48         4.77         5.04         5.24         5.38         5.45
  70      4.65         5.05         5.45         5.79         6.02         6.16
  75      4.77         5.27         5.82         6.32         6.71         6.94
  80      4.86         5.43         6.10         6.79         7.35         7.70
  85      4.90         5.53         6.30         7.12         7.85         8.33
  90      4.93         5.58         6.40         7.32         8.16         8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MALE ANNUITANT
                             MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.63        $4.62        $4.61        $4.60             $4.60
  40       4.80         4.78         4.77         4.74              4.74
  45       5.02         4.99         4.96         4.91              4.92
  50       5.30         5.25         5.20         5.13              5.16
  51       5.36         5.31         5.26         5.18              5.21
  52       5.43         5.38         5.31         5.23              5.27
  53       5.51         5.45         5.37         5.28              5.33
  54       5.58         5.52         5.44         5.33              5.39
  55       5.67         5.59         5.50         5.38              5.46
  56       5.75         5.67         5.57         5.44              5.53
  57       5.85         5.75         5.64         5.49              5.60
  58       5.95         5.84         5.72         5.55              5.68
  59       6.05         5.94         5.80         5.61              5.76
  60       6.17         6.04         5.88         5.67              5.85
  61       6.29         6.14         5.96         5.73              5.94
  62       6.42         6.25         6.05         5.78              6.04
  63       6.56         6.37         6.14         5.84              6.14
  64       6.71         6.49         6.23         5.90              6.24
  65       6.87         6.62         6.32         5.96              6.36
  66       7.05         6.75         6.41         6.01              6.47
  67       7.23         6.89         6.51         6.06              6.60
  68       7.43         7.03         6.60         6.11              6.73
  69       7.65         7.18         6.69         6.16              6.87
  70       7.87         7.33         6.79         6.21              7.01
  75       9.25         8.14         7.21         6.38              7.85
  80      11.20         8.97         7.53         6.47              8.92

                                  FEMALE ANNUITANT
                            MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240           CASH REFUND
------  --------------------------------------------------------------------
  35     $4.48        $4.48        $4.47        $4.47             $4.46
  40      4.60         4.60         4.59         4.58              4.58
  45      4.77         4.75         4.74         4.72              4.72
  50      4.98         4.96         4.94         4.90              4.91
  51      5.03         5.01         4.98         4.94              4.95
  52      5.08         5.06         5.03         4.99              5.00
  53      5.14         5.11         5.08         5.03              5.05
  54      5.20         5.17         5.13         5.08              5.10
  55      5.26         5.23         5.19         5.13              5.16
  56      5.33         5.29         5.25         5.18              5.21
  57      5.40         5.36         5.31         5.24              5.27
  58      5.48         5.43         5.37         5.29              5.34
  59      5.56         5.51         5.44         5.35              5.41
  60      5.65         5.59         5.51         5.41              5.48
  61      5.74         5.67         5.59         5.47              5.55
  62      5.84         5.76         5.67         5.53              5.63
  63      5.95         5.86         5.75         5.59              5.72
  64      6.06         5.96         5.84         5.66              5.81
  65      6.18         6.07         5.93         5.72              5.91
  66      6.31         6.18         6.02         5.79              6.01
  67      6.46         6.30         6.11         5.85              6.12
  68      6.61         6.43         6.21         5.92              6.23
  69      6.77         6.57         6.31         5.98              6.35
  70      6.95         6.71         6.42         6.04              6.48
  75      8.08         7.53         6.94         6.29              7.25
  80      9.75         8.47         7.37         6.43              8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.54         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.21
  65      4.46         4.57         4.71         4.88         5.09         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.43
  75      4.47         4.59         4.74         4.94         5.19         5.51
  80      4.48         4.59         4.75         4.95         5.21         5.56
  85      4.48         4.60         4.76         4.96         5.23         5.60
  90      4.48         4.60         4.76         4.97         5.25         5.62

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61         $4.62         $4.63
  40      4.70         4.73         4.75         4.77          4.78          4.79
  45      4.85         4.90         4.94         4.97          4.99          5.00
  50      5.02         5.10         5.17         5.21          5.25          5.27
  55      5.21         5.34         5.45         5.53          5.58          5.62
  60      5.41         5.61         5.78         5.92          6.02          6.08
  65      5.60         5.89         6.17         6.40          6.58          6.70
  70      5.78         6.17         6.58         6.97          7.29          7.52
  75      5.91         6.41         6.98         7.57          8.11          8.53
  80      6.01         6.60         7.33         8.16          9.00          9.72
  85      6.08         6.73         7.60         8.66          9.86         11.01
  90      6.12         6.82         7.79         9.05         10.61         12.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.53         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.20
  65      4.46         4.57         4.71         4.88         5.08         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.42
  75      4.47         4.59         4.74         4.93         5.18         5.49
  80      4.47         4.59         4.75         4.95         5.20         5.54
  85      4.48         4.60         4.75         4.95         5.22         5.57
  90      4.48         4.60         4.75         4.96         5.23         5.58

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61        $4.62        $4.62
  40      4.70         4.73         4.75         4.77         4.78         4.78
  45      4.85         4.90         4.93         4.96         4.98         4.99
  50      5.02         5.10         5.16         5.20         5.23         5.24
  55      5.21         5.33         5.44         5.51         5.55         5.58
  60      5.41         5.60         5.76         5.89         5.97         6.01
  65      5.60         5.88         6.14         6.35         6.49         6.57
  70      5.76         6.14         6.52         6.86         7.10         7.24
  75      5.89         6.36         6.88         7.37         7.75         7.98
  80      5.97         6.52         7.16         7.82         8.36         8.70
  85      6.03         6.62         7.35         8.14         8.83         9.29
  90      6.05         6.68         7.46         8.34         9.13         9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                        MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------------------------------------------------------
  35      $5.31        $5.30        $5.29        $5.27
  40       5.46         5.45         5.43         5.40
  45       5.67         5.64         5.60         5.56
  50       5.94         5.89         5.83         5.75
  51       6.00         5.94         5.88         5.80
  52       6.07         6.00         5.93         5.84
  53       6.14         6.07         5.99         5.89
  54       6.22         6.14         6.05         5.94
  55       6.30         6.21         6.11         5.99
  56       6.38         6.28         6.18         6.04
  57       6.47         6.36         6.24         6.09
  58       6.57         6.45         6.32         6.14
  59       6.67         6.54         6.39         6.19
  60       6.78         6.64         6.47         6.25
  61       6.90         6.74         6.55         6.30
  62       7.03         6.84         6.63         6.36
  63       7.17         6.96         6.71         6.41
  64       7.32         7.07         6.80         6.47
  65       7.48         7.20         6.88         6.52
  66       7.66         7.33         6.97         6.57
  67       7.84         7.46         7.06         6.62
  68       8.04         7.60         7.15         6.67
  69       8.25         7.74         7.24         6.71
  70       8.48         7.89         7.33         6.75
  75       9.86         8.68         7.73         6.91
  80      11.81         9.47         8.04         7.00

                       FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------  ----------------------------------------------
  35      $5.17        $5.17        $5.16        $5.15
  40       5.28         5.27         5.26         5.25
  45       5.43         5.42         5.40         5.38
  50       5.63         5.60         5.58         5.54
  51       5.67         5.65         5.62         5.58
  52       5.72         5.70         5.66         5.62
  53       5.78         5.75         5.71         5.66
  54       5.84         5.80         5.76         5.70
  55       5.90         5.86         5.81         5.75
  56       5.96         5.92         5.87         5.80
  57       6.03         5.98         5.92         5.85
  58       6.10         6.05         5.98         5.90
  59       6.18         6.12         6.05         5.95
  60       6.27         6.20         6.12         6.01
  61       6.36         6.28         6.19         6.06
  62       6.46         6.37         6.26         6.12
  63       6.56         6.46         6.34         6.18
  64       6.67         6.56         6.42         6.24
  65       6.79         6.66         6.51         6.30
  66       6.92         6.77         6.59         6.36
  67       7.06         6.89         6.69         6.42
  68       7.21         7.01         6.78         6.48
  69       7.37         7.14         6.88         6.54
  70       7.54         7.28         6.97         6.59
  75       8.67         8.08         7.47         6.83
  80      10.35         8.99         7.89         6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.48         5.64         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.94
  70      5.16         5.26         5.38         5.55         5.77         6.04
  75      5.16         5.26         5.40         5.58         5.81         6.11
  80      5.17         5.27         5.41         5.60         5.84         6.17
  85      5.17         5.27         5.42         5.61         5.86         6.21
  90      5.17         5.28         5.42         5.61         5.88         6.23

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $5.25        $5.27        $5.28        $5.29         $5.30         $5.30
  40      5.36         5.39         5.41         5.43          5.45          5.45
  45      5.49         5.54         5.58         5.61          5.64          5.65
  50      5.65         5.73         5.80         5.85          5.88          5.91
  55      5.82         5.95         6.06         6.14          6.20          6.24
  60      6.01         6.20         6.37         6.52          6.62          6.69
  65      6.20         6.47         6.75         6.99          7.17          7.30
  70      6.36         6.74         7.15         7.54          7.86          8.10
  75      6.50         6.98         7.54         8.13          8.67          9.10
  80      6.60         7.17         7.89         8.71          9.55         10.28
  85      6.68         7.31         8.16         9.22         10.41         11.56
  90      6.72         7.40         8.36         9.62         11.16         12.81

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.47         5.63         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.93
  70      5.16         5.25         5.38         5.55         5.76         6.03
  75      5.16         5.26         5.40         5.57         5.80         6.10
  80      5.17         5.27         5.41         5.59         5.83         6.15
  85      5.17         5.27         5.41         5.60         5.84         6.17
  90      5.17         5.27         5.41         5.60         5.85         6.19

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $5.25        $5.26        $5.28        $5.29        $5.30         $5.30
  40      5.36         5.39         5.41         5.43         5.44          5.44
  45      5.49         5.54         5.58         5.61         5.62          5.63
  50      5.65         5.72         5.79         5.83         5.86          5.88
  55      5.82         5.94         6.04         6.12         6.17          6.19
  60      6.01         6.19         6.36         6.48         6.56          6.61
  65      6.19         6.46         6.71         6.92         7.07          7.14
  70      6.35         6.71         7.08         7.42         7.66          7.79
  75      6.47         6.93         7.43         7.91         8.29          8.51
  80      6.56         7.09         7.71         8.35         8.88          9.21
  85      6.62         7.19         7.90         8.67         9.34          9.78
  90      6.64         7.25         8.01         8.86         9.63         10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240
-----------------------------------------------------
  35     $3.27        $3.26        $3.26        $3.25
  40      3.44         3.43         3.42         3.41
  45      3.65         3.64         3.62         3.60
  50      3.92         3.90         3.87         3.83
  51      3.98         3.96         3.93         3.88
  52      4.05         4.02         3.99         3.93
  53      4.12         4.09         4.05         3.99
  54      4.19         4.16         4.11         4.05
  55      4.27         4.23         4.18         4.11
  56      4.35         4.31         4.25         4.17
  57      4.44         4.39         4.33         4.23
  58      4.53         4.47         4.40         4.29
  59      4.62         4.56         4.48         4.36
  60      4.73         4.66         4.57         4.43
  61      4.84         4.76         4.65         4.49
  62      4.95         4.87         4.74         4.56
  63      5.08         4.98         4.84         4.63
  64      5.21         5.09         4.93         4.70
  65      5.36         5.22         5.03         4.77
  66      5.51         5.35         5.13         4.83
  67      5.67         5.48         5.24         4.90
  68      5.85         5.63         5.34         4.96
  69      6.03         5.77         5.45         5.03
  70      6.23         5.93         5.55         5.08
  75      7.47         6.79         6.07         5.32
  80      9.25         7.72         6.48         5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
  40         3.10         3.17         3.23         3.29         3.33         3.36
  45         3.14         3.23         3.32         3.40         3.47         3.52
  50         3.18         3.29         3.40         3.51         3.61         3.70
  55         3.21         3.33         3.47         3.61         3.76         3.89
  60         3.22         3.36         3.52         3.70         3.89         4.08
  65         3.24         3.39         3.56         3.77         4.00         4.25
  70         3.25         3.41         3.59         3.82         4.09         4.40
  75         3.26         3.42         3.62         3.86         4.16         4.52
  80         3.26         3.43         3.63         3.88         4.20         4.60
  85         3.26         3.43         3.64         3.90         4.23         4.65
  90         3.27         3.43         3.64         3.91         4.25         4.69

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  ------------------------------------------------------------------------
  35        $3.24        $3.25        $3.26        $3.26        $3.26         $3.27
  40         3.39         3.41         3.42         3.43         3.43          3.43
  45         3.56         3.59         3.62         3.63         3.64          3.64
  50         3.77         3.82         3.86         3.88         3.90          3.91
  55         4.00         4.09         4.16         4.20         4.23          4.25
  60         4.25         4.40         4.52         4.60         4.65          4.69
  65         4.51         4.75         4.95         5.10         5.21          5.27
  70         4.75         5.11         5.44         5.71         5.92          6.05
  75         4.95         5.44         5.94         6.41         6.79          7.06
  80         5.10         5.71         6.41         7.13         7.79          8.32
  85         5.21         5.92         6.79         7.79         8.83          9.76
  90         5.27         6.05         7.06         8.32         9.76         11.22

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
  40         3.10         3.17         3.23         3.29         3.33         3.36
  45         3.14         3.23         3.32         3.40         3.47         3.52
  50         3.18         3.29         3.40         3.51         3.61         3.70
  55         3.21         3.33         3.47         3.61         3.76         3.89
  60         3.22         3.36         3.52         3.70         3.89         4.08
  65         3.24         3.39         3.56         3.77         4.00         4.25
  70         3.25         3.40         3.59         3.82         4.09         4.40
  75         3.26         3.42         3.61         3.85         4.15         4.51
  80         3.26         3.42         3.63         3.88         4.19         4.58
  85         3.26         3.43         3.63         3.89         4.21         4.62
  90         3.26         3.43         3.64         3.90         4.22         4.65

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  -----------------------------------------------------------------------
  35        $3.24        $3.25        $3.26        $3.26        $3.26        $3.26
  40         3.39         3.40         3.42         3.42         3.43         3.43
  45         3.56         3.59         3.61         3.63         3.63         3.64
  50         3.77         3.82         3.85         3.88         3.89         3.90
  55         4.00         4.09         4.15         4.19         4.21         4.22
  60         4.25         4.40         4.51         4.58         4.62         4.65
  65         4.50         4.74         4.93         5.06         5.15         5.19
  70         4.74         5.08         5.39         5.63         5.79         5.88
  75         4.93         5.39         5.85         6.25         6.52         6.68
  80         5.06         5.63         6.25         6.82         7.26         7.53
  85         5.15         5.79         6.52         7.26         7.87         8.26
  90         5.19         5.88         6.68         7.53         8.26         8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                             MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.56        $4.55        $4.54        $4.53             $4.53
  40       4.70         4.69         4.68         4.66              4.66
  45       4.89         4.87         4.85         4.82              4.82
  50       5.14         5.11         5.07         5.02              5.03
  51       5.20         5.16         5.12         5.06              5.08
  52       5.26         5.22         5.17         5.11              5.13
  53       5.32         5.28         5.23         5.16              5.19
  54       5.39         5.34         5.29         5.21              5.25
  55       5.46         5.41         5.35         5.26              5.31
  56       5.54         5.48         5.41         5.31              5.37
  57       5.62         5.56         5.48         5.37              5.44
  58       5.71         5.64         5.55         5.43              5.51
  59       5.81         5.72         5.62         5.48              5.58
  60       5.91         5.81         5.70         5.54              5.66
  61       6.01         5.91         5.78         5.60              5.75
  62       6.13         6.01         5.86         5.66              5.83
  63       6.25         6.11         5.95         5.72              5.93
  64       6.38         6.23         6.04         5.79              6.03
  65       6.52         6.34         6.13         5.85              6.13
  66       6.68         6.47         6.22         5.91              6.24
  67       6.84         6.60         6.32         5.97              6.35
  68       7.01         6.73         6.41         6.02              6.48
  69       7.20         6.88         6.51         6.08              6.61
  70       7.40         7.02         6.61         6.13              6.74
  75       8.65         7.84         7.08         6.34              7.54
  80      10.45         8.73         7.46         6.45              8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
  40         4.40         4.45         4.50         4.54         4.58         4.61
  45         4.43         4.50         4.57         4.63         4.69         4.74
  50         4.46         4.54         4.63         4.73         4.81         4.89
  55         4.48         4.58         4.69         4.81         4.94         5.06
  60         4.50         4.61         4.74         4.89         5.06         5.23
  65         4.52         4.64         4.79         4.96         5.17         5.39
  70         4.53         4.66         4.82         5.02         5.26         5.54
  75         4.54         4.67         4.84         5.06         5.33         5.66
  80         4.55         4.68         4.86         5.09         5.38         5.75
  85         4.55         4.69         4.87         5.11         5.41         5.81
  90         4.55         4.70         4.88         5.12         5.43         5.85

 AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85            90
---------  -------------------------------------------------------------------------
  35        $4.52        $4.53        $4.54        $4.55         $4.55         $4.55
  40         4.64         4.66         4.67         4.68          4.69          4.70
  45         4.79         4.82         4.84         4.86          4.87          4.88
  50         4.96         5.02         5.06         5.09          5.11          5.12
  55         5.17         5.26         5.33         5.38          5.41          5.43
  60         5.39         5.54         5.66         5.75          5.81          5.85
  65         5.63         5.86         6.07         6.23          6.34          6.42
  70         5.86         6.20         6.53         6.81          7.03          7.18
  75         6.07         6.53         7.02         7.49          7.88          8.17
  80         6.23         6.81         7.49         8.20          8.87          9.41
  85         6.34         7.03         7.88         8.87          9.90         10.85
  90         6.42         7.18         8.17         9.41         10.85         12.30

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
  FIRST                           AGE OF SECOND ANNUITANT
ANNUITANT   35          40          45          50          55          60
---------------------------------------------------------------------------------
  35       $4.36       $4.40       $4.43       $4.46       $4.48       $4.50
  40        4.40        4.45        4.50        4.54        4.58        4.61
  45        4.43        4.50        4.57        4.63        4.69        4.74
  50        4.46        4.54        4.63        4.73        4.81        4.89
  55        4.48        4.58        4.69        4.81        4.94        5.06
  60        4.50        4.61        4.74        4.89        5.06        5.22
  65        4.52        4.64        4.78        4.96        5.16        5.39
  70        4.53        4.66        4.82        5.01        5.25        5.53
  75        4.54        4.67        4.84        5.05        5.32        5.64
  80        4.55        4.68        4.86        5.08        5.36        5.72
  85        4.55        4.69        4.87        5.09        5.39        5.77
  90        4.55        4.69        4.87        5.10        5.40        5.80

 AGE OF
  FIRST                         AGE OF SECOND ANNUITANT
ANNUITANT   65          70          75          80          85          90
---------  -----------------------------------------------------------------
  35       $4.52       $4.53       $4.54       $4.55       $4.55       $4.55
  40        4.64        4.66        4.67        4.68        4.69        4.69
  45        4.78        4.82        4.84        4.86        4.87        4.87
  50        4.96        5.01        5.05        5.08        5.09        5.10
  55        5.16        5.25        5.32        5.36        5.39        5.40
  60        5.39        5.53        5.64        5.72        5.77        5.80
  65        5.62        5.85        6.04        6.18        6.27        6.31
  70        5.85        6.17        6.47        6.71        6.88        6.97
  75        6.04        6.47        6.91        7.30        7.57        7.74
  80        6.18        6.71        7.30        7.85        8.27        8.54
  85        6.27        6.88        7.57        8.27        8.85        9.23
  90        6.31        6.97        7.74        8.54        9.23        9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                       MONTHLY PAYMENTS GUARANTEED
    AGE        NONE          120          180          240
------------------------------------------------------------
     35         $5.24        $5.23        $5.23        $5.21
     40          5.37         5.36         5.35         5.33
     45          5.55         5.53         5.50         5.47
     50          5.78         5.75         5.70         5.65
     51          5.84         5.80         5.75         5.69
     52          5.90         5.85         5.80         5.73
     53          5.96         5.91         5.85         5.78
     54          6.03         5.97         5.91         5.82
     55          6.10         6.03         5.96         5.87
     56          6.17         6.10         6.02         5.92
     57          6.25         6.17         6.09         5.97
     58          6.33         6.25         6.15         6.02
     59          6.43         6.33         6.22         6.08
     60          6.52         6.42         6.30         6.13
     61          6.63         6.51         6.37         6.19
     62          6.74         6.61         6.45         6.25
     63          6.86         6.71         6.53         6.30
     64          6.99         6.82         6.61         6.36
     65          7.13         6.93         6.70         6.42
     66          7.28         7.05         6.79         6.47
     67          7.44         7.18         6.88         6.53
     68          7.62         7.31         6.97         6.58
     69          7.80         7.45         7.07         6.63
     70          8.00         7.59         7.16         6.68
     75          9.25         8.39         7.61         6.88
     80         11.06         9.24         7.97         6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE OF
   FIRST                                AGE OF SECOND ANNUITANT
 ANNUITANT      35           40           45           50           55           60
------------------------------------------------------------------------------------------
     35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.19
     40         5.09         5.13         5.17         5.21         5.25         5.28
     45         5.12         5.17         5.23         5.29         5.35         5.40
     50         5.14         5.21         5.29         5.37         5.45         5.53
     55         5.17         5.25         5.35         5.45         5.57         5.68
     60         5.19         5.28         5.40         5.53         5.68         5.84
     65         5.20         5.31         5.44         5.60         5.78         6.00
     70         5.21         5.33         5.47         5.65         5.87         6.14
     75         5.22         5.34         5.50         5.69         5.94         6.26
     80         5.23         5.35         5.52         5.72         6.00         6.35
     85         5.23         5.36         5.53         5.75         6.04         6.42
     90         5.24         5.37         5.54         5.76         6.06         6.46

   AGE OF
   FIRST                               AGE OF SECOND ANNUITANT
 ANNUITANT      65           70           75           80           85            90
------------  -------------------------------------------------------------------------
     35        $5.20        $5.21        $5.22        $5.23         $5.23         $5.24
     40         5.31         5.33         5.34         5.35          5.36          5.37
     45         5.44         5.47         5.50         5.52          5.53          5.54
     50         5.60         5.65         5.69         5.72          5.75          5.76
     55         5.78         5.87         5.94         6.00          6.04          6.06
     60         6.00         6.14         6.26         6.35          6.42          6.46
     65         6.22         6.45         6.65         6.81          6.93          7.01
     70         6.45         6.78         7.10         7.38          7.60          7.76
     75         6.65         7.10         7.58         8.05          8.44          8.74
     80         6.81         7.38         8.05         8.75          9.42          9.97
     85         6.93         7.60         8.44         9.42         10.45         11.40
     90         7.01         7.76         8.74         9.97         11.40         12.85

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE OF
   FIRST                                AGE OF SECOND ANNUITANT
 ANNUITANT      35           40           45           50           55           60
------------------------------------------------------------------------------------------
     35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.18
     40         5.09         5.13         5.17         5.21         5.25         5.28
     45         5.12         5.17         5.23         5.29         5.35         5.39
     50         5.14         5.21         5.29         5.37         5.45         5.53
     55         5.17         5.25         5.35         5.45         5.57         5.68
     60         5.18         5.28         5.39         5.53         5.68         5.83
     65         5.20         5.30         5.43         5.59         5.78         5.99
     70         5.21         5.32         5.47         5.65         5.87         6.13
     75         5.22         5.34         5.49         5.69         5.93         6.24
     80         5.23         5.35         5.51         5.71         5.98         6.32
     85         5.23         5.36         5.52         5.73         6.01         6.37
     90         5.23         5.36         5.52         5.74         6.02         6.40

   AGE OF
   FIRST                              AGE OF SECOND ANNUITANT
 ANNUITANT      65           70           75           80           85           90
------------  ------------------------------------------------------------------------
     35        $5.20        $5.21        $5.22        $5.23        $5.23         $5.23
     40         5.30         5.32         5.34         5.35         5.36          5.36
     45         5.43         5.47         5.49         5.51         5.52          5.52
     50         5.59         5.65         5.69         5.71         5.73          5.74
     55         5.78         5.87         5.93         5.98         6.01          6.02
     60         5.99         6.13         6.24         6.32         6.37          6.40
     65         6.21         6.43         6.62         6.76         6.85          6.90
     70         6.43         6.74         7.04         7.28         7.44          7.53
     75         6.62         7.04         7.46         7.84         8.12          8.28
     80         6.76         7.28         7.84         8.38         8.80          9.06
     85         6.85         7.44         8.12         8.80         9.36          9.72
     90         6.90         7.53         8.28         9.06         9.72         10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                       Attn: Investment Product Services
                                 P.O. Box 5085
                            Hartford, CT 06102-5085

                                     [LOGO]
                                 HARTFORD LIFE

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
         (a stock life insurance company, herein called the "Company")

We will pay the first of a series of annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

     [ /s/ Donald C. Hunt              /s/ John C. Walters
     --------------------------------  --------------------------------
     DONALD C. HUNT, SECRETARY         JOHN C. WALTERS, PRESIDENT ]

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

                                     [LOGO]
                                  THE HARTFORD

                               TABLE OF CONTENTS

                                                                       PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                   3
Definition of Certain Terms                                               4
Premium Payments                                                          6
Valuation Provisions                                                      6
Transfers Between Accounts                                                7
Contract Control Provisions                                               8
General Provisions                                                        9
Surrenders                                                               10
Death Benefits                                                           11
Settlement Provisions                                                    14
Annuity Tables                                                           16

                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER            [SPECIMEN]            CONTRACT ISSUE DATE             [SEPTEMBER 14, 2009]
NAME OF ANNUITANT          [JAMES SCOTT]         ANNUITY COMMENCEMENT DATE       [JANUARY 1, 2039]
ANNUITANT AGE              [35]                  INITIAL PREMIUM PAYMENT         [$2,000]
ANNUITANT GENDER           [MALE]                MINIMUM SUBSEQUENT PAYMENT      [$500]
CONTINGENT ANNUITANT       [PAUL SCOTT]
DESIGNATED BENEFICIARY     [ANN SCOTT]
CONTRACT OWNER             [JAMES SCOTT]

                            DESCRIPTION OF BENEFITS

             INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT: [HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE ACCOUNT SEVEN]

MORTALITY AND EXPENSE RISK CHARGE: [1.15%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ADMINISTRATION CHARGE: [0.20%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.

ANNUAL MAINTENANCE FEE: $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY. $[30] IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY SURRENDERED.

MINIMUM AMOUNT RULE: THE MINIMUM AMOUNT RULE OF THE "PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE" SECTION OF THE CONTRACT PROVIDES THAT A MINIMUM CONTRACT VALUE MUST BE MAINTAINED IN THE CONTRACT. AS OF THE CONTRACT ISSUE DATE, THE MINIMUM CONTRACT VALUE EQUALS [$2,000]. WE RESERVE THE RIGHT TO INCREASE THE MINIMUM CONTRACT VALUE AT OUR DISCRETION, BUT IN NO EVENT WILL IT EXCEED $10,000.

                            CONTRACT SPECIFICATIONS

ANNUAL WITHDRAWAL AMOUNT (AWA): THE AMOUNT THAT CAN BE WITHDRAWN IN ANY CONTRACT YEAR WITHOUT INCURRING A CONTINGENT DEFERRED SALES CHARGE. THIS EQUALS 100% OF REMAINING GROSS PREMIUMS MADE MORE THAN [1] YEAR(S) AGO PLUS THE GREATER OF (A) OR (B) WHERE:

          (A) = CONTRACT VALUE AS OF THE WITHDRAWAL DATE MINUS REMAINING GROSS PREMIUMS.

          (B) = [5%] OF PREMIUM PAYMENTS MADE DURING EACH OF THE LAST [1] YEAR(S) PRIOR TO WITHDRAWAL PER CONTRACT YEAR ON A NONCUMULATIVE BASIS.

          AWA FORMULA:

          AWA = REMAINING GROSS PREMIUMS NO LONGER SUBJECT TO CONTINGENT DEFERRED SALES CHARGE + MAXIMUM (EARNINGS, [5%] OF PREMIUM PAYMENTS STILL SUBJECT TO CONTINGENT DEFERRED SALES CHARGE) WHERE: REMAINING GROSS PREMIUMS (RGP) = TOTAL PREMIUM PAYMENTS - PRIOR WITHDRAWALS IN EXCESS OF THE AWA AT THE TIME OF THAT WITHDRAWAL; AND EARNINGS = MAXIMUM (CONTRACT VALUE - RGP, 0).

CONTINGENT DEFERRED SALES CHARGE (CHARGE):

WE MAY ASSESS A CONTINGENT DEFERRED SALES CHARGE WHEN YOU REQUEST A FULL OR PARTIAL SURRENDER. THE CHARGE IS BASED ON THE AMOUNT YOU CHOOSE TO SURRENDER AND HOW LONG YOUR PREMIUM PAYMENTS HAVE BEEN IN THE CONTRACT. EACH PREMIUM PAYMENT HAS ITS OWN CHARGE SCHEDULE. PREMIUM PAYMENTS ARE SURRENDERED IN THE ORDER IN WHICH THEY ARE RECEIVED. THE AMOUNT ASSESSED A CHARGE WILL NOT EXCEED YOUR REMAINING GROSS PREMIUMS AS DEFINED ABOVE. AMOUNTS WITHDRAWN IN EXCESS OF THE ANNUAL FREE WITHDRAWAL AMOUNT ARE SUBJECT TO THE CHARGE.

FOR FULL SURRENDERS, THE CHARGE WILL BE CALCULATED BASED ON THE GREATER OF (A) OR (B), WHERE:

       (A) = CONTRACT VALUE AS OF THE DATE OF THE WITHDRAWAL MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

       (B) = REMAINING GROSS PREMIUM AS DEFINED ABOVE MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

FOR PARTIAL SURRENDERS, THE CHARGE WILL BE CALCULATED BASED ON THE PARTIAL SURRENDER AMOUNT AS OF THE DATE OF THE WITHDRAWAL MINUS THE APPLICABLE ANNUAL WITHDRAWAL AMOUNT.

THE PERCENTAGES USED TO CALCULATE THE CHARGE ARE EQUAL TO:

                   NUMBER OF YEARS FROM
   CHARGE          EACH PREMIUM PAYMENT
--------------------------------------------
   [2.00%                   1
   0.00%            2] AND THEREAFTER

NO CONTINGENT DEFERRED SALES CHARGE WILL BE ASSESSED IF ONLY THE ANNUAL WITHDRAWAL AMOUNT IS TAKEN, OR ELIGIBILITY REQUIREMENTS ARE MET FOR THE WAIVER OF THE CONTINGENT DEFERRED SALES CHARGE.

                                    3A

DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this contract should be sent to Our mailing address: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on each Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUAL WITHDRAWAL AMOUNT - The amount that can be withdrawn in any Contract Year prior to incurring surrender charges.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

ASSUMED INVESTMENT RETURN ("AIR") - The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed annuity payments.

CONTINGENT ANNUITANT - The person You designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

CONTRACT OWNER(S) - The owner(s) or holder of the contract.

CONTRACT VALUE - The aggregate value of the Accounts on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DEATH BENEFIT - The amount that We will pay upon the death of the Contract Owner or the Annuitant, as applicable.

DUE PROOF OF DEATH - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.

FUNDS - The securities which underlie Your Sub-Accounts.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

INTERNAL REVENUE CODE - The United States Internal Revenue Code of 1986, as amended or any successor law.

INTERNAL REVENUE SERVICE - The United States Internal Revenue Service or any successor agency.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

PAYEE - The person, designated by You, to whom annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An account that We established to separate the assets funding the variable benefits for this type of contract from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable contingent deferred sales charges, Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).

PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from You under all deferred variable annuity contracts issued by Us or Our affiliates then equals or exceeds $1,000,000.

If You are exchanging from one of Our existing contracts, You may be eligible for certain credits applied to the amount exchanged. Eligibility for such credits will be extended to all members of any class of business We designate.

ALLOCATION OF PREMIUM PAYMENTS

Premium payments, minus any applicable Premium Tax We may deduct, will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment, minus any applicable Premium Taxes We may deduct, and is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to:

a) the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of the Valuation Period; divided by

b) the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by

c) the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:

a)  the number of Accumulation Units in that Sub-Account by

b)  the Accumulation Unit value as of that Valuation Day.

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day; by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by

c)  the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of this contract. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rata basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN ACCOUNTS

TRANSFERS BETWEEN ACCOUNTS

You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:

a)  the requirement of a minimum time period between each transfer;

b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or

c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

DOLLAR COST AVERAGING AND OTHER PROGRAMS

From time to time, We may offer various programs, including, but not limited to, systematic transfer or dollar cost averaging programs, enhanced interest rate dollar cost averaging programs, interest averaging programs, and various other programs ("Program").

You may obtain the applicable rules, restrictions, credited rate (if applicable) and the duration for a Program when you enroll in the Program. You may terminate participation in a Program at any time by calling or writing Us.

We may discontinue, modify or amend any Program that We establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP

You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

BENEFICIARY

The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.

GENERAL PROVISIONS

THE CONTRACT

This contract and the endorsements or riders, if any, constitute the entire contract.

CONTRACT MODIFICATION

No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

MINIMUM VALUE STATEMENT

Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NON-PARTICIPATION

This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND GENDER

If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

You will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to You.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL

The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION

This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

SURRENDERS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:

a)  any applicable Premium Taxes not previously deducted;

b)  the Annual Maintenance Fee as specified on Page 3; and

c)  any applicable contingent deferred sales charge shown on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.

The contingent deferred sales charge will be assessed against any Contract Values surrendered as described on Page 3. However, on a noncumulative basis, You may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the contingent deferred sales charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Annual Withdrawal Amount and additional surrenders made in any Contract Year will be subject to the contingent deferred sales charge, as described on Page 3, if applicable.

SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for Period Certain), Option 5 (Joint and Last Survivor Life Annuity with Payments for Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain, minus any applicable contingent deferred sales charge. Your surrender must occur during the Period Certain.

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

We will waive any contingent deferred sales charge applicable to a full or partial surrender if, at the time of the surrender, all of the following conditions are met:

a) You provide written proof satisfactory to Us that You or the Annuitant were confined for at least 180 consecutive calendar days to:

       (1) a hospital recognized as a general hospital by the proper authority of the state in which it is located; or

       (2) a hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or

       (3)  a facility certified as a hospital by Medicare; or

       (4) a nursing home licensed by the state in which it is located and which has a registered nurse on duty 24 hours a day; or

       (5)  a facility certified by Medicare as a long term care facility.

b) Confinement was at the recommendation of a physician for medically necessary reasons;

c) Your surrender request is received within 91 days of the last day of confinement;

d) Neither Contract Owner(s) nor Annuitant were confined at the time the Contract was purchased or enhanced.

We will not waive any contingent deferred sales charge applicable to any premium payments made during confinement.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:

a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading will be deemed to be restricted or any emergency will be deemed to exist will be determined by rules and regulations of the Securities and Exchange Commission.

DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met:

If the Contract Owner dies, and:

a) the joint Contract Owner is living, the joint Contract Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.

c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the Beneficiary.

If the Annuitant dies, and:

a) is also the sole Contract Owner, the designated Beneficiary will be the Beneficiary.

b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The contract will continue.

c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

d) the contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

CALCULATION OF THE DEATH BENEFIT

If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable is equal to the greater of:

a)  Surrender Value, or

b) the greatest Death Benefit payable under any rider or endorsement made part of this contract.

LIMITATIONS ON THE DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:

a) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

b)  the aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:

c) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

d)  the aggregate Contract Value plus $1 million; or

e) the aggregate Contract Value plus the sum of the death benefits in excess of the aggregate Contract Value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

SETTLEMENT OF THE DEATH BENEFIT

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS

Subject to the Alternative Election or Spouse Beneficiary provisions below,

a) If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and

b) If any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:

a)  does not extend beyond such Beneficiary's life (or life expectancy); and

b) does commence within one year of the Contract Owner's date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY

If the Contract Owner's spouse becomes a Beneficiary by reason of the Contract Owner's death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:

a)  the Annuitant's 90th birthday; or

b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Our approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

ELECTION OF ANNUITY OPTION

You may elect, in writing, without deduction of any contingent deferred sales charge, any one of the annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an Annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable and/or fixed dollar depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Service tables.

ELECTION OF ANNUITY PAYMENT FREQUENCY

You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

ANNUITY CALCULATION DATE

The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

The first annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

FIXED DOLLAR ANNUITY PAYMENTS - A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

COMBINATION FIXED DOLLAR AND VARIABLE ANNUITY PAYMENTS - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

MINIMUM PAYMENT

The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return. The table for the Sixth Option is based on an Assumed Investment Return.

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant's then-attained age. The age setback is as follows:

DATE OF FIRST PAYMENT     AGE SETBACK
-----------------------------------------
   Prior to 2005            2 year
    2005 - 2014             3 years
    2015 - 2019             4 years
    2020 - 2029             5 years
    2030 - 2039             6 years
   2040 or later            7 years

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                       MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
-----------------------------------------------------
  35     $3.35        $3.35        $3.34        $3.33
  40      3.54         3.53         3.52         3.50
  45      3.78         3.76         3.74         3.71
  50      4.08         4.05         4.01         3.95
  51      4.15         4.12         4.07         4.01
  52      4.23         4.19         4.14         4.06
  53      4.30         4.26         4.20         4.12
  54      4.38         4.34         4.27         4.18
  55      4.47         4.42         4.35         4.24
  56      4.56         4.50         4.42         4.30
  57      4.66         4.59         4.50         4.37
  58      4.76         4.68         4.58         4.43
  59      4.87         4.78         4.67         4.50
  60      4.98         4.89         4.76         4.56
  61      5.11         5.00         4.85         4.63
  62      5.24         5.11         4.94         4.69
  63      5.38         5.23         5.04         4.76
  64      5.54         5.36         5.13         4.83
  65      5.70         5.50         5.23         4.89
  66      5.87         5.63         5.34         4.95
  67      6.06         5.78         5.44         5.01
  68      6.25         5.93         5.54         5.07
  69      6.46         6.08         5.64         5.12
  70      6.69         6.24         5.74         5.17
  75      8.05         7.10         6.21         5.36
  80      9.97         7.97         6.56         5.47

                      FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
------  ---------------------------------------------
  35     $3.18        $3.18        $3.18        $3.17
  40      3.33         3.33         3.32         3.31
  45      3.52         3.51         3.50         3.49
  50      3.76         3.75         3.73         3.70
  51      3.81         3.80         3.78         3.75
  52      3.87         3.86         3.84         3.80
  53      3.93         3.92         3.89         3.85
  54      4.00         3.98         3.95         3.91
  55      4.07         4.04         4.01         3.96
  56      4.14         4.11         4.08         4.02
  57      4.22         4.19         4.15         4.08
  58      4.30         4.26         4.22         4.15
  59      4.38         4.35         4.29         4.21
  60      4.47         4.43         4.37         4.28
  61      4.57         4.52         4.45         4.35
  62      4.67         4.62         4.54         4.42
  63      4.78         4.72         4.63         4.49
  64      4.90         4.83         4.72         4.56
  65      5.03         4.94         4.82         4.63
  66      5.16         5.06         4.92         4.70
  67      5.30         5.19         5.02         4.78
  68      5.45         5.32         5.13         4.85
  69      5.62         5.46         5.24         4.92
  70      5.80         5.61         5.35         4.98
  75      6.92         6.46         5.91         5.26
  80      8.57         7.45         6.39         5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.84         4.06
  65      3.17         3.31         3.47         3.67         3.91         4.19
  70      3.17         3.32         3.49         3.71         3.97         4.29
  75      3.18         3.32         3.50         3.73         4.01         4.36
  80      3.18         3.33         3.51         3.74         4.03         4.40
  85      3.18         3.33         3.51         3.75         4.05         4.43
  90      3.18         3.33         3.52         3.75         4.05         4.45

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34         $3.35
  40      3.46         3.49         3.51         3.52         3.53          3.53
  45      3.64         3.69         3.72         3.74         3.76          3.77
  50      3.84         3.92         3.98         4.02         4.05          4.06
  55      4.06         4.19         4.29         4.36         4.41          4.43
  60      4.28         4.48         4.65         4.78         4.87          4.92
  65      4.48         4.78         5.06         5.29         5.46          5.56
  70      4.66         5.07         5.49         5.88         6.18          6.39
  75      4.79         5.31         5.90         6.49         7.02          7.42
  80      4.88         5.49         6.24         7.08         7.92          8.63
  85      4.94         5.62         6.50         7.58         8.78          9.92
  90      4.98         5.70         6.68         7.96         9.52         11.18

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.83         4.05
  65      3.17         3.31         3.47         3.67         3.91         4.18
  70      3.17         3.31         3.49         3.70         3.97         4.28
  75      3.18         3.32         3.50         3.72         4.00         4.35
  80      3.18         3.32         3.51         3.73         4.02         4.39
  85      3.18         3.33         3.51         3.74         4.04         4.41
  90      3.18         3.33         3.51         3.74         4.04         4.42

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34        $3.34
  40      3.46         3.49         3.51         3.52         3.53         3.53
  45      3.64         3.69         3.72         3.74         3.75         3.76
  50      3.84         3.92         3.97         4.01         4.03         4.05
  55      4.05         4.18         4.28         4.35         4.39         4.40
  60      4.27         4.47         4.64         4.76         4.83         4.86
  65      4.48         4.77         5.04         5.24         5.38         5.45
  70      4.65         5.05         5.45         5.79         6.02         6.16
  75      4.77         5.27         5.82         6.32         6.71         6.94
  80      4.86         5.43         6.10         6.79         7.35         7.70
  85      4.90         5.53         6.30         7.12         7.85         8.33
  90      4.93         5.58         6.40         7.32         8.16         8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MALE ANNUITANT
                             MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.63        $4.62        $4.61        $4.60             $4.60
  40       4.80         4.78         4.77         4.74              4.74
  45       5.02         4.99         4.96         4.91              4.92
  50       5.30         5.25         5.20         5.13              5.16
  51       5.36         5.31         5.26         5.18              5.21
  52       5.43         5.38         5.31         5.23              5.27
  53       5.51         5.45         5.37         5.28              5.33
  54       5.58         5.52         5.44         5.33              5.39
  55       5.67         5.59         5.50         5.38              5.46
  56       5.75         5.67         5.57         5.44              5.53
  57       5.85         5.75         5.64         5.49              5.60
  58       5.95         5.84         5.72         5.55              5.68
  59       6.05         5.94         5.80         5.61              5.76
  60       6.17         6.04         5.88         5.67              5.85
  61       6.29         6.14         5.96         5.73              5.94
  62       6.42         6.25         6.05         5.78              6.04
  63       6.56         6.37         6.14         5.84              6.14
  64       6.71         6.49         6.23         5.90              6.24
  65       6.87         6.62         6.32         5.96              6.36
  66       7.05         6.75         6.41         6.01              6.47
  67       7.23         6.89         6.51         6.06              6.60
  68       7.43         7.03         6.60         6.11              6.73
  69       7.65         7.18         6.69         6.16              6.87
  70       7.87         7.33         6.79         6.21              7.01
  75       9.25         8.14         7.21         6.38              7.85
  80      11.20         8.97         7.53         6.47              8.92

                                  FEMALE ANNUITANT
                            MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240           CASH REFUND
------  --------------------------------------------------------------------
  35     $4.48        $4.48        $4.47        $4.47             $4.46
  40      4.60         4.60         4.59         4.58              4.58
  45      4.77         4.75         4.74         4.72              4.72
  50      4.98         4.96         4.94         4.90              4.91
  51      5.03         5.01         4.98         4.94              4.95
  52      5.08         5.06         5.03         4.99              5.00
  53      5.14         5.11         5.08         5.03              5.05
  54      5.20         5.17         5.13         5.08              5.10
  55      5.26         5.23         5.19         5.13              5.16
  56      5.33         5.29         5.25         5.18              5.21
  57      5.40         5.36         5.31         5.24              5.27
  58      5.48         5.43         5.37         5.29              5.34
  59      5.56         5.51         5.44         5.35              5.41
  60      5.65         5.59         5.51         5.41              5.48
  61      5.74         5.67         5.59         5.47              5.55
  62      5.84         5.76         5.67         5.53              5.63
  63      5.95         5.86         5.75         5.59              5.72
  64      6.06         5.96         5.84         5.66              5.81
  65      6.18         6.07         5.93         5.72              5.91
  66      6.31         6.18         6.02         5.79              6.01
  67      6.46         6.30         6.11         5.85              6.12
  68      6.61         6.43         6.21         5.92              6.23
  69      6.77         6.57         6.31         5.98              6.35
  70      6.95         6.71         6.42         6.04              6.48
  75      8.08         7.53         6.94         6.29              7.25
  80      9.75         8.47         7.37         6.43              8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.54         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.21
  65      4.46         4.57         4.71         4.88         5.09         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.43
  75      4.47         4.59         4.74         4.94         5.19         5.51
  80      4.48         4.59         4.75         4.95         5.21         5.56
  85      4.48         4.60         4.76         4.96         5.23         5.60
  90      4.48         4.60         4.76         4.97         5.25         5.62

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61         $4.62         $4.63
  40      4.70         4.73         4.75         4.77          4.78          4.79
  45      4.85         4.90         4.94         4.97          4.99          5.00
  50      5.02         5.10         5.17         5.21          5.25          5.27
  55      5.21         5.34         5.45         5.53          5.58          5.62
  60      5.41         5.61         5.78         5.92          6.02          6.08
  65      5.60         5.89         6.17         6.40          6.58          6.70
  70      5.78         6.17         6.58         6.97          7.29          7.52
  75      5.91         6.41         6.98         7.57          8.11          8.53
  80      6.01         6.60         7.33         8.16          9.00          9.72
  85      6.08         6.73         7.60         8.66          9.86         11.01
  90      6.12         6.82         7.79         9.05         10.61         12.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.53         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.20
  65      4.46         4.57         4.71         4.88         5.08         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.42
  75      4.47         4.59         4.74         4.93         5.18         5.49
  80      4.47         4.59         4.75         4.95         5.20         5.54
  85      4.48         4.60         4.75         4.95         5.22         5.57
  90      4.48         4.60         4.75         4.96         5.23         5.58

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61        $4.62        $4.62
  40      4.70         4.73         4.75         4.77         4.78         4.78
  45      4.85         4.90         4.93         4.96         4.98         4.99
  50      5.02         5.10         5.16         5.20         5.23         5.24
  55      5.21         5.33         5.44         5.51         5.55         5.58
  60      5.41         5.60         5.76         5.89         5.97         6.01
  65      5.60         5.88         6.14         6.35         6.49         6.57
  70      5.76         6.14         6.52         6.86         7.10         7.24
  75      5.89         6.36         6.88         7.37         7.75         7.98
  80      5.97         6.52         7.16         7.82         8.36         8.70
  85      6.03         6.62         7.35         8.14         8.83         9.29
  90      6.05         6.68         7.46         8.34         9.13         9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                        MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------------------------------------------------------
  35      $5.31        $5.30        $5.29        $5.27
  40       5.46         5.45         5.43         5.40
  45       5.67         5.64         5.60         5.56
  50       5.94         5.89         5.83         5.75
  51       6.00         5.94         5.88         5.80
  52       6.07         6.00         5.93         5.84
  53       6.14         6.07         5.99         5.89
  54       6.22         6.14         6.05         5.94
  55       6.30         6.21         6.11         5.99
  56       6.38         6.28         6.18         6.04
  57       6.47         6.36         6.24         6.09
  58       6.57         6.45         6.32         6.14
  59       6.67         6.54         6.39         6.19
  60       6.78         6.64         6.47         6.25
  61       6.90         6.74         6.55         6.30
  62       7.03         6.84         6.63         6.36
  63       7.17         6.96         6.71         6.41
  64       7.32         7.07         6.80         6.47
  65       7.48         7.20         6.88         6.52
  66       7.66         7.33         6.97         6.57
  67       7.84         7.46         7.06         6.62
  68       8.04         7.60         7.15         6.67
  69       8.25         7.74         7.24         6.71
  70       8.48         7.89         7.33         6.75
  75       9.86         8.68         7.73         6.91
  80      11.81         9.47         8.04         7.00

                       FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------  ----------------------------------------------
  35      $5.17        $5.17        $5.16        $5.15
  40       5.28         5.27         5.26         5.25
  45       5.43         5.42         5.40         5.38
  50       5.63         5.60         5.58         5.54
  51       5.67         5.65         5.62         5.58
  52       5.72         5.70         5.66         5.62
  53       5.78         5.75         5.71         5.66
  54       5.84         5.80         5.76         5.70
  55       5.90         5.86         5.81         5.75
  56       5.96         5.92         5.87         5.80
  57       6.03         5.98         5.92         5.85
  58       6.10         6.05         5.98         5.90
  59       6.18         6.12         6.05         5.95
  60       6.27         6.20         6.12         6.01
  61       6.36         6.28         6.19         6.06
  62       6.46         6.37         6.26         6.12
  63       6.56         6.46         6.34         6.18
  64       6.67         6.56         6.42         6.24
  65       6.79         6.66         6.51         6.30
  66       6.92         6.77         6.59         6.36
  67       7.06         6.89         6.69         6.42
  68       7.21         7.01         6.78         6.48
  69       7.37         7.14         6.88         6.54
  70       7.54         7.28         6.97         6.59
  75       8.67         8.08         7.47         6.83
  80      10.35         8.99         7.89         6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.48         5.64         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.94
  70      5.16         5.26         5.38         5.55         5.77         6.04
  75      5.16         5.26         5.40         5.58         5.81         6.11
  80      5.17         5.27         5.41         5.60         5.84         6.17
  85      5.17         5.27         5.42         5.61         5.86         6.21
  90      5.17         5.28         5.42         5.61         5.88         6.23

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $5.25        $5.27        $5.28        $5.29         $5.30         $5.30
  40      5.36         5.39         5.41         5.43          5.45          5.45
  45      5.49         5.54         5.58         5.61          5.64          5.65
  50      5.65         5.73         5.80         5.85          5.88          5.91
  55      5.82         5.95         6.06         6.14          6.20          6.24
  60      6.01         6.20         6.37         6.52          6.62          6.69
  65      6.20         6.47         6.75         6.99          7.17          7.30
  70      6.36         6.74         7.15         7.54          7.86          8.10
  75      6.50         6.98         7.54         8.13          8.67          9.10
  80      6.60         7.17         7.89         8.71          9.55         10.28
  85      6.68         7.31         8.16         9.22         10.41         11.56
  90      6.72         7.40         8.36         9.62         11.16         12.81

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.47         5.63         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.93
  70      5.16         5.25         5.38         5.55         5.76         6.03
  75      5.16         5.26         5.40         5.57         5.80         6.10
  80      5.17         5.27         5.41         5.59         5.83         6.15
  85      5.17         5.27         5.41         5.60         5.84         6.17
  90      5.17         5.27         5.41         5.60         5.85         6.19

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $5.25        $5.26        $5.28        $5.29        $5.30         $5.30
  40      5.36         5.39         5.41         5.43         5.44          5.44
  45      5.49         5.54         5.58         5.61         5.62          5.63
  50      5.65         5.72         5.79         5.83         5.86          5.88
  55      5.82         5.94         6.04         6.12         6.17          6.19
  60      6.01         6.19         6.36         6.48         6.56          6.61
  65      6.19         6.46         6.71         6.92         7.07          7.14
  70      6.35         6.71         7.08         7.42         7.66          7.79
  75      6.47         6.93         7.43         7.91         8.29          8.51
  80      6.56         7.09         7.71         8.35         8.88          9.21
  85      6.62         7.19         7.90         8.67         9.34          9.78
  90      6.64         7.25         8.01         8.86         9.63         10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240
-----------------------------------------------------
  35     $3.27        $3.26        $3.26        $3.25
  40      3.44         3.43         3.42         3.41
  45      3.65         3.64         3.62         3.60
  50      3.92         3.90         3.87         3.83
  51      3.98         3.96         3.93         3.88
  52      4.05         4.02         3.99         3.93
  53      4.12         4.09         4.05         3.99
  54      4.19         4.16         4.11         4.05
  55      4.27         4.23         4.18         4.11
  56      4.35         4.31         4.25         4.17
  57      4.44         4.39         4.33         4.23
  58      4.53         4.47         4.40         4.29
  59      4.62         4.56         4.48         4.36
  60      4.73         4.66         4.57         4.43
  61      4.84         4.76         4.65         4.49
  62      4.95         4.87         4.74         4.56
  63      5.08         4.98         4.84         4.63
  64      5.21         5.09         4.93         4.70
  65      5.36         5.22         5.03         4.77
  66      5.51         5.35         5.13         4.83
  67      5.67         5.48         5.24         4.90
  68      5.85         5.63         5.34         4.96
  69      6.03         5.77         5.45         5.03
  70      6.23         5.93         5.55         5.08
  75      7.47         6.79         6.07         5.32
  80      9.25         7.72         6.48         5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
  40         3.10         3.17         3.23         3.29         3.33         3.36
  45         3.14         3.23         3.32         3.40         3.47         3.52
  50         3.18         3.29         3.40         3.51         3.61         3.70
  55         3.21         3.33         3.47         3.61         3.76         3.89
  60         3.22         3.36         3.52         3.70         3.89         4.08
  65         3.24         3.39         3.56         3.77         4.00         4.25
  70         3.25         3.41         3.59         3.82         4.09         4.40
  75         3.26         3.42         3.62         3.86         4.16         4.52
  80         3.26         3.43         3.63         3.88         4.20         4.60
  85         3.26         3.43         3.64         3.90         4.23         4.65
  90         3.27         3.43         3.64         3.91         4.25         4.69

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  ------------------------------------------------------------------------
  35        $3.24        $3.25        $3.26        $3.26        $3.26         $3.27
  40         3.39         3.41         3.42         3.43         3.43          3.43
  45         3.56         3.59         3.62         3.63         3.64          3.64
  50         3.77         3.82         3.86         3.88         3.90          3.91
  55         4.00         4.09         4.16         4.20         4.23          4.25
  60         4.25         4.40         4.52         4.60         4.65          4.69
  65         4.51         4.75         4.95         5.10         5.21          5.27
  70         4.75         5.11         5.44         5.71         5.92          6.05
  75         4.95         5.44         5.94         6.41         6.79          7.06
  80         5.10         5.71         6.41         7.13         7.79          8.32
  85         5.21         5.92         6.79         7.79         8.83          9.76
  90         5.27         6.05         7.06         8.32         9.76         11.22

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
  40         3.10         3.17         3.23         3.29         3.33         3.36
  45         3.14         3.23         3.32         3.40         3.47         3.52
  50         3.18         3.29         3.40         3.51         3.61         3.70
  55         3.21         3.33         3.47         3.61         3.76         3.89
  60         3.22         3.36         3.52         3.70         3.89         4.08
  65         3.24         3.39         3.56         3.77         4.00         4.25
  70         3.25         3.40         3.59         3.82         4.09         4.40
  75         3.26         3.42         3.61         3.85         4.15         4.51
  80         3.26         3.42         3.63         3.88         4.19         4.58
  85         3.26         3.43         3.63         3.89         4.21         4.62
  90         3.26         3.43         3.64         3.90         4.22         4.65

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  -----------------------------------------------------------------------
  35        $3.24        $3.25        $3.26        $3.26        $3.26        $3.26
  40         3.39         3.40         3.42         3.42         3.43         3.43
  45         3.56         3.59         3.61         3.63         3.63         3.64
  50         3.77         3.82         3.85         3.88         3.89         3.90
  55         4.00         4.09         4.15         4.19         4.21         4.22
  60         4.25         4.40         4.51         4.58         4.62         4.65
  65         4.50         4.74         4.93         5.06         5.15         5.19
  70         4.74         5.08         5.39         5.63         5.79         5.88
  75         4.93         5.39         5.85         6.25         6.52         6.68
  80         5.06         5.63         6.25         6.82         7.26         7.53
  85         5.15         5.79         6.52         7.26         7.87         8.26
  90         5.19         5.88         6.68         7.53         8.26         8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                             MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.56        $4.55        $4.54        $4.53             $4.53
  40       4.70         4.69         4.68         4.66              4.66
  45       4.89         4.87         4.85         4.82              4.82
  50       5.14         5.11         5.07         5.02              5.03
  51       5.20         5.16         5.12         5.06              5.08
  52       5.26         5.22         5.17         5.11              5.13
  53       5.32         5.28         5.23         5.16              5.19
  54       5.39         5.34         5.29         5.21              5.25
  55       5.46         5.41         5.35         5.26              5.31
  56       5.54         5.48         5.41         5.31              5.37
  57       5.62         5.56         5.48         5.37              5.44
  58       5.71         5.64         5.55         5.43              5.51
  59       5.81         5.72         5.62         5.48              5.58
  60       5.91         5.81         5.70         5.54              5.66
  61       6.01         5.91         5.78         5.60              5.75
  62       6.13         6.01         5.86         5.66              5.83
  63       6.25         6.11         5.95         5.72              5.93
  64       6.38         6.23         6.04         5.79              6.03
  65       6.52         6.34         6.13         5.85              6.13
  66       6.68         6.47         6.22         5.91              6.24
  67       6.84         6.60         6.32         5.97              6.35
  68       7.01         6.73         6.41         6.02              6.48
  69       7.20         6.88         6.51         6.08              6.61
  70       7.40         7.02         6.61         6.13              6.74
  75       8.65         7.84         7.08         6.34              7.54
  80      10.45         8.73         7.46         6.45              8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF
  FIRST                               AGE OF SECOND ANNUITANT
ANNUITANT     35           40           45           50           55           60
----------------------------------------------------------------------------------------
    35       $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
    40        4.40         4.45         4.50         4.54         4.58         4.61
    45        4.43         4.50         4.57         4.63         4.69         4.74
    50        4.46         4.54         4.63         4.73         4.81         4.89
    55        4.48         4.58         4.69         4.81         4.94         5.06
    60        4.50         4.61         4.74         4.89         5.06         5.23
    65        4.52         4.64         4.79         4.96         5.17         5.39
    70        4.53         4.66         4.82         5.02         5.26         5.54
    75        4.54         4.67         4.84         5.06         5.33         5.66
    80        4.55         4.68         4.86         5.09         5.38         5.75
    85        4.55         4.69         4.87         5.11         5.41         5.81
    90        4.55         4.70         4.88         5.12         5.43         5.85

  AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT     65           70           75           80           85            90
----------  -------------------------------------------------------------------------
    35       $4.52        $4.53        $4.54        $4.55         $4.55         $4.55
    40        4.64         4.66         4.67         4.68          4.69          4.70
    45        4.79         4.82         4.84         4.86          4.87          4.88
    50        4.96         5.02         5.06         5.09          5.11          5.12
    55        5.17         5.26         5.33         5.38          5.41          5.43
    60        5.39         5.54         5.66         5.75          5.81          5.85
    65        5.63         5.86         6.07         6.23          6.34          6.42
    70        5.86         6.20         6.53         6.81          7.03          7.18
    75        6.07         6.53         7.02         7.49          7.88          8.17
    80        6.23         6.81         7.49         8.20          8.87          9.41
    85        6.34         7.03         7.88         8.87          9.90         10.85
    90        6.42         7.18         8.17         9.41         10.85         12.30

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF
  FIRST                               AGE OF SECOND ANNUITANT
ANNUITANT     35           40           45           50           55           60
----------------------------------------------------------------------------------------
    35       $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
    40        4.40         4.45         4.50         4.54         4.58         4.61
    45        4.43         4.50         4.57         4.63         4.69         4.74
    50        4.46         4.54         4.63         4.73         4.81         4.89
    55        4.48         4.58         4.69         4.81         4.94         5.06
    60        4.50         4.61         4.74         4.89         5.06         5.22
    65        4.52         4.64         4.78         4.96         5.16         5.39
    70        4.53         4.66         4.82         5.01         5.25         5.53
    75        4.54         4.67         4.84         5.05         5.32         5.64
    80        4.55         4.68         4.86         5.08         5.36         5.72
    85        4.55         4.69         4.87         5.09         5.39         5.77
    90        4.55         4.69         4.87         5.10         5.40         5.80

  AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT     65           70           75           80           85           90
----------  -----------------------------------------------------------------------
    35       $4.52        $4.53        $4.54        $4.55        $4.55        $4.55
    40        4.64         4.66         4.67         4.68         4.69         4.69
    45        4.78         4.82         4.84         4.86         4.87         4.87
    50        4.96         5.01         5.05         5.08         5.09         5.10
    55        5.16         5.25         5.32         5.36         5.39         5.40
    60        5.39         5.53         5.64         5.72         5.77         5.80
    65        5.62         5.85         6.04         6.18         6.27         6.31
    70        5.85         6.17         6.47         6.71         6.88         6.97
    75        6.04         6.47         6.91         7.30         7.57         7.74
    80        6.18         6.71         7.30         7.85         8.27         8.54
    85        6.27         6.88         7.57         8.27         8.85         9.23
    90        6.31         6.97         7.74         8.54         9.23         9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------------------------------------------------------
  35      $5.24        $5.23        $5.23        $5.21
  40       5.37         5.36         5.35         5.33
  45       5.55         5.53         5.50         5.47
  50       5.78         5.75         5.70         5.65
  51       5.84         5.80         5.75         5.69
  52       5.90         5.85         5.80         5.73
  53       5.96         5.91         5.85         5.78
  54       6.03         5.97         5.91         5.82
  55       6.10         6.03         5.96         5.87
  56       6.17         6.10         6.02         5.92
  57       6.25         6.17         6.09         5.97
  58       6.33         6.25         6.15         6.02
  59       6.43         6.33         6.22         6.08
  60       6.52         6.42         6.30         6.13
  61       6.63         6.51         6.37         6.19
  62       6.74         6.61         6.45         6.25
  63       6.86         6.71         6.53         6.30
  64       6.99         6.82         6.61         6.36
  65       7.13         6.93         6.70         6.42
  66       7.28         7.05         6.79         6.47
  67       7.44         7.18         6.88         6.53
  68       7.62         7.31         6.97         6.58
  69       7.80         7.45         7.07         6.63
  70       8.00         7.59         7.16         6.68
  75       9.25         8.39         7.61         6.88
  80      11.06         9.24         7.97         6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.19
  40         5.09         5.13         5.17         5.21         5.25         5.28
  45         5.12         5.17         5.23         5.29         5.35         5.40
  50         5.14         5.21         5.29         5.37         5.45         5.53
  55         5.17         5.25         5.35         5.45         5.57         5.68
  60         5.19         5.28         5.40         5.53         5.68         5.84
  65         5.20         5.31         5.44         5.60         5.78         6.00
  70         5.21         5.33         5.47         5.65         5.87         6.14
  75         5.22         5.34         5.50         5.69         5.94         6.26
  80         5.23         5.35         5.52         5.72         6.00         6.35
  85         5.23         5.36         5.53         5.75         6.04         6.42
  90         5.24         5.37         5.54         5.76         6.06         6.46

 AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85            90
---------  -------------------------------------------------------------------------
  35        $5.20        $5.21        $5.22        $5.23         $5.23         $5.24
  40         5.31         5.33         5.34         5.35          5.36          5.37
  45         5.44         5.47         5.50         5.52          5.53          5.54
  50         5.60         5.65         5.69         5.72          5.75          5.76
  55         5.78         5.87         5.94         6.00          6.04          6.06
  60         6.00         6.14         6.26         6.35          6.42          6.46
  65         6.22         6.45         6.65         6.81          6.93          7.01
  70         6.45         6.78         7.10         7.38          7.60          7.76
  75         6.65         7.10         7.58         8.05          8.44          8.74
  80         6.81         7.38         8.05         8.75          9.42          9.97
  85         6.93         7.60         8.44         9.42         10.45         11.40
  90         7.01         7.76         8.74         9.97         11.40         12.85

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.18
  40         5.09         5.13         5.17         5.21         5.25         5.28
  45         5.12         5.17         5.23         5.29         5.35         5.39
  50         5.14         5.21         5.29         5.37         5.45         5.53
  55         5.17         5.25         5.35         5.45         5.57         5.68
  60         5.18         5.28         5.39         5.53         5.68         5.83
  65         5.20         5.30         5.43         5.59         5.78         5.99
  70         5.21         5.32         5.47         5.65         5.87         6.13
  75         5.22         5.34         5.49         5.69         5.93         6.24
  80         5.23         5.35         5.51         5.71         5.98         6.32
  85         5.23         5.36         5.52         5.73         6.01         6.37
  90         5.23         5.36         5.52         5.74         6.02         6.40

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  ------------------------------------------------------------------------
  35        $5.20        $5.21        $5.22        $5.23        $5.23         $5.23
  40         5.30         5.32         5.34         5.35         5.36          5.36
  45         5.43         5.47         5.49         5.51         5.52          5.52
  50         5.59         5.65         5.69         5.71         5.73          5.74
  55         5.78         5.87         5.93         5.98         6.01          6.02
  60         5.99         6.13         6.24         6.32         6.37          6.40
  65         6.21         6.43         6.62         6.76         6.85          6.90
  70         6.43         6.74         7.04         7.28         7.44          7.53
  75         6.62         7.04         7.46         7.84         8.12          8.28
  80         6.76         7.28         7.84         8.38         8.80          9.06
  85         6.85         7.44         8.12         8.80         9.36          9.72
  90         6.90         7.53         8.28         9.06         9.72         10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                       Attn: Investment Product Services
                                 P.O. Box 5085
                            Hartford, CT 06102-5085

                                     [LOGO]
                                 HARTFORD LIFE

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
         (a stock life insurance company, herein called the "Company")

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

     [ /s/ Donald C. Hunt              /s/ John C. Walters
     --------------------------------  --------------------------------
     DONALD C. HUNT, SECRETARY         JOHN C. WALTERS, PRESIDENT ]

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

                                     [LOGO]
                                  THE HARTFORD

                               TABLE OF CONTENTS

                                                                       PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                   3
Definition of Certain Terms                                               4
Premium Payments                                                          6
Valuation Provisions                                                      6
Transfers Between Accounts                                                7
Contract Control Provisions                                               8
General Provisions                                                        9
Surrenders                                                               10
Death Benefits                                                           11
Settlement Provisions                                                    14
Annuity Tables                                                           16

                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER            [SPECIMEN]            CONTRACT ISSUE DATE             [SEPTEMBER 8, 2002]
NAME OF ANNUITANT          [JAMES SCOTT]         ANNUITY COMMENCEMENT DATE       [JANUARY 1, 2032]
ANNUITANT AGE              [35]                  INITIAL PREMIUM PAYMENT         [$20,000]
ANNUITANT GENDER           [MALE]                MINIMUM SUBSEQUENT PAYMENT      [$500]
CONTINGENT ANNUITANT       [PAUL SCOTT]
DESIGNATED BENEFICIARY     [ANN SCOTT]
CONTRACT OWNER             [JAMES SCOTT]

                            DESCRIPTION OF BENEFITS

             INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:                         [HARTFORD AND ANNUITY LIFE INSURANCE COMPANY SEPARATE
                                          ACCOUNT TWO]
ANNUAL MAINTENANCE FEE:                   $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT
                                          ANNIVERSARY.
                                          $30 IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE
                                          CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY
                                          SURRENDERED.
MORTALITY AND EXPENSE RISK CHARGE:        [0.90%] PER ANNUM OF THE DAILY SUB-ACCOUNTS VALUE.
ADMINISTRATION CHARGE                     [0.25%] PER ANNUM OF THE DAILY SUB-ACCOUNT VALUE.
SALES CHARGES:                            SALES CHARGES ARE A PERCENTAGE OF PREMIUMS PAID AND EQUAL:

                                          CHARGE           OWNER'S INVESTMENT
----------------------------------------------------------------------------------
                                          [6.00%]     UP TO $49,999.99
                                          [5.50%]     $50,000 TO $99,999.99
                                          [5.00%]     $100,000 TO $249,999.99
                                          [4.00%]     $250,000 TO $499,999.99
                                          [3.00%]     $500,000 TO $999,999.99
                                          [2.00%]     $1,000,000 TO $2,499,999.99
                                          [1.00%]     $2,500,000 AND OVER

                                                        THE APPLICABLE SALES CHARGE ON EACH PREMIUM PAYMENT WILL BE
                                                        BASED ON THE OWNER'S INVESTMENT.

DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this contract should be sent to Our mailing address: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on the Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

ASSUMED INVESTMENT RETURN ("AIR") - The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed annuity payments.

CONTINGENT ANNUITANT - The person You designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

CONTRACT OWNER(S) - The owner(s) or holder of the contract.

CONTRACT VALUE - The aggregate value of the Accounts on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DEATH BENEFIT - The amount that We will pay upon the death of the Contract Owner or the Annuitant.

DUE PROOF OF DEATH - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

FUNDS - The securities which underlie Your Sub-Accounts.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

INTERNAL REVENUE CODE - The United States Internal Revenue Code of 1986, as amended or any successor law.

INTERNAL REVENUE SERVICE - The United States Internal Revenue Service or any successor agency.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

NET PREMIUM - Premium payments less the applicable Sales Charges shown on Page 3, less any applicable Premium Tax.

OWNER'S INVESTMENT - The sum of all premium payments into this contract plus the value of all eligible investments identified by You and allowed by the Company and owned by You, Your spouse or other immediate family members.

PAYEE - The person, designated by You, to whom Annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An account that We established to separate the assets funding the variable benefits for this type of contract from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3

SALES CHARGES - Charges deducted from premium payments at the time they are received by Us. Sales Charges are described on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The Company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).

PREMIUM PAYMENTS

PREMIUM PAYMENTS - Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from you under all deferred variable annuity contracts issued by Us or Our affiliates equals or exceeds 1,000,000.

ALLOCATION OF PREMIUM PAYMENTS

Net Premium payments will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent Net Premium Payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS - The Net Premium payment is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the Net Premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to:

a) the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of Valuation Period; divided by

b) the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by

c) the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

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VALUATION PROVISIONS (CONTINUED)

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:

a)  the number of Accumulation Units in that Sub-Account by

b)  the Accumulation Unit value as of that Valuation Day.

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day by;

b) the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by

c)  the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of this contract. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rata basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN ACCOUNTS

TRANSFERS BETWEEN ACCOUNTS

You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:

a)  the requirement of a minimum time period between each transfer;

b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or

c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

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TRANSFERS BETWEEN ACCOUNTS (CONTINUED)

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owner.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

DOLLAR COST AVERAGING AND OTHER PROGRAMS

From time to time, We may offer various programs, including, but not limited to, systematic transfer or dollar cost averaging programs, enhanced interest rate dollar cost averaging programs, interest averaging programs, and various other programs ("Program").

You may obtain the applicable rules, restrictions, credited rate (if applicable) and the duration for a Program when you enroll in the Program. You may terminate participation in a Program at any time by calling or writing Us.

We may discontinue, modify or amend any Program that We establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP

You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

BENEFICIARY

The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.

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GENERAL PROVISIONS

THE CONTRACT

This contract and the endorsements or riders, if any, constitute the entire contract.

CONTRACT MODIFICATION

No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

MINIMUM VALUE STATEMENT

Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NON-PARTICIPATION

This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND GENDER

If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

You will be sent copies of any shareholder reports of the Funds and of any other Notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to You.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

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GENERAL PROVISIONS (CONTINUED)

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL

The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION

This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

SURRENDERS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:

a)  any applicable Premium Taxes not previously deducted;

b)  the Annual Maintenance Fee as specified on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.

SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for Period Certain), Option 5 (Joint and Last Survivor Life Annuity with Payments for Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain. Your surrender must occur during the Period Certain.

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.

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SURRENDERS (CONTINUED)

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:

a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading will be deemed to be restricted or any emergency will be deemed to exist will be determined by rules and regulations of the Securities and Exchange Commission.

DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met:

If the Contract Owner dies, and:

a) the joint Contract Owner is living, the joint Contract Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.

c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the Beneficiary.

If the Annuitant dies, and:

a) is also the sole Contract Owner, the designated Beneficiary will be the Beneficiary.

b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The Contract will continue.

c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

d) the Contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

CALCULATION OF THE DEATH BENEFIT

If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

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DEATH BENEFITS (CONTINUED)

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable is equal to the greater of:

a)  Surrender Value, or

b) the greatest Death Benefit payable under any rider or endorsement made part of this contract.

LIMITATIONS ON THE DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements, is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:

a) The aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

b)  The aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:

c) The aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

d)  The aggregate Contract Value plus $1 million; or

e) The aggregate Contract Value plus the sum of the death benefits in excess of the aggregate contract value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

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DEATH BENEFITS (CONTINUED)

SETTLEMENT OF THE DEATH BENEFIT

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS

Subject to the Alternative Election or Spouse Beneficiary provisions below,

a) If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and

b) If any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:

a)  does not extend beyond such Beneficiary's life (or life expectancy); and

b) does commence within one year of the Contract Owner's date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY

If the Contract Owner's spouse becomes a Beneficiary by reason of the Contract Owner's death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

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SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:

a)  the Annuitant's 90th birthday; or

b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Our approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

ELECTION OF ANNUITY OPTION

You may elect, in writing, any one of the annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable and/or fixed dollar depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1954 as amended. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Services tables.

ELECTION OF ANNUITY PAYMENT FREQUENCY

You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

ANNUITY CALCULATION DATE

The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

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SETTLEMENT PROVISIONS (CONTINUED)

The first annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

FIXED DOLLAR ANNUITY PAYMENTS - A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

COMBINATION FIXED DOLLAR AND VARIABLE ANNUITY PAYMENTS - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

MINIMUM PAYMENT

The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

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SETTLEMENT OPTIONS (CONTINUED)

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return]. The table for the Sixth Option is based on an Assumed Investment Return.

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant's then-attained age. The age setback is as follows:

  DATE OF FIRST PAYMENT      AGE SETBACK
------------------------------------------
      Prior to 2005            2 years
       2005 - 2014             3 years
       2015 - 2019             4 years
       2020 - 2029             5 years
       2030 - 2039             6 years
      2040 or later            7 years

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                       MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
-----------------------------------------------------
  35     $3.35        $3.35        $3.34        $3.33
  40      3.54         3.53         3.52         3.50
  45      3.78         3.76         3.74         3.71
  50      4.08         4.05         4.01         3.95
  51      4.15         4.12         4.07         4.01
  52      4.23         4.19         4.14         4.06
  53      4.30         4.26         4.20         4.12
  54      4.38         4.34         4.27         4.18
  55      4.47         4.42         4.35         4.24
  56      4.56         4.50         4.42         4.30
  57      4.66         4.59         4.50         4.37
  58      4.76         4.68         4.58         4.43
  59      4.87         4.78         4.67         4.50
  60      4.98         4.89         4.76         4.56
  61      5.11         5.00         4.85         4.63
  62      5.24         5.11         4.94         4.69
  63      5.38         5.23         5.04         4.76
  64      5.54         5.36         5.13         4.83
  65      5.70         5.50         5.23         4.89
  66      5.87         5.63         5.34         4.95
  67      6.06         5.78         5.44         5.01
  68      6.25         5.93         5.54         5.07
  69      6.46         6.08         5.64         5.12
  70      6.69         6.24         5.74         5.17
  75      8.05         7.10         6.21         5.36
  80      9.97         7.97         6.56         5.47

                      FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
------  ---------------------------------------------
  35     $3.18        $3.18        $3.18        $3.17
  40      3.33         3.33         3.32         3.31
  45      3.52         3.51         3.50         3.49
  50      3.76         3.75         3.73         3.70
  51      3.81         3.80         3.78         3.75
  52      3.87         3.86         3.84         3.80
  53      3.93         3.92         3.89         3.85
  54      4.00         3.98         3.95         3.91
  55      4.07         4.04         4.01         3.96
  56      4.14         4.11         4.08         4.02
  57      4.22         4.19         4.15         4.08
  58      4.30         4.26         4.22         4.15
  59      4.38         4.35         4.29         4.21
  60      4.47         4.43         4.37         4.28
  61      4.57         4.52         4.45         4.35
  62      4.67         4.62         4.54         4.42
  63      4.78         4.72         4.63         4.49
  64      4.90         4.83         4.72         4.56
  65      5.03         4.94         4.82         4.63
  66      5.16         5.06         4.92         4.70
  67      5.30         5.19         5.02         4.78
  68      5.45         5.32         5.13         4.85
  69      5.62         5.46         5.24         4.92
  70      5.80         5.61         5.35         4.98
  75      6.92         6.46         5.91         5.26
  80      8.57         7.45         6.39         5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.84         4.06
  65      3.17         3.31         3.47         3.67         3.91         4.19
  70      3.17         3.32         3.49         3.71         3.97         4.29
  75      3.18         3.32         3.50         3.73         4.01         4.36
  80      3.18         3.33         3.51         3.74         4.03         4.40
  85      3.18         3.33         3.51         3.75         4.05         4.43
  90      3.18         3.33         3.52         3.75         4.05         4.45

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34         $3.35
  40      3.46         3.49         3.51         3.52         3.53          3.53
  45      3.64         3.69         3.72         3.74         3.76          3.77
  50      3.84         3.92         3.98         4.02         4.05          4.06
  55      4.06         4.19         4.29         4.36         4.41          4.43
  60      4.28         4.48         4.65         4.78         4.87          4.92
  65      4.48         4.78         5.06         5.29         5.46          5.56
  70      4.66         5.07         5.49         5.88         6.18          6.39
  75      4.79         5.31         5.90         6.49         7.02          7.42
  80      4.88         5.49         6.24         7.08         7.92          8.63
  85      4.94         5.62         6.50         7.58         8.78          9.92
  90      4.98         5.70         6.68         7.96         9.52         11.18

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                AGE OF FEMALE
 MALE    35          40          45          50          55          60
------------------------------------------------------------------------------
  35    $3.04       $3.11       $3.16       $3.21       $3.25       $3.28
  40     3.08        3.16        3.24        3.31        3.37        3.42
  45     3.11        3.21        3.31        3.41        3.50        3.58
  50     3.13        3.25        3.37        3.50        3.62        3.74
  55     3.15        3.27        3.41        3.57        3.74        3.90
  60     3.16        3.29        3.45        3.63        3.83        4.05
  65     3.17        3.31        3.47        3.67        3.91        4.18
  70     3.17        3.31        3.49        3.70        3.97        4.28
  75     3.18        3.32        3.50        3.72        4.00        4.35
  80     3.18        3.32        3.51        3.73        4.02        4.39
  85     3.18        3.33        3.51        3.74        4.04        4.41
  90     3.18        3.33        3.51        3.74        4.04        4.42

 AGE
  OF                              AGE OF FEMALE
 MALE    65          70          75          80          85          90
------  -----------------------------------------------------------------
  35    $3.30       $3.32       $3.33       $3.34       $3.34       $3.34
  40     3.46        3.49        3.51        3.52        3.53        3.53
  45     3.64        3.69        3.72        3.74        3.75        3.76
  50     3.84        3.92        3.97        4.01        4.03        4.05
  55     4.05        4.18        4.28        4.35        4.39        4.40
  60     4.27        4.47        4.64        4.76        4.83        4.86
  65     4.48        4.77        5.04        5.24        5.38        5.45
  70     4.65        5.05        5.45        5.79        6.02        6.16
  75     4.77        5.27        5.82        6.32        6.71        6.94
  80     4.86        5.43        6.10        6.79        7.35        7.70
  85     4.90        5.53        6.30        7.12        7.85        8.33
  90     4.93        5.58        6.40        7.32        8.16        8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MALE ANNUITANT
                             MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.63        $4.62        $4.61        $4.60             $4.60
  40       4.80         4.78         4.77         4.74              4.74
  45       5.02         4.99         4.96         4.91              4.92
  50       5.30         5.25         5.20         5.13              5.16
  51       5.36         5.31         5.26         5.18              5.21
  52       5.43         5.38         5.31         5.23              5.27
  53       5.51         5.45         5.37         5.28              5.33
  54       5.58         5.52         5.44         5.33              5.39
  55       5.67         5.59         5.50         5.38              5.46
  56       5.75         5.67         5.57         5.44              5.53
  57       5.85         5.75         5.64         5.49              5.60
  58       5.95         5.84         5.72         5.55              5.68
  59       6.05         5.94         5.80         5.61              5.76
  60       6.17         6.04         5.88         5.67              5.85
  61       6.29         6.14         5.96         5.73              5.94
  62       6.42         6.25         6.05         5.78              6.04
  63       6.56         6.37         6.14         5.84              6.14
  64       6.71         6.49         6.23         5.90              6.24
  65       6.87         6.62         6.32         5.96              6.36
  66       7.05         6.75         6.41         6.01              6.47
  67       7.23         6.89         6.51         6.06              6.60
  68       7.43         7.03         6.60         6.11              6.73
  69       7.65         7.18         6.69         6.16              6.87
  70       7.87         7.33         6.79         6.21              7.01
  75       9.25         8.14         7.21         6.38              7.85
  80      11.20         8.97         7.53         6.47              8.92

                                  FEMALE ANNUITANT
                            MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240           CASH REFUND
------  --------------------------------------------------------------------
  35     $4.48        $4.48        $4.47        $4.47             $4.46
  40      4.60         4.60         4.59         4.58              4.58
  45      4.77         4.75         4.74         4.72              4.72
  50      4.98         4.96         4.94         4.90              4.91
  51      5.03         5.01         4.98         4.94              4.95
  52      5.08         5.06         5.03         4.99              5.00
  53      5.14         5.11         5.08         5.03              5.05
  54      5.20         5.17         5.13         5.08              5.10
  55      5.26         5.23         5.19         5.13              5.16
  56      5.33         5.29         5.25         5.18              5.21
  57      5.40         5.36         5.31         5.24              5.27
  58      5.48         5.43         5.37         5.29              5.34
  59      5.56         5.51         5.44         5.35              5.41
  60      5.65         5.59         5.51         5.41              5.48
  61      5.74         5.67         5.59         5.47              5.55
  62      5.84         5.76         5.67         5.53              5.63
  63      5.95         5.86         5.75         5.59              5.72
  64      6.06         5.96         5.84         5.66              5.81
  65      6.18         6.07         5.93         5.72              5.91
  66      6.31         6.18         6.02         5.79              6.01
  67      6.46         6.30         6.11         5.85              6.12
  68      6.61         6.43         6.21         5.92              6.23
  69      6.77         6.57         6.31         5.98              6.35
  70      6.95         6.71         6.42         6.04              6.48
  75      8.08         7.53         6.94         6.29              7.25
  80      9.75         8.47         7.37         6.43              8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.54         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.21
  65      4.46         4.57         4.71         4.88         5.09         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.43
  75      4.47         4.59         4.74         4.94         5.19         5.51
  80      4.48         4.59         4.75         4.95         5.21         5.56
  85      4.48         4.60         4.76         4.96         5.23         5.60
  90      4.48         4.60         4.76         4.97         5.25         5.62

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61         $4.62         $4.63
  40      4.70         4.73         4.75         4.77          4.78          4.79
  45      4.85         4.90         4.94         4.97          4.99          5.00
  50      5.02         5.10         5.17         5.21          5.25          5.27
  55      5.21         5.34         5.45         5.53          5.58          5.62
  60      5.41         5.61         5.78         5.92          6.02          6.08
  65      5.60         5.89         6.17         6.40          6.58          6.70
  70      5.78         6.17         6.58         6.97          7.29          7.52
  75      5.91         6.41         6.98         7.57          8.11          8.53
  80      6.01         6.60         7.33         8.16          9.00          9.72
  85      6.08         6.73         7.60         8.66          9.86         11.01
  90      6.12         6.82         7.79         9.05         10.61         12.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.53         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.20
  65      4.46         4.57         4.71         4.88         5.08         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.42
  75      4.47         4.59         4.74         4.93         5.18         5.49
  80      4.47         4.59         4.75         4.95         5.20         5.54
  85      4.48         4.60         4.75         4.95         5.22         5.57
  90      4.48         4.60         4.75         4.96         5.23         5.58

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61        $4.62        $4.62
  40      4.70         4.73         4.75         4.77         4.78         4.78
  45      4.85         4.90         4.93         4.96         4.98         4.99
  50      5.02         5.10         5.16         5.20         5.23         5.24
  55      5.21         5.33         5.44         5.51         5.55         5.58
  60      5.41         5.60         5.76         5.89         5.97         6.01
  65      5.60         5.88         6.14         6.35         6.49         6.57
  70      5.76         6.14         6.52         6.86         7.10         7.24
  75      5.89         6.36         6.88         7.37         7.75         7.98
  80      5.97         6.52         7.16         7.82         8.36         8.70
  85      6.03         6.62         7.35         8.14         8.83         9.29
  90      6.05         6.68         7.46         8.34         9.13         9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                        MALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240
------------------------------------------------------
  35      $5.31        $5.30        $5.29        $5.27
  40       5.46         5.45         5.43         5.40
  45       5.67         5.64         5.60         5.56
  50       5.94         5.89         5.83         5.75
  51       6.00         5.94         5.88         5.80
  52       6.07         6.00         5.93         5.84
  53       6.14         6.07         5.99         5.89
  54       6.22         6.14         6.05         5.94
  55       6.30         6.21         6.11         5.99
  56       6.38         6.28         6.18         6.04
  57       6.47         6.36         6.24         6.09
  58       6.57         6.45         6.32         6.14
  59       6.67         6.54         6.39         6.19
  60       6.78         6.64         6.47         6.25
  61       6.90         6.74         6.55         6.30
  62       7.03         6.84         6.63         6.36
  63       7.17         6.96         6.71         6.41
  64       7.32         7.07         6.80         6.47
  65       7.48         7.20         6.88         6.52
  66       7.66         7.33         6.97         6.57
  67       7.84         7.46         7.06         6.62
  68       8.04         7.60         7.15         6.67
  69       8.25         7.74         7.24         6.71
  70       8.48         7.89         7.33         6.75
  75       9.86         8.68         7.73         6.91
  80      11.81         9.47         8.04         7.00

                       FEMALE ANNUITANT
                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240
------  ----------------------------------------------
  35      $5.17        $5.17        $5.16        $5.15
  40       5.28         5.27         5.26         5.25
  45       5.43         5.42         5.40         5.38
  50       5.63         5.60         5.58         5.54
  51       5.67         5.65         5.62         5.58
  52       5.72         5.70         5.66         5.62
  53       5.78         5.75         5.71         5.66
  54       5.84         5.80         5.76         5.70
  55       5.90         5.86         5.81         5.75
  56       5.96         5.92         5.87         5.80
  57       6.03         5.98         5.92         5.85
  58       6.10         6.05         5.98         5.90
  59       6.18         6.12         6.05         5.95
  60       6.27         6.20         6.12         6.01
  61       6.36         6.28         6.19         6.06
  62       6.46         6.37         6.26         6.12
  63       6.56         6.46         6.34         6.18
  64       6.67         6.56         6.42         6.24
  65       6.79         6.66         6.51         6.30
  66       6.92         6.77         6.59         6.36
  67       7.06         6.89         6.69         6.42
  68       7.21         7.01         6.78         6.48
  69       7.37         7.14         6.88         6.54
  70       7.54         7.28         6.97         6.59
  75       8.67         8.08         7.47         6.83
  80      10.35         8.99         7.89         6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.48         5.64         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.94
  70      5.16         5.26         5.38         5.55         5.77         6.04
  75      5.16         5.26         5.40         5.58         5.81         6.11
  80      5.17         5.27         5.41         5.60         5.84         6.17
  85      5.17         5.27         5.42         5.61         5.86         6.21
  90      5.17         5.28         5.42         5.61         5.88         6.23

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $5.25        $5.27        $5.28        $5.29         $5.30         $5.30
  40      5.36         5.39         5.41         5.43          5.45          5.45
  45      5.49         5.54         5.58         5.61          5.64          5.65
  50      5.65         5.73         5.80         5.85          5.88          5.91
  55      5.82         5.95         6.06         6.14          6.20          6.24
  60      6.01         6.20         6.37         6.52          6.62          6.69
  65      6.20         6.47         6.75         6.99          7.17          7.30
  70      6.36         6.74         7.15         7.54          7.86          8.10
  75      6.50         6.98         7.54         8.13          8.67          9.10
  80      6.60         7.17         7.89         8.71          9.55         10.28
  85      6.68         7.31         8.16         9.22         10.41         11.56
  90      6.72         7.40         8.36         9.62         11.16         12.81

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)
FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.47         5.63         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.93
  70      5.16         5.25         5.38         5.55         5.76         6.03
  75      5.16         5.26         5.40         5.57         5.80         6.10
  80      5.17         5.27         5.41         5.59         5.83         6.15
  85      5.17         5.27         5.41         5.60         5.84         6.17
  90      5.17         5.27         5.41         5.60         5.85         6.19

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $5.25        $5.26        $5.28        $5.29        $5.30         $5.30
  40      5.36         5.39         5.41         5.43         5.44          5.44
  45      5.49         5.54         5.58         5.61         5.62          5.63
  50      5.65         5.72         5.79         5.83         5.86          5.88
  55      5.82         5.94         6.04         6.12         6.17          6.19
  60      6.01         6.19         6.36         6.48         6.56          6.61
  65      6.19         6.46         6.71         6.92         7.07          7.14
  70      6.35         6.71         7.08         7.42         7.66          7.79
  75      6.47         6.93         7.43         7.91         8.29          8.51
  80      6.56         7.09         7.71         8.35         8.88          9.21
  85      6.62         7.19         7.90         8.67         9.34          9.78
  90      6.64         7.25         8.01         8.86         9.63         10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
-----------------------------------------------------
  35     $3.27        $3.26        $3.26        $3.25
  40      3.44         3.43         3.42         3.41
  45      3.65         3.64         3.62         3.60
  50      3.92         3.90         3.87         3.83
  51      3.98         3.96         3.93         3.88
  52      4.05         4.02         3.99         3.93
  53      4.12         4.09         4.05         3.99
  54      4.19         4.16         4.11         4.05
  55      4.27         4.23         4.18         4.11
  56      4.35         4.31         4.25         4.17
  57      4.44         4.39         4.33         4.23
  58      4.53         4.47         4.40         4.29
  59      4.62         4.56         4.48         4.36
  60      4.73         4.66         4.57         4.43
  61      4.84         4.76         4.65         4.49
  62      4.95         4.87         4.74         4.56
  63      5.08         4.98         4.84         4.63
  64      5.21         5.09         4.93         4.70
  65      5.36         5.22         5.03         4.77
  66      5.51         5.35         5.13         4.83
  67      5.67         5.48         5.24         4.90
  68      5.85         5.63         5.34         4.96
  69      6.03         5.77         5.45         5.03
  70      6.23         5.93         5.55         5.08
  75      7.47         6.79         6.07         5.32
  80      9.25         7.72         6.48         5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
  40         3.10         3.17         3.23         3.29         3.33         3.36
  45         3.14         3.23         3.32         3.40         3.47         3.52
  50         3.18         3.29         3.40         3.51         3.61         3.70
  55         3.21         3.33         3.47         3.61         3.76         3.89
  60         3.22         3.36         3.52         3.70         3.89         4.08
  65         3.24         3.39         3.56         3.77         4.00         4.25
  70         3.25         3.41         3.59         3.82         4.09         4.40
  75         3.26         3.42         3.62         3.86         4.16         4.52
  80         3.26         3.43         3.63         3.88         4.20         4.60
  85         3.26         3.43         3.64         3.90         4.23         4.65
  90         3.27         3.43         3.64         3.91         4.25         4.69

 AGE OF
  FIRST                            AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85           90
---------  ------------------------------------------------------------------------
  35        $3.24        $3.25        $3.26        $3.26        $3.26         $3.27
  40         3.39         3.41         3.42         3.43         3.43          3.43
  45         3.56         3.59         3.62         3.63         3.64          3.64
  50         3.77         3.82         3.86         3.88         3.90          3.91
  55         4.00         4.09         4.16         4.20         4.23          4.25
  60         4.25         4.40         4.52         4.60         4.65          4.69
  65         4.51         4.75         4.95         5.10         5.21          5.27
  70         4.75         5.11         5.44         5.71         5.92          6.05
  75         4.95         5.44         5.94         6.41         6.79          7.06
  80         5.10         5.71         6.41         7.13         7.79          8.32
  85         5.21         5.92         6.79         7.79         8.83          9.76
  90         5.27         6.05         7.06         8.32         9.76         11.22

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF
   FIRST                               AGE OF SECOND ANNUITANT
 ANNUITANT     35           40           45           50           55           60
-----------------------------------------------------------------------------------------
    35        $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
    40         3.10         3.17         3.23         3.29         3.33         3.36
    45         3.14         3.23         3.32         3.40         3.47         3.52
    50         3.18         3.29         3.40         3.51         3.61         3.70
    55         3.21         3.33         3.47         3.61         3.76         3.89
    60         3.22         3.36         3.52         3.70         3.89         4.08
    65         3.24         3.39         3.56         3.77         4.00         4.25
    70         3.25         3.40         3.59         3.82         4.09         4.40
    75         3.26         3.42         3.61         3.85         4.15         4.51
    80         3.26         3.42         3.63         3.88         4.19         4.58
    85         3.26         3.43         3.63         3.89         4.21         4.62
    90         3.26         3.43         3.64         3.90         4.22         4.65

  AGE OF
   FIRST                             AGE OF SECOND ANNUITANT
 ANNUITANT     65           70           75           80           85           90
-----------  -----------------------------------------------------------------------
    35        $3.24        $3.25        $3.26        $3.26        $3.26        $3.26
    40         3.39         3.40         3.42         3.42         3.43         3.43
    45         3.56         3.59         3.61         3.63         3.63         3.64
    50         3.77         3.82         3.85         3.88         3.89         3.90
    55         4.00         4.09         4.15         4.19         4.21         4.22
    60         4.25         4.40         4.51         4.58         4.62         4.65
    65         4.50         4.74         4.93         5.06         5.15         5.19
    70         4.74         5.08         5.39         5.63         5.79         5.88
    75         4.93         5.39         5.85         6.25         6.52         6.68
    80         5.06         5.63         6.25         6.82         7.26         7.53
    85         5.15         5.79         6.52         7.26         7.87         8.26
    90         5.19         5.88         6.68         7.53         8.26         8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                             MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.56        $4.55        $4.54        $4.53             $4.53
  40       4.70         4.69         4.68         4.66              4.66
  45       4.89         4.87         4.85         4.82              4.82
  50       5.14         5.11         5.07         5.02              5.03
  51       5.20         5.16         5.12         5.06              5.08
  52       5.26         5.22         5.17         5.11              5.13
  53       5.32         5.28         5.23         5.16              5.19
  54       5.39         5.34         5.29         5.21              5.25
  55       5.46         5.41         5.35         5.26              5.31
  56       5.54         5.48         5.41         5.31              5.37
  57       5.62         5.56         5.48         5.37              5.44
  58       5.71         5.64         5.55         5.43              5.51
  59       5.81         5.72         5.62         5.48              5.58
  60       5.91         5.81         5.70         5.54              5.66
  61       6.01         5.91         5.78         5.60              5.75
  62       6.13         6.01         5.86         5.66              5.83
  63       6.25         6.11         5.95         5.72              5.93
  64       6.38         6.23         6.04         5.79              6.03
  65       6.52         6.34         6.13         5.85              6.13
  66       6.68         6.47         6.22         5.91              6.24
  67       6.84         6.60         6.32         5.97              6.35
  68       7.01         6.73         6.41         6.02              6.48
  69       7.20         6.88         6.51         6.08              6.61
  70       7.40         7.02         6.61         6.13              6.74
  75       8.65         7.84         7.08         6.34              7.54
  80      10.45         8.73         7.46         6.45              8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
  40         4.40         4.45         4.50         4.54         4.58         4.61
  45         4.43         4.50         4.57         4.63         4.69         4.74
  50         4.46         4.54         4.63         4.73         4.81         4.89
  55         4.48         4.58         4.69         4.81         4.94         5.06
  60         4.50         4.61         4.74         4.89         5.06         5.23
  65         4.52         4.64         4.79         4.96         5.17         5.39
  70         4.53         4.66         4.82         5.02         5.26         5.54
  75         4.54         4.67         4.84         5.06         5.33         5.66
  80         4.55         4.68         4.86         5.09         5.38         5.75
  85         4.55         4.69         4.87         5.11         5.41         5.81
  90         4.55         4.70         4.88         5.12         5.43         5.85

 AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85            90
---------  -------------------------------------------------------------------------
  35        $4.52        $4.53        $4.54        $4.55         $4.55         $4.55
  40         4.64         4.66         4.67         4.68          4.69          4.70
  45         4.79         4.82         4.84         4.86          4.87          4.88
  50         4.96         5.02         5.06         5.09          5.11          5.12
  55         5.17         5.26         5.33         5.38          5.41          5.43
  60         5.39         5.54         5.66         5.75          5.81          5.85
  65         5.63         5.86         6.07         6.23          6.34          6.42
  70         5.86         6.20         6.53         6.81          7.03          7.18
  75         6.07         6.53         7.02         7.49          7.88          8.17
  80         6.23         6.81         7.49         8.20          8.87          9.41
  85         6.34         7.03         7.88         8.87          9.90         10.85
  90         6.42         7.18         8.17         9.41         10.85         12.30

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF
   FIRST                               AGE OF SECOND ANNUITANT
 ANNUITANT     35           40           45           50           55           60
-----------------------------------------------------------------------------------------
    35        $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
    40         4.40         4.45         4.50         4.54         4.58         4.61
    45         4.43         4.50         4.57         4.63         4.69         4.74
    50         4.46         4.54         4.63         4.73         4.81         4.89
    55         4.48         4.58         4.69         4.81         4.94         5.06
    60         4.50         4.61         4.74         4.89         5.06         5.22
    65         4.52         4.64         4.78         4.96         5.16         5.39
    70         4.53         4.66         4.82         5.01         5.25         5.53
    75         4.54         4.67         4.84         5.05         5.32         5.64
    80         4.55         4.68         4.86         5.08         5.36         5.72
    85         4.55         4.69         4.87         5.09         5.39         5.77
    90         4.55         4.69         4.87         5.10         5.40         5.80

  AGE OF
   FIRST                             AGE OF SECOND ANNUITANT
 ANNUITANT     65           70           75           80           85           90
-----------  -----------------------------------------------------------------------
    35        $4.52        $4.53        $4.54        $4.55        $4.55        $4.55
    40         4.64         4.66         4.67         4.68         4.69         4.69
    45         4.78         4.82         4.84         4.86         4.87         4.87
    50         4.96         5.01         5.05         5.08         5.09         5.10
    55         5.16         5.25         5.32         5.36         5.39         5.40
    60         5.39         5.53         5.64         5.72         5.77         5.80
    65         5.62         5.85         6.04         6.18         6.27         6.31
    70         5.85         6.17         6.47         6.71         6.88         6.97
    75         6.04         6.47         6.91         7.30         7.57         7.74
    80         6.18         6.71         7.30         7.85         8.27         8.54
    85         6.27         6.88         7.57         8.27         8.85         9.23
    90         6.31         6.97         7.74         8.54         9.23         9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240
------------------------------------------------------
  35      $5.24        $5.23        $5.23        $5.21
  40       5.37         5.36         5.35         5.33
  45       5.55         5.53         5.50         5.47
  50       5.78         5.75         5.70         5.65
  51       5.84         5.80         5.75         5.69
  52       5.90         5.85         5.80         5.73
  53       5.96         5.91         5.85         5.78
  54       6.03         5.97         5.91         5.82
  55       6.10         6.03         5.96         5.87
  56       6.17         6.10         6.02         5.92
  57       6.25         6.17         6.09         5.97
  58       6.33         6.25         6.15         6.02
  59       6.43         6.33         6.22         6.08
  60       6.52         6.42         6.30         6.13
  61       6.63         6.51         6.37         6.19
  62       6.74         6.61         6.45         6.25
  63       6.86         6.71         6.53         6.30
  64       6.99         6.82         6.61         6.36
  65       7.13         6.93         6.70         6.42
  66       7.28         7.05         6.79         6.47
  67       7.44         7.18         6.88         6.53
  68       7.62         7.31         6.97         6.58
  69       7.80         7.45         7.07         6.63
  70       8.00         7.59         7.16         6.68
  75       9.25         8.39         7.61         6.88
  80      11.06         9.24         7.97         6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
  FIRST                              AGE OF SECOND ANNUITANT
ANNUITANT    35           40           45           50           55           60
---------------------------------------------------------------------------------------
  35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.19
  40         5.09         5.13         5.17         5.21         5.25         5.28
  45         5.12         5.17         5.23         5.29         5.35         5.40
  50         5.14         5.21         5.29         5.37         5.45         5.53
  55         5.17         5.25         5.35         5.45         5.57         5.68
  60         5.19         5.28         5.40         5.53         5.68         5.84
  65         5.20         5.31         5.44         5.60         5.78         6.00
  70         5.21         5.33         5.47         5.65         5.87         6.14
  75         5.22         5.34         5.50         5.69         5.94         6.26
  80         5.23         5.35         5.52         5.72         6.00         6.35
  85         5.23         5.36         5.53         5.75         6.04         6.42
  90         5.24         5.37         5.54         5.76         6.06         6.46

 AGE OF
  FIRST                             AGE OF SECOND ANNUITANT
ANNUITANT    65           70           75           80           85            90
---------  -------------------------------------------------------------------------
  35        $5.20        $5.21        $5.22        $5.23         $5.23         $5.24
  40         5.31         5.33         5.34         5.35          5.36          5.37
  45         5.44         5.47         5.50         5.52          5.53          5.54
  50         5.60         5.65         5.69         5.72          5.75          5.76
  55         5.78         5.87         5.94         6.00          6.04          6.06
  60         6.00         6.14         6.26         6.35          6.42          6.46
  65         6.22         6.45         6.65         6.81          6.93          7.01
  70         6.45         6.78         7.10         7.38          7.60          7.76
  75         6.65         7.10         7.58         8.05          8.44          8.74
  80         6.81         7.38         8.05         8.75          9.42          9.97
  85         6.93         7.60         8.44         9.42         10.45         11.40
  90         7.01         7.76         8.74         9.97         11.40         12.85

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF
   FIRST                               AGE OF SECOND ANNUITANT
 ANNUITANT     35           40           45           50           55           60
-----------------------------------------------------------------------------------------
    35        $5.06        $5.09        $5.12        $5.14        $5.17        $5.18
    40         5.09         5.13         5.17         5.21         5.25         5.28
    45         5.12         5.17         5.23         5.29         5.35         5.39
    50         5.14         5.21         5.29         5.37         5.45         5.53
    55         5.17         5.25         5.35         5.45         5.57         5.68
    60         5.18         5.28         5.39         5.53         5.68         5.83
    65         5.20         5.30         5.43         5.59         5.78         5.99
    70         5.21         5.32         5.47         5.65         5.87         6.13
    75         5.22         5.34         5.49         5.69         5.93         6.24
    80         5.23         5.35         5.51         5.71         5.98         6.32
    85         5.23         5.36         5.52         5.73         6.01         6.37
    90         5.23         5.36         5.52         5.74         6.02         6.40

  AGE OF
   FIRST                             AGE OF SECOND ANNUITANT
 ANNUITANT     65           70           75           80           85           90
-----------  ------------------------------------------------------------------------
    35        $5.20        $5.21        $5.22        $5.23        $5.23         $5.23
    40         5.30         5.32         5.34         5.35         5.36          5.36
    45         5.43         5.47         5.49         5.51         5.52          5.52
    50         5.59         5.65         5.69         5.71         5.73          5.74
    55         5.78         5.87         5.93         5.98         6.01          6.02
    60         5.99         6.13         6.24         6.32         6.37          6.40
    65         6.21         6.43         6.62         6.76         6.85          6.90
    70         6.43         6.74         7.04         7.28         7.44          7.53
    75         6.62         7.04         7.46         7.84         8.12          8.28
    80         6.76         7.28         7.84         8.38         8.80          9.06
    85         6.85         7.44         8.12         8.80         9.36          9.72
    90         6.90         7.53         8.28         9.06         9.72         10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                       Attn: Investment Product Services
                                 P.O. Box 5085
                            Hartford, CT 06102-5085

                                     [LOGO]
                                 HARTFORD LIFE

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
          (a stock life insurance company, herein called the Company)

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of the Contract Value and any Premium Taxes as of the date of cancellation. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

    [ /s/ Donald C. Hunt              /s/ John C. Walters
    --------------------------------  --------------------------------
    DONALD C. HUNT, SECRETARY         JOHN C. WALTERS, PRESIDENT ]

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

                                     [LOGO]
                                  THE HARTFORD

                               TABLE OF CONTENTS

                                                                       PAGE
--------------------------------------------------------------------------------
Contract Specifications                                                   3
Definition of Certain Terms                                               4
Premium Payments                                                          6
Valuation Provisions                                                      6
Transfer Between Sub-Accounts Provisions                                  7
Contract Control Provisions                                               8
General Provisions                                                        8
Surrenders                                                               10
Death Benefits                                                           11
Settlement Provisions                                                    13
Annuity Tables                                                           16

                            CONTRACT SPECIFICATIONS

CONTRACT NUMBER              [SPECIMEN]          CONTRACT ISSUE DATE             [SEPTEMBER 8, 2002]
NAME OF ANNUITANT            [JAMES SCOTT]       ANNUITY COMMENCEMENT DATE       [JANUARY 1, 2032]
ANNUITANT AGE                [35]                INITIAL PREMIUM PAYMENT         [$10,000]
ANNUITANT SEX                [MALE]              MINIMUM SUBSEQUENT PAYMENT      [$500]
CONTINGENT ANNUITANT         [PAUL SCOTT]
DESIGNATED BENEFICIARY       [ANN SCOTT]
CONTRACT OWNER               [JAMES SCOTT]

                            DESCRIPTION OF BENEFITS

             INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:                         [HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE
                                          ACCOUNT SEVEN]
ANNUAL MAINTENANCE FEE:                   $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT
                                          ANNIVERSARY.
                                          $30 IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE
                                          CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY
                                          SURRENDERED.
MORTALITY AND EXPENSE RISK CHARGE:        [1.60%] PER ANNUM OF THE DAILY CONTRACT VALUE.
ADMINISTRATION CHARGE:                    [0.25%] PER ANNUM OF THE DAILY CONTRACT VALUE.

DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account of this contract before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT. All correspondence concerning this contract should be sent to our mailing address: Attn: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on the Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date on which Annuity payments begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

ASSUMED INVESTMENT RETURN - The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed annuity payments.

CONTINGENT ANNUITANT - The person that You may designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

CONTRACT OWNER - The owner(s) or holder of the contract.

CONTRACT VALUE - The aggregate value of the Sub-Accounts on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DUE PROOF OF DEATH - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

FUNDS - The securities which underlie Your Sub-Accounts.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

INTERNAL REVENUE CODE - The United States Internal Revenue Code of 1986, as amended or any successor law.

INTERNAL REVENUE SERVICE - The United States Internal Revenue Service or any successor agency.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

PAYEE - The person, designated by You, to whom annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An account that We established to separate the assets funding the variable benefits for this type of contracts from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).

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PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from You under all deferred variable annuity contracts issued by Us or Our affiliates then equals or exceeds $1,000,000.

ALLOCATION OF PREMIUM PAYMENTS

Premium payments, minus any applicable Premium Tax We may deduct, will be allocated to each Sub-Account according to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Sub-Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment minus any applicable Premium Taxes We may deduct, and is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to:

a) the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of the Valuation Period; divided by

b) the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by

c) the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

(a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by

(b) the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:

(a)  the number of Accumulation Units in that Sub-Account by

(b) the Accumulation Unit value as of that Valuation Day.

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VALUATION PROVISIONS (CONTINUED)

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day; by

b) the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by

c)  the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of the contract. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rate basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN SUB-ACCOUNTS

TRANSFER BETWEEN ACCOUNTS

You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:

a)  the requirement of a minimum time period between each transfer;

b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or

c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

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CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER

The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP

You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

BENEFICIARY

The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.

GENERAL PROVISIONS

THE CONTRACT

This contract and the endorsements or riders, if any, constitute the entire contract

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

CONTRACT MODIFICATION

No modification of this contract shall be made without the signature of Our President, a Senior Vice President, Executive Vice President, or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

MINIMUM VALUE STATEMENT

Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

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GENERAL PROVISIONS (CONTINUED)

NON-PARTICIPATION

This contract does not share in Our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND GENDER

If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

You will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract will be sent to You.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL

The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION

This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

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SURRENDERS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:

(a)  any applicable Premium Taxes not previously deducted; and

(b) the Annual Maintenance Fee as specified on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing, or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We will terminate the contract and pay the Surrender Value.

SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for a Period Certain), Option 5 (Joint Life Annuity with Payments for a Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain. Your surrender must occur during the Period Certain.

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:

(a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

(b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

(c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

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DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met:

If the Contract Owner dies, and:

a) the joint Contract Owner is living, the joint Contract owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.

c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the Beneficiary.

If the Annuitant dies, and:

a) is also the sole Contract Owner, the designated beneficiary will be the Beneficiary.

b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The contract will continue.

c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

d) the contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

CALCULATION OF THE DEATH BENEFIT

If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Accounts(s) in accordance with the last Sub-Account allocation instructions received from the Contact Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable is equal to the greater of:

a)  Surrender Value, or

b) the greatest Death Benefit payable under any rider or endorsement made part of this contract.

LIMITATIONS ON THE DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

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DEATH BENEFITS (CONTINUED)

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:

a) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

b)  the aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:

c) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or

d)  the aggregate Contract Value plus $1 million; or

e) the aggregate Contract Value plus the sum of the death benefits in excess of the aggregate Contract Value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

SETTLEMENT OF THE DEATH BENEFIT

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when we pare permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS

Subject to the Alternative Election or Spouse Beneficiary provisions below,

a) if any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and

b) if any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

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DEATH BENEFITS (CONTINUED)

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:

a)  does not extend beyond such Beneficiary's life (or life expectancy); and

b) does commence within one year of the Contract Owner's date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY

If the Contract Owner's spouse becomes a Beneficiary by reason of the Contract Owner's death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us within 30 days prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Date immediately following the later of:

a)  the Annuitant's 90th birthday; or

b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Company approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

ELECTION OF ANNUITY OPTION

You may elect, in writing, any one of the annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Service tables.

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SETTLEMENT PROVISIONS (CONTINUED)

ELECTION OF ANNUITY PAYMENT FREQUENCY

You may elect the Annuity Payment Frequency. Available Annuity
PaymentFrequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

ANNUITY CALCULATION DATE

The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

The first annuity payment is payable on the Annuity Commencement Date. The remaining annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

FIXED DOLLAR ANNUITY PAYMENTS - A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

COMBINATION FIXED DOLLAR AND VARIABLE ANNUITY PAYMENTS - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

MINIMUM PAYMENT

The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

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SETTLEMENT PROVISIONS (CONTINUED)

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return]. The table for the Sixth Option is based on an Assumed Investment Return.

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant's then-attained age. The age setback is as follows:

DATE OF FIRST PAYMENT     AGE SETBACK
-----------------------------------------
  Prior to 2005              2 years
   2005 - 2014               3 years
   2015 - 2019               4 years
   2020 - 2029               5 years
   2030 - 2039               6 years
  2040 or later              7 years

     (THIS PAGE INTENTIONALLY LEFT BLANK FOR OVERFLOW FROM PREVIOUS PAGE.)

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                         MALE PAYEE
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
-----------------------------------------------------
  35     $3.35        $3.35        $3.34        $3.33
  40      3.54         3.53         3.52         3.50
  45      3.78         3.76         3.74         3.71
  50      4.08         4.05         4.01         3.95
  51      4.15         4.12         4.07         4.01
  52      4.23         4.19         4.14         4.06
  53      4.30         4.26         4.20         4.12
  54      4.38         4.34         4.27         4.18
  55      4.47         4.42         4.35         4.24
  56      4.56         4.50         4.42         4.30
  57      4.66         4.59         4.50         4.37
  58      4.76         4.68         4.58         4.43
  59      4.87         4.78         4.67         4.50
  60      4.98         4.89         4.76         4.56
  61      5.11         5.00         4.85         4.63
  62      5.24         5.11         4.94         4.69
  63      5.38         5.23         5.04         4.76
  64      5.54         5.36         5.13         4.83
  65      5.70         5.50         5.23         4.89
  66      5.87         5.63         5.34         4.95
  67      6.06         5.78         5.44         5.01
  68      6.25         5.93         5.54         5.07
  69      6.46         6.08         5.64         5.12
  70      6.69         6.24         5.74         5.17
  75      8.05         7.10         6.21         5.36
  80      9.97         7.97         6.56         5.47

                        FEMALE PAYEE
                 MONTHLY PAYMENTS GUARANTEED
AGE      NONE         120          180          240
------  ---------------------------------------------
  35     $3.18        $3.18        $3.18        $3.17
  40      3.33         3.33         3.32         3.31
  45      3.52         3.51         3.50         3.49
  50      3.76         3.75         3.73         3.70
  51      3.81         3.80         3.78         3.75
  52      3.87         3.86         3.84         3.80
  53      3.93         3.92         3.89         3.85
  54      4.00         3.98         3.95         3.91
  55      4.07         4.04         4.01         3.96
  56      4.14         4.11         4.08         4.02
  57      4.22         4.19         4.15         4.08
  58      4.30         4.26         4.22         4.15
  59      4.38         4.35         4.29         4.21
  60      4.47         4.43         4.37         4.28
  61      4.57         4.52         4.45         4.35
  62      4.67         4.62         4.54         4.42
  63      4.78         4.72         4.63         4.49
  64      4.90         4.83         4.72         4.56
  65      5.03         4.94         4.82         4.63
  66      5.16         5.06         4.92         4.70
  67      5.30         5.19         5.02         4.78
  68      5.45         5.32         5.13         4.85
  69      5.62         5.46         5.24         4.92
  70      5.80         5.61         5.35         4.98
  75      6.92         6.46         5.91         5.26
  80      8.57         7.45         6.39         5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.84         4.06
  65      3.17         3.31         3.47         3.67         3.91         4.19
  70      3.17         3.32         3.49         3.71         3.97         4.29
  75      3.18         3.32         3.50         3.73         4.01         4.36
  80      3.18         3.33         3.51         3.74         4.03         4.40
  85      3.18         3.33         3.51         3.75         4.05         4.43
  90      3.18         3.33         3.52         3.75         4.05         4.45

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34         $3.35
  40      3.46         3.49         3.51         3.52         3.53          3.53
  45      3.64         3.69         3.72         3.74         3.76          3.77
  50      3.84         3.92         3.98         4.02         4.05          4.06
  55      4.06         4.19         4.29         4.36         4.41          4.43
  60      4.28         4.48         4.65         4.78         4.87          4.92
  65      4.48         4.78         5.06         5.29         5.46          5.56
  70      4.66         5.07         5.49         5.88         6.18          6.39
  75      4.79         5.31         5.90         6.49         7.02          7.42
  80      4.88         5.49         6.24         7.08         7.92          8.63
  85      4.94         5.62         6.50         7.58         8.78          9.92
  90      4.98         5.70         6.68         7.96         9.52         11.18

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $3.04        $3.11        $3.16        $3.21        $3.25        $3.28
  40      3.08         3.16         3.24         3.31         3.37         3.42
  45      3.11         3.21         3.31         3.41         3.50         3.58
  50      3.13         3.25         3.37         3.50         3.62         3.74
  55      3.15         3.27         3.41         3.57         3.74         3.90
  60      3.16         3.29         3.45         3.63         3.83         4.05
  65      3.17         3.31         3.47         3.67         3.91         4.18
  70      3.17         3.31         3.49         3.70         3.97         4.28
  75      3.18         3.32         3.50         3.72         4.00         4.35
  80      3.18         3.32         3.51         3.73         4.02         4.39
  85      3.18         3.33         3.51         3.74         4.04         4.41
  90      3.18         3.33         3.51         3.74         4.04         4.42

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $3.30        $3.32        $3.33        $3.34        $3.34        $3.34
  40      3.46         3.49         3.51         3.52         3.53         3.53
  45      3.64         3.69         3.72         3.74         3.75         3.76
  50      3.84         3.92         3.97         4.01         4.03         4.05
  55      4.05         4.18         4.28         4.35         4.39         4.40
  60      4.27         4.47         4.64         4.76         4.83         4.86
  65      4.48         4.77         5.04         5.24         5.38         5.45
  70      4.65         5.05         5.45         5.79         6.02         6.16
  75      4.77         5.27         5.82         6.32         6.71         6.94
  80      4.86         5.43         6.10         6.79         7.35         7.70
  85      4.90         5.53         6.30         7.12         7.85         8.33
  90      4.93         5.58         6.40         7.32         8.16         8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                     MALE PAYEE
                             MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.63        $4.62        $4.61        $4.60             $4.60
  40       4.80         4.78         4.77         4.74              4.74
  45       5.02         4.99         4.96         4.91              4.92
  50       5.30         5.25         5.20         5.13              5.16
  51       5.36         5.31         5.26         5.18              5.21
  52       5.43         5.38         5.31         5.23              5.27
  53       5.51         5.45         5.37         5.28              5.33
  54       5.58         5.52         5.44         5.33              5.39
  55       5.67         5.59         5.50         5.38              5.46
  56       5.75         5.67         5.57         5.44              5.53
  57       5.85         5.75         5.64         5.49              5.60
  58       5.95         5.84         5.72         5.55              5.68
  59       6.05         5.94         5.80         5.61              5.76
  60       6.17         6.04         5.88         5.67              5.85
  61       6.29         6.14         5.96         5.73              5.94
  62       6.42         6.25         6.05         5.78              6.04
  63       6.56         6.37         6.14         5.84              6.14
  64       6.71         6.49         6.23         5.90              6.24
  65       6.87         6.62         6.32         5.96              6.36
  66       7.05         6.75         6.41         6.01              6.47
  67       7.23         6.89         6.51         6.06              6.60
  68       7.43         7.03         6.60         6.11              6.73
  69       7.65         7.18         6.69         6.16              6.87
  70       7.87         7.33         6.79         6.21              7.01
  75       9.25         8.14         7.21         6.38              7.85
  80      11.20         8.97         7.53         6.47              8.92

                                    FEMALE PAYEE
                            MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240           CASH REFUND
------  --------------------------------------------------------------------
  35     $4.48        $4.48        $4.47        $4.47             $4.46
  40      4.60         4.60         4.59         4.58              4.58
  45      4.77         4.75         4.74         4.72              4.72
  50      4.98         4.96         4.94         4.90              4.91
  51      5.03         5.01         4.98         4.94              4.95
  52      5.08         5.06         5.03         4.99              5.00
  53      5.14         5.11         5.08         5.03              5.05
  54      5.20         5.17         5.13         5.08              5.10
  55      5.26         5.23         5.19         5.13              5.16
  56      5.33         5.29         5.25         5.18              5.21
  57      5.40         5.36         5.31         5.24              5.27
  58      5.48         5.43         5.37         5.29              5.34
  59      5.56         5.51         5.44         5.35              5.41
  60      5.65         5.59         5.51         5.41              5.48
  61      5.74         5.67         5.59         5.47              5.55
  62      5.84         5.76         5.67         5.53              5.63
  63      5.95         5.86         5.75         5.59              5.72
  64      6.06         5.96         5.84         5.66              5.81
  65      6.18         6.07         5.93         5.72              5.91
  66      6.31         6.18         6.02         5.79              6.01
  67      6.46         6.30         6.11         5.85              6.12
  68      6.61         6.43         6.21         5.92              6.23
  69      6.77         6.57         6.31         5.98              6.35
  70      6.95         6.71         6.42         6.04              6.48
  75      8.08         7.53         6.94         6.29              7.25
  80      9.75         8.47         7.37         6.43              8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.54         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.21
  65      4.46         4.57         4.71         4.88         5.09         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.43
  75      4.47         4.59         4.74         4.94         5.19         5.51
  80      4.48         4.59         4.75         4.95         5.21         5.56
  85      4.48         4.60         4.76         4.96         5.23         5.60
  90      4.48         4.60         4.76         4.97         5.25         5.62

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61         $4.62         $4.63
  40      4.70         4.73         4.75         4.77          4.78          4.79
  45      4.85         4.90         4.94         4.97          4.99          5.00
  50      5.02         5.10         5.17         5.21          5.25          5.27
  55      5.21         5.34         5.45         5.53          5.58          5.62
  60      5.41         5.61         5.78         5.92          6.02          6.08
  65      5.60         5.89         6.17         6.40          6.58          6.70
  70      5.78         6.17         6.58         6.97          7.29          7.52
  75      5.91         6.41         6.98         7.57          8.11          8.53
  80      6.01         6.60         7.33         8.16          9.00          9.72
  85      6.08         6.73         7.60         8.66          9.86         11.01
  90      6.12         6.82         7.79         9.05         10.61         12.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.35        $4.40        $4.44        $4.48        $4.52        $4.55
  40      4.38         4.44         4.50         4.56         4.61         4.66
  45      4.41         4.48         4.56         4.64         4.72         4.79
  50      4.42         4.51         4.61         4.71         4.82         4.93
  55      4.44         4.53         4.65         4.78         4.92         5.07
  60      4.45         4.55         4.68         4.83         5.01         5.20
  65      4.46         4.57         4.71         4.88         5.08         5.33
  70      4.47         4.58         4.73         4.91         5.14         5.42
  75      4.47         4.59         4.74         4.93         5.18         5.49
  80      4.47         4.59         4.75         4.95         5.20         5.54
  85      4.48         4.60         4.75         4.95         5.22         5.57
  90      4.48         4.60         4.75         4.96         5.23         5.58

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $4.57        $4.59        $4.60        $4.61        $4.62        $4.62
  40      4.70         4.73         4.75         4.77         4.78         4.78
  45      4.85         4.90         4.93         4.96         4.98         4.99
  50      5.02         5.10         5.16         5.20         5.23         5.24
  55      5.21         5.33         5.44         5.51         5.55         5.58
  60      5.41         5.60         5.76         5.89         5.97         6.01
  65      5.60         5.88         6.14         6.35         6.49         6.57
  70      5.76         6.14         6.52         6.86         7.10         7.24
  75      5.89         6.36         6.88         7.37         7.75         7.98
  80      5.97         6.52         7.16         7.82         8.36         8.70
  85      6.03         6.62         7.35         8.14         8.83         9.29
  90      6.05         6.68         7.46         8.34         9.13         9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                          MALE PAYEE
                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240
------------------------------------------------------
  35      $5.31        $5.30        $5.29        $5.27
  40       5.46         5.45         5.43         5.40
  45       5.67         5.64         5.60         5.56
  50       5.94         5.89         5.83         5.75
  51       6.00         5.94         5.88         5.80
  52       6.07         6.00         5.93         5.84
  53       6.14         6.07         5.99         5.89
  54       6.22         6.14         6.05         5.94
  55       6.30         6.21         6.11         5.99
  56       6.38         6.28         6.18         6.04
  57       6.47         6.36         6.24         6.09
  58       6.57         6.45         6.32         6.14
  59       6.67         6.54         6.39         6.19
  60       6.78         6.64         6.47         6.25
  61       6.90         6.74         6.55         6.30
  62       7.03         6.84         6.63         6.36
  63       7.17         6.96         6.71         6.41
  64       7.32         7.07         6.80         6.47
  65       7.48         7.20         6.88         6.52
  66       7.66         7.33         6.97         6.57
  67       7.84         7.46         7.06         6.62
  68       8.04         7.60         7.15         6.67
  69       8.25         7.74         7.24         6.71
  70       8.48         7.89         7.33         6.75
  75       9.86         8.68         7.73         6.91
  80      11.81         9.47         8.04         7.00

                         FEMALE PAYEE
                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE          120          180          240
------  ----------------------------------------------
  35      $5.17        $5.17        $5.16        $5.15
  40       5.28         5.27         5.26         5.25
  45       5.43         5.42         5.40         5.38
  50       5.63         5.60         5.58         5.54
  51       5.67         5.65         5.62         5.58
  52       5.72         5.70         5.66         5.62
  53       5.78         5.75         5.71         5.66
  54       5.84         5.80         5.76         5.70
  55       5.90         5.86         5.81         5.75
  56       5.96         5.92         5.87         5.80
  57       6.03         5.98         5.92         5.85
  58       6.10         6.05         5.98         5.90
  59       6.18         6.12         6.05         5.95
  60       6.27         6.20         6.12         6.01
  61       6.36         6.28         6.19         6.06
  62       6.46         6.37         6.26         6.12
  63       6.56         6.46         6.34         6.18
  64       6.67         6.56         6.42         6.24
  65       6.79         6.66         6.51         6.30
  66       6.92         6.77         6.59         6.36
  67       7.06         6.89         6.69         6.42
  68       7.21         7.01         6.78         6.48
  69       7.37         7.14         6.88         6.54
  70       7.54         7.28         6.97         6.59
  75       8.67         8.08         7.47         6.83
  80      10.35         8.99         7.89         6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.48         5.64         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.94
  70      5.16         5.26         5.38         5.55         5.77         6.04
  75      5.16         5.26         5.40         5.58         5.81         6.11
  80      5.17         5.27         5.41         5.60         5.84         6.17
  85      5.17         5.27         5.42         5.61         5.86         6.21
  90      5.17         5.28         5.42         5.61         5.88         6.23

 AGE
  OF                                  AGE OF FEMALE
 MALE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $5.25        $5.27        $5.28        $5.29         $5.30         $5.30
  40      5.36         5.39         5.41         5.43          5.45          5.45
  45      5.49         5.54         5.58         5.61          5.64          5.65
  50      5.65         5.73         5.80         5.85          5.88          5.91
  55      5.82         5.95         6.06         6.14          6.20          6.24
  60      6.01         6.20         6.37         6.52          6.62          6.69
  65      6.20         6.47         6.75         6.99          7.17          7.30
  70      6.36         6.74         7.15         7.54          7.86          8.10
  75      6.50         6.98         7.54         8.13          8.67          9.10
  80      6.60         7.17         7.89         8.71          9.55         10.28
  85      6.68         7.31         8.16         9.22         10.41         11.56
  90      6.72         7.40         8.36         9.62         11.16         12.81

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE
  OF                                   AGE OF FEMALE
 MALE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.05        $5.09        $5.13        $5.16        $5.19        $5.22
  40      5.08         5.13         5.18         5.23         5.28         5.32
  45      5.10         5.16         5.23         5.30         5.37         5.43
  50      5.11         5.19         5.27         5.36         5.46         5.56
  55      5.13         5.21         5.31         5.42         5.55         5.69
  60      5.14         5.23         5.34         5.47         5.63         5.82
  65      5.15         5.24         5.36         5.52         5.71         5.93
  70      5.16         5.25         5.38         5.55         5.76         6.03
  75      5.16         5.26         5.40         5.57         5.80         6.10
  80      5.17         5.27         5.41         5.59         5.83         6.15
  85      5.17         5.27         5.41         5.60         5.84         6.17
  90      5.17         5.27         5.41         5.60         5.85         6.19

 AGE
  OF                                 AGE OF FEMALE
 MALE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $5.25        $5.26        $5.28        $5.29        $5.30         $5.30
  40      5.36         5.39         5.41         5.43         5.44          5.44
  45      5.49         5.54         5.58         5.61         5.62          5.63
  50      5.65         5.72         5.79         5.83         5.86          5.88
  55      5.82         5.94         6.04         6.12         6.17          6.19
  60      6.01         6.19         6.36         6.48         6.56          6.61
  65      6.19         6.46         6.71         6.92         7.07          7.14
  70      6.35         6.71         7.08         7.42         7.66          7.79
  75      6.47         6.93         7.43         7.91         8.29          8.51
  80      6.56         7.09         7.71         8.35         8.88          9.21
  85      6.62         7.19         7.90         8.67         9.34          9.78
  90      6.64         7.25         8.01         8.86         9.63         10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                 MONTHLY PAYMENTS GUARANTEED
 AGE     NONE         120          180          240
-----------------------------------------------------
  35     $3.27        $3.26        $3.26        $3.25
  40      3.44         3.43         3.42         3.41
  45      3.65         3.64         3.62         3.60
  50      3.92         3.90         3.87         3.83
  51      3.98         3.96         3.93         3.88
  52      4.05         4.02         3.99         3.93
  53      4.12         4.09         4.05         3.99
  54      4.19         4.16         4.11         4.05
  55      4.27         4.23         4.18         4.11
  56      4.35         4.31         4.25         4.17
  57      4.44         4.39         4.33         4.23
  58      4.53         4.47         4.40         4.29
  59      4.62         4.56         4.48         4.36
  60      4.73         4.66         4.57         4.43
  61      4.84         4.76         4.65         4.49
  62      4.95         4.87         4.74         4.56
  63      5.08         4.98         4.84         4.63
  64      5.21         5.09         4.93         4.70
  65      5.36         5.22         5.03         4.77
  66      5.51         5.35         5.13         4.83
  67      5.67         5.48         5.24         4.90
  68      5.85         5.63         5.34         4.96
  69      6.03         5.77         5.45         5.03
  70      6.23         5.93         5.55         5.08
  75      7.47         6.79         6.07         5.32
  80      9.25         7.72         6.48         5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF
 FIRST                                AGE OF SECOND PAYEE
 PAYEE      35           40           45           50           55           60
--------------------------------------------------------------------------------------
   35      $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
   40       3.10         3.17         3.23         3.29         3.33         3.36
   45       3.14         3.23         3.32         3.40         3.47         3.52
   50       3.18         3.29         3.40         3.51         3.61         3.70
   55       3.21         3.33         3.47         3.61         3.76         3.89
   60       3.22         3.36         3.52         3.70         3.89         4.08
   65       3.24         3.39         3.56         3.77         4.00         4.25
   70       3.25         3.41         3.59         3.82         4.09         4.40
   75       3.26         3.42         3.62         3.86         4.16         4.52
   80       3.26         3.43         3.63         3.88         4.20         4.60
   85       3.26         3.43         3.64         3.90         4.23         4.65
   90       3.27         3.43         3.64         3.91         4.25         4.69

 AGE OF
 FIRST                              AGE OF SECOND PAYEE
 PAYEE      65           70           75           80           85           90
--------  ------------------------------------------------------------------------
   35      $3.24        $3.25        $3.26        $3.26        $3.26         $3.27
   40       3.39         3.41         3.42         3.43         3.43          3.43
   45       3.56         3.59         3.62         3.63         3.64          3.64
   50       3.77         3.82         3.86         3.88         3.90          3.91
   55       4.00         4.09         4.16         4.20         4.23          4.25
   60       4.25         4.40         4.52         4.60         4.65          4.69
   65       4.51         4.75         4.95         5.10         5.21          5.27
   70       4.75         5.11         5.44         5.71         5.92          6.05
   75       4.95         5.44         5.94         6.41         6.79          7.06
   80       5.10         5.71         6.41         7.13         7.79          8.32
   85       5.21         5.92         6.79         7.79         8.83          9.76
   90       5.27         6.05         7.06         8.32         9.76         11.22

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 3% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF
 FIRST                                AGE OF SECOND PAYEE
 PAYEE      35           40           45           50           55           60
--------------------------------------------------------------------------------------
   35      $3.05        $3.10        $3.14        $3.18        $3.21        $3.22
   40       3.10         3.17         3.23         3.29         3.33         3.36
   45       3.14         3.23         3.32         3.40         3.47         3.52
   50       3.18         3.29         3.40         3.51         3.61         3.70
   55       3.21         3.33         3.47         3.61         3.76         3.89
   60       3.22         3.36         3.52         3.70         3.89         4.08
   65       3.24         3.39         3.56         3.77         4.00         4.25
   70       3.25         3.40         3.59         3.82         4.09         4.40
   75       3.26         3.42         3.61         3.85         4.15         4.51
   80       3.26         3.42         3.63         3.88         4.19         4.58
   85       3.26         3.43         3.63         3.89         4.21         4.62
   90       3.26         3.43         3.64         3.90         4.22         4.65

 AGE OF
 FIRST                              AGE OF SECOND PAYEE
 PAYEE      65           70           75           80           85           90
--------  -----------------------------------------------------------------------
   35      $3.24        $3.25        $3.26        $3.26        $3.26        $3.26
   40       3.39         3.40         3.42         3.42         3.43         3.43
   45       3.56         3.59         3.61         3.63         3.63         3.64
   50       3.77         3.82         3.85         3.88         3.89         3.90
   55       4.00         4.09         4.15         4.19         4.21         4.22
   60       4.25         4.40         4.51         4.58         4.62         4.65
   65       4.50         4.74         4.93         5.06         5.15         5.19
   70       4.74         5.08         5.39         5.63         5.79         5.88
   75       4.93         5.39         5.85         6.25         6.52         6.68
   80       5.06         5.63         6.25         6.82         7.26         7.53
   85       5.15         5.79         6.52         7.26         7.87         8.26
   90       5.19         5.88         6.68         7.53         8.26         8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $17.91             10             $9.61             15             $6.87
            6              15.14             11              8.86             16              6.53
            7              13.16             12              8.24             17              6.23
            8              11.68             13              7.71             18              5.96
            9              10.53             14              7.26             19              5.73

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $5.51             25             $4.71             30             $4.18
           21              5.32             26              4.59
           22              5.15             27              4.47
           23              4.99             28              4.37
           24              4.84             29              4.27

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                             MONTHLY PAYMENTS GUARANTEED
AGE      NONE          120          180          240           CASH REFUND
-----------------------------------------------------------------------------
  35      $4.56        $4.55        $4.54        $4.53             $4.53
  40       4.70         4.69         4.68         4.66              4.66
  45       4.89         4.87         4.85         4.82              4.82
  50       5.14         5.11         5.07         5.02              5.03
  51       5.20         5.16         5.12         5.06              5.08
  52       5.26         5.22         5.17         5.11              5.13
  53       5.32         5.28         5.23         5.16              5.19
  54       5.39         5.34         5.29         5.21              5.25
  55       5.46         5.41         5.35         5.26              5.31
  56       5.54         5.48         5.41         5.31              5.37
  57       5.62         5.56         5.48         5.37              5.44
  58       5.71         5.64         5.55         5.43              5.51
  59       5.81         5.72         5.62         5.48              5.58
  60       5.91         5.81         5.70         5.54              5.66
  61       6.01         5.91         5.78         5.60              5.75
  62       6.13         6.01         5.86         5.66              5.83
  63       6.25         6.11         5.95         5.72              5.93
  64       6.38         6.23         6.04         5.79              6.03
  65       6.52         6.34         6.13         5.85              6.13
  66       6.68         6.47         6.22         5.91              6.24
  67       6.84         6.60         6.32         5.97              6.35
  68       7.01         6.73         6.41         6.02              6.48
  69       7.20         6.88         6.51         6.08              6.61
  70       7.40         7.02         6.61         6.13              6.74
  75       8.65         7.84         7.08         6.34              7.54
  80      10.45         8.73         7.46         6.45              8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

AGE OF
FIRST                                 AGE OF SECOND PAYEE
PAYEE       35           40           45           50           55           60
--------------------------------------------------------------------------------------
   35      $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
   40       4.40         4.45         4.50         4.54         4.58         4.61
   45       4.43         4.50         4.57         4.63         4.69         4.74
   50       4.46         4.54         4.63         4.73         4.81         4.89
   55       4.48         4.58         4.69         4.81         4.94         5.06
   60       4.50         4.61         4.74         4.89         5.06         5.23
   65       4.52         4.64         4.79         4.96         5.17         5.39
   70       4.53         4.66         4.82         5.02         5.26         5.54
   75       4.54         4.67         4.84         5.06         5.33         5.66
   80       4.55         4.68         4.86         5.09         5.38         5.75
   85       4.55         4.69         4.87         5.11         5.41         5.81
   90       4.55         4.70         4.88         5.12         5.43         5.85

AGE OF
FIRST                                AGE OF SECOND PAYEE
PAYEE       65           70           75           80           85            90
--------  -------------------------------------------------------------------------
   35      $4.52        $4.53        $4.54        $4.55         $4.55         $4.55
   40       4.64         4.66         4.67         4.68          4.69          4.70
   45       4.79         4.82         4.84         4.86          4.87          4.88
   50       4.96         5.02         5.06         5.09          5.11          5.12
   55       5.17         5.26         5.33         5.38          5.41          5.43
   60       5.39         5.54         5.66         5.75          5.81          5.85
   65       5.63         5.86         6.07         6.23          6.34          6.42
   70       5.86         6.20         6.53         6.81          7.03          7.18
   75       6.07         6.53         7.02         7.49          7.88          8.17
   80       6.23         6.81         7.49         8.20          8.87          9.41
   85       6.34         7.03         7.88         8.87          9.90         10.85
   90       6.42         7.18         8.17         9.41         10.85         12.30

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 5% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

AGE OF
FIRST                               AGE OF SECOND PAYEE
PAYEE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $4.36        $4.40        $4.43        $4.46        $4.48        $4.50
  40      4.40         4.45         4.50         4.54         4.58         4.61
  45      4.43         4.50         4.57         4.63         4.69         4.74
  50      4.46         4.54         4.63         4.73         4.81         4.89
  55      4.48         4.58         4.69         4.81         4.94         5.06
  60      4.50         4.61         4.74         4.89         5.06         5.22
  65      4.52         4.64         4.78         4.96         5.16         5.39
  70      4.53         4.66         4.82         5.01         5.25         5.53
  75      4.54         4.67         4.84         5.05         5.32         5.64
  80      4.55         4.68         4.86         5.08         5.36         5.72
  85      4.55         4.69         4.87         5.09         5.39         5.77
  90      4.55         4.69         4.87         5.10         5.40         5.80

AGE OF
FIRST                             AGE OF SECOND PAYEE
PAYEE     65           70           75           80           85           90
------  -----------------------------------------------------------------------
  35     $4.52        $4.53        $4.54        $4.55        $4.55        $4.55
  40      4.64         4.66         4.67         4.68         4.69         4.69
  45      4.78         4.82         4.84         4.86         4.87         4.87
  50      4.96         5.01         5.05         5.08         5.09         5.10
  55      5.16         5.25         5.32         5.36         5.39         5.40
  60      5.39         5.53         5.64         5.72         5.77         5.80
  65      5.62         5.85         6.04         6.18         6.27         6.31
  70      5.85         6.17         6.47         6.71         6.88         6.97
  75      6.04         6.47         6.91         7.30         7.57         7.74
  80      6.18         6.71         7.30         7.85         8.27        8.54]
  85      6.27         6.88         7.57         8.27         8.85         9.23
  90      6.31         6.97         7.74         8.54         9.23         9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $18.74             10            $10.51             15             $7.82
            6              15.99             11              9.77             16              7.49
            7              14.02             12              9.16             17              7.20
            8              12.56             13              8.64             18              6.94
            9              11.42             14              8.20             19              6.71

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $6.51             25             $5.76             30             $5.28
           21              6.33             26              5.65
           22              6.17             27              5.54
           23              6.02             28              5.45
           24              5.88             29              5.36

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
            AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

               MONTHLY PAYMENTS GUARANTEED
AGE    NONE          120          180          240
----------------------------------------------------
 35     $5.24        $5.23        $5.23        $5.21
 40      5.37         5.36         5.35         5.33
 45      5.55         5.53         5.50         5.47
 50      5.78         5.75         5.70         5.65
 51      5.84         5.80         5.75         5.69
 52      5.90         5.85         5.80         5.73
 53      5.96         5.91         5.85         5.78
 54      6.03         5.97         5.91         5.82
 55      6.10         6.03         5.96         5.87
 56      6.17         6.10         6.02         5.92
 57      6.25         6.17         6.09         5.97
 58      6.33         6.25         6.15         6.02
 59      6.43         6.33         6.22         6.08
 60      6.52         6.42         6.30         6.13
 61      6.63         6.51         6.37         6.19
 62      6.74         6.61         6.45         6.25
 63      6.86         6.71         6.53         6.30
 64      6.99         6.82         6.61         6.36
 65      7.13         6.93         6.70         6.42
 66      7.28         7.05         6.79         6.47
 67      7.44         7.18         6.88         6.53
 68      7.62         7.31         6.97         6.58
 69      7.80         7.45         7.07         6.63
 70      8.00         7.59         7.16         6.68
 75      9.25         8.39         7.61         6.88
 80     11.06         9.24         7.97         6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

AGE OF
FIRST                               AGE OF SECOND PAYEE
PAYEE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.06        $5.09        $5.12        $5.14        $5.17        $5.19
  40      5.09         5.13         5.17         5.21         5.25         5.28
  45      5.12         5.17         5.23         5.29         5.35         5.40
  50      5.14         5.21         5.29         5.37         5.45         5.53
  55      5.17         5.25         5.35         5.45         5.57         5.68
  60      5.19         5.28         5.40         5.53         5.68         5.84
  65      5.20         5.31         5.44         5.60         5.78         6.00
  70      5.21         5.33         5.47         5.65         5.87         6.14
  75      5.22         5.34         5.50         5.69         5.94         6.26
  80      5.23         5.35         5.52         5.72         6.00         6.35
  85      5.23         5.36         5.53         5.75         6.04         6.42
  90      5.24         5.37         5.54         5.76         6.06         6.46

AGE OF
FIRST                              AGE OF SECOND PAYEE
PAYEE     65           70           75           80           85            90
------  -------------------------------------------------------------------------
  35     $5.20        $5.21        $5.22        $5.23         $5.23         $5.24
  40      5.31         5.33         5.34         5.35          5.36          5.37
  45      5.44         5.47         5.50         5.52          5.53          5.54
  50      5.60         5.65         5.69         5.72          5.75          5.76
  55      5.78         5.87         5.94         6.00          6.04          6.06
  60      6.00         6.14         6.26         6.35          6.42          6.46
  65      6.22         6.45         6.65         6.81          6.93          7.01
  70      6.45         6.78         7.10         7.38          7.60          7.76
  75      6.65         7.10         7.58         8.05          8.44          8.74
  80      6.81         7.38         8.05         8.75          9.42          9.97
  85      6.93         7.60         8.44         9.42         10.45         11.40
  90      7.01         7.76         8.74         9.97         11.40         12.85

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A 6% ASSUMED INVESTMENT RETURN
                                  (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

AGE OF
FIRST                               AGE OF SECOND PAYEE
PAYEE     35           40           45           50           55           60
------------------------------------------------------------------------------------
  35     $5.06        $5.09        $5.12        $5.14        $5.17        $5.18
  40      5.09         5.13         5.17         5.21         5.25         5.28
  45      5.12         5.17         5.23         5.29         5.35         5.39
  50      5.14         5.21         5.29         5.37         5.45         5.53
  55      5.17         5.25         5.35         5.45         5.57         5.68
  60      5.18         5.28         5.39         5.53         5.68         5.83
  65      5.20         5.30         5.43         5.59         5.78         5.99
  70      5.21         5.32         5.47         5.65         5.87         6.13
  75      5.22         5.34         5.49         5.69         5.93         6.24
  80      5.23         5.35         5.51         5.71         5.98         6.32
  85      5.23         5.36         5.52         5.73         6.01         6.37
  90      5.23         5.36         5.52         5.74         6.02         6.40

AGE OF
FIRST                             AGE OF SECOND PAYEE
PAYEE     65           70           75           80           85           90
------  ------------------------------------------------------------------------
  35     $5.20        $5.21        $5.22        $5.23        $5.23         $5.23
  40      5.30         5.32         5.34         5.35         5.36          5.36
  45      5.43         5.47         5.49         5.51         5.52          5.52
  50      5.59         5.65         5.69         5.71         5.73          5.74
  55      5.78         5.87         5.93         5.98         6.01          6.02
  60      5.99         6.13         6.24         6.32         6.37          6.40
  65      6.21         6.43         6.62         6.76         6.85          6.90
  70      6.43         6.74         7.04         7.28         7.44          7.53
  75      6.62         7.04         7.46         7.84         8.12          8.28
  80      6.76         7.28         7.84         8.38         8.80         9.06]
  85      6.85         7.44         8.12         8.80         9.36          9.72
  90      6.90         7.53         8.28         9.06         9.72         10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

                        AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF           MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS           YEARS          PAYMENTS          YEARS          PAYMENTS
-------------------------------------------------------------------------------------------------------
            5             $19.17             10            $10.97             15             $8.31
            6              16.42             11             10.24             16              7.99
            7              14.46             12              9.63             17              7.71
            8              13.00             13              9.12             18              7.46
            9              11.87             14              8.69             19              7.24

                       AMOUNT OF                        AMOUNT OF                        AMOUNT OF
        NO. OF          MONTHLY          NO. OF          MONTHLY          NO. OF          MONTHLY
         YEARS          PAYMENTS          YEARS          PAYMENTS          YEARS          PAYMENTS
---  -------------------------------------------------------------------------------------------------
           20             $7.04             25             $6.32             30             $5.87
           21              6.86             26              6.21
           22              6.70             27              6.11
           23              6.56             28              6.02
           24              6.43             29              5.94

                          INDIVIDUAL FLEXIBLE PREMIUM
                           VARIABLE ANNUITY CONTRACT

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                       Attn: Investment Product Services
                                 P.O. Box 5085
                            Hartford, CT 06102-5085

                                     [LOGO]
                                 HARTFORD LIFE

                                     [LOGO]
                                  THE HARTFORD

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                          STANDARD DEATH BENEFIT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. This rider modifies the Death Benefit of the Contract.

The following replaces the "DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE" section of Your Contract:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date and upon Our receipt of Due Proof of Death is equal to the Contract Value, minus the Distribution Charge, if applicable.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                                     [LOGO]
                                  THE HARTFORD

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                     RETURN OF PREMIUM DEATH BENEFIT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. This rider provides a Guaranteed Minimum Death Benefit (DB).

This rider provides a Guaranteed Minimum Death Benefit that replaces the standard death benefit provided in the Contract. The determination of the DB and how it can change are described in the other sections of this rider.

DEFINITIONS

Terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

     CONTRACT VALUE (CV). The total value of the Sub-Account(s) and Fixed Account, if applicable.

     OTHER ACCOUNT(S). Any investment vehicle(s) offered and authorized by Us, that We designate by rider. This excludes the Sub-Account(s) and Fixed Account, if applicable.

     PARTIAL SURRENDER. A withdrawal of a portion of the Contract Value, including transfers to Other Account(s).

     PREMIUM PAYMENT. The total amount of the initial and subsequent premium payments deposited into the Sub-Account(s) and Fixed Account, if applicable, including transfers from Other Account(s). Our approval is required for any subsequent Premium Payment received after the first [12] months, excluding transfers from Other Account(s).

     WITHDRAWAL LIMIT. If this rider is effective on the Contract Issue Date, then this amount is equal to [5] % of Premium Payments, or if a change of ownership occurs or spousal continuation is elected, [5%] of Contract Value as of the date of such change plus Premium Payment(s) made after such date. If this rider is effective after the Contract Issue Date, then this amount is equal to [5] % of Contract Value on the rider effective date plus subsequent premiums received after the rider effective date, or if a change of ownership occurs or spousal continuation is elected, [5%] of Contract Value as of the date of such change plus Premium Payment(s) made after such date.

The following replaces the "DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE" section of Your Contract:

1.   If this rider is effective on the Contract Issue Date:

The Death Benefit before the Annuity Commencement Date and upon Our receipt of Due Proof of Death is equal to the greater of the amounts determined in a) or b) below:

       a) Premium Payments adjusted for Partial Surrenders (as defined below), or

       b)  The Contract Value, minus the Distribution Charge, if applicable.

2.   If this rider is effective after the Contract Issue Date:

The Death Benefit before the Annuity Commencement Date and upon Our receipt of Due Proof of Death is equal to the greater of the amounts determined in a) or b) below:

       c) Contract Value on the rider effective date plus subsequent premiums received after the rider effective date adjusted for Partial Surrenders (as defined below), or

       d)  The Contract Value, minus the Distribution Charge, if applicable.

WHEN A PARTIAL SURRENDER IS MADE:

The DB will be adjusted as follows:

1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the Withdrawal Limit, We will reduce the DB by the dollar amount of such Partial Surrender(s).

2. For cumulative Partial Surrender(s) in a Contract Year that exceed the Withdrawal Limit, and all Partial Surrender(s) were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) requirements imposed by federal law, We will reduce the DB by the dollar amount of such Partial Surrender(s).

3. For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the Withdrawal Limit, and the RMD exception above does not apply, We will reduce the DB by the dollar amount of the Partial Surrender that does not exceed the Withdrawal Limit.

     For that portion of the Partial Surrender that exceeds the Withdrawal Limit, We will reduce the remaining DB by applying a factor. The factor is as follows:

       1   - (A/(B-C)) where:

              A   =   The amount of the Partial Surrender(s) during the Contract
                      Year in excess of the Withdrawal Limit; and
              B   =   Contract Value immediately prior to the Partial Surrender;
                      and
              C   =   the Withdrawal Limit, less any prior Partial Surrender(s)
                      during the Contract Year. If C results in a negative number, C becomes zero.

4. For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Withdrawal Limit, We will reduce the DB by applying a factor. The factor is as follows:

       1   - (A/B) where:

              A   = The amount of the Partial Surrender; and
              B   = Contract Value immediately prior to the Partial Surrender.

SPOUSAL CONTINUATION

If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, We will increase the Contract Value to the DB value as of the date We receive Due Proof of Death according to the future contribution allocation then in effect. The surviving spouse becomes the new Contract Owner on the effective date of the spousal continuation. The following are the effects of an ownership change due to spousal continuation:

1. If the Owner is less than or equal to age [80] at the time of the continuation, then either a) or b) will apply as follows:

       a) If the rider is not currently available for sale, We will terminate this rider and the DB thereafter will be equal to the Contract Value. The rider charge will be assessed on the termination date, and will no longer be assessed thereafter; or

       b) If the rider is currently available for sale, We will continue the existing rider at the rider charge that is currently being assessed for new sales of the rider. The DB will be recalculated to equal the Contract Value on the effective date of the spousal continuation.

2. If the owner is greater than age [80] on the effective date of the spousal continuation, We will terminate this rider and the DB thereafter will be equal to the Contract Value. The rider charge will be assessed on the termination date, and will no longer be assessed thereafter.

OWNERSHIP CHANGE

Any Contract change before the Annuity Commencement Date which causes a change in the ownership will result in the recalculation of the benefits provided under this rider. The following are the effects of a change in ownership:

The rider will terminate if the age of the oldest new Owner(s) after the ownership change is greater than the issue age limitation of the rider in effect at the time of the ownership change. The DB thereafter will be equal to the Contract Value.

The below options apply if the age of the oldest new Owner(s) after the ownership change is less than or equal to the issue age limitation of the rider in effect at the time of the ownership change.

1. Ownership changes within the first [6] months from the Contract Issue Date will not cause a recalculation of the benefits under this Rider.

2. Ownership changes after the first [6] months from the Contract Issue Date will cause a recalculation of the benefits under either (a) or (b):

       a) If the rider is not currently available for sale, We will terminate this rider and the DB thereafter will be equal to the Contract Value. The rider charge will be assessed on the termination date, and will no longer be assessed thereafter; or

       b) If the rider is currently available for sale, We will continue the existing rider at the rider charge that is currently being assessed for new sales of the rider. The DB will be recalculated to equal the lesser of the Contract Value or the DB, on the effective date of the ownership change.

3. We reserve the right to apply investment restrictions then in effect in the case of an Ownership change after [6] months from the rider effective date.

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INVESTMENT RESTRICTIONS

1. On the rider effective date, we will impose an investment restriction that limits the Sub-Account(s) You may invest and the amount you may allocate to each Sub-Account(s). You may choose to satisfy the described investment restriction by creating Your own custom asset allocation model or You may also choose to invest in any predetermined asset allocation models, investment programs, fund of funds Sub-Account(s), or other investment option(s) approved by Us.

     If on any Valuation Day, due to performance of the selected Sub-Accounts, the Contract Value is no longer within the allocation of the selected investment options, we will not terminate the rider. Instead, Your Contract Value will be re-balanced [quarterly] to meet then applicable investment restrictions.

2. We may change these predetermined asset allocation models, investment programs, Sub-Account(s), fund of funds Sub-Account(s), investment classifications or other investment option(s) from time to time, on or after the rider effective date. Should We make this change, any transfers required to reallocate the Contract Value will not be used by Us in determining the number of transfers allowed during a Contract Year.

3. If these investment restrictions are violated and not corrected, the rider will be terminated, the DB thereafter will be equal to the Contract Value and a rider charge will be assessed. The rider charge will be prorated for the portion of the Contract Year the rider was active. Upon reinstatement of your rider following a corrected violation of these investment restrictions, Your DB will be reset at the lower of the DB prior to the termination or the Contract Value as of the date of the reinstatement. We will deduct a prorated rider charge on Your Contract Anniversary following the reinstatement for the time period between the reinstatement date and Your first Contract Anniversary following such reinstatement.

TERMINATION OF THE DEATH BENEFIT

At anytime following the earlier of spousal continuation or the [fifth] anniversary of the rider effective date, You may elect to terminate this rider, at which point the DB would be equal to the Contract Value. Once the Rider is terminated, it cannot be re-elected by You.

We may terminate this rider as provided under the following provisions of this rider: Spousal Continuation; Ownership Change; assignment and investment restrictions. If We terminate this rider, it cannot be re-elected by You.

The benefits under this rider cannot be directly or indirectly assigned, pledged or securitized in any way. Any such actions will terminate this rider.

On the date this rider is terminated, a prorated share of the rider charge will be assessed, and will no longer be assessed thereafter.

POST ISSUE ELECTION

If the rider effective date is after the Contract Issue Date, the period between the rider effective date and Your next Contract Anniversary will constitute a Contract Year.

We reserve the right to make this benefit available through a company sponsored conversion program.

CONTRACT AGGREGATION

For purposes of determining the DB limits of this rider, We reserve the right to treat as one all deferred variable annuity contracts issued by Us where You have elected any optional death benefit rider. If We elect to aggregate contracts, We will change the period over which We measure Surrenders against the DB.

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RIDER CHARGE

There is an additional charge for this rider. The charge will never exceed a guaranteed maximum rate of [0.75%] annually. The charge will be assessed on Premium Payments adjusted for Partial Surrenders as described in this rider or if a change in owner occurs or spousal continuation is elected the charge will be assessed on the Contract Value as of the date of such change plus Premium Payments received after the date of such change adjusted for Partial Surrender as described in this rider and will be deducted on each Contract Anniversary on a prorated basis from the Sub-Account(s) and the Fixed Account, if the Fixed Account Rider is attached to Your Contract and is operative. If the rider effective date is after the Contract Issue Date, the period between the rider effective date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the rider effective date and the next Contract Anniversary.

In the case of a Full Surrender on any date other than the Contract Anniversary, We will deduct a prorated share of the rider charge from the amount otherwise payable. The prorated share of the rider charge is equal to the rider charge percentage multiplied by the Premium Payments adjusted for Partial Surrenders as described in this rider prior to the Surrender, multiplied by the number of days since the last Contract Anniversary, divided by 365.

The rider charge will no longer be assessed upon attainment of the Annuity Commencement Date or after the date the rider is no longer effective. No rider charge will be assessed upon the death of a Contract Owner or Annuitant.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

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                                     [LOGO]
                                  THE HARTFORD

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                           DISTRIBUTION CHARGE RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract.

The following definition is added to the Definition of Certain terms section of the Contract:

DISTRIBUTION CHARGE: We will apply an annual Distribution Charge against each Premium Payment made to this Contract. This charge will be deducted from the Contract Value according to the terms of this rider and as specified on Page 3:

         1.   upon each Contract Anniversary;

         2.   upon a partial surrender;

         3.   upon full surrender of the Contract;

         4.   upon annuitization of the Contract; and/or;

         5. upon the date of Our receipt of Due Proof of Death and upon a corresponding Death Benefit distribution if elected at a later date.

The Distribution Charge is designed to compensate us for a portion of our acquisition expenses, including promotion and distribution of the Contract.

The following provision is added to the Valuation section of the Contract:

DISTRIBUTION CHARGE: We will apply an annual Distribution Charge against each Premium Payment made to this Contract, as specified on Page 3. The charge will be deducted from the Contract Value by reducing the Fixed Account value, and, with respect to the Sub-Accounts, the number of Accumulation Units from the Sub-Accounts held as of that date. The charge will be deducted on a prorated basis with respect to each active Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Distribution Charge by the value of an Accumulation Unit for the applicable Sub-Account.

                                    1

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The following provision replaces the existing "PARTIAL SURRENDERS PRIOR TO THE
ANNUITY COMMENCEMENT DATE" provision in the Surrender section of the contract:

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rule shown on page 3. If the remaining Contract Value following such surrender is less than Our minimum amount rule, We may terminate the contract and pay the Surrender Value.

The Contingent Deferred Sales Charge will be assessed against any Contract Values surrendered as described on Page 3. However, on a noncumulative basis, You may make partial surrenders during any Contract Year, up to the Annual Withdrawal Amount shown on Page 3 and the Contingent Deferred Sales Charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Annual Withdrawal Amount and additional surrenders made in any Contract Year will be subject to the Contingent Deferred Sales Charge, and the prorated Distribution Charge as described on Page 3, if applicable.

The following provision replaces the existing "Full Surrender Prior to the Annuity Commencement Date" provision in the Surrender section of the contract:

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:

         a)  any applicable Premium Taxes not previously deducted;

         b)  the Annual Maintenance Fee as specified on Page 3;

         c)  the Distribution Charge as specified on Page 3;

         d)  any applicable Contingent Deferred Sales Charge shown on Page 3.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                                    2


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                                     [LOGO]
                                  THE HARTFORD

                          CONTRACT RIDER FOR QUALIFIED
                         INDIVIDUAL RETIREMENT ANNUITY

This Rider may be issued with an individual contract, a group master contract, or a group certificate issued under a group master contract. The term "Contract" herein refers to an individual contract, group master contract, or group certificate issued under a group master contract, whichever is applicable. References herein to the "Owner" are to the owner of an individual contract, or the owner of a group certificate issued under the group master contract, whichever is applicable.

The Contract to which this Rider is attached is amended to qualify as an Individual Retirement Annuity under Section 408(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations. All provisions of the Contract and this Rider shall be interpreted in accordance with qualification as an Individual Retirement Annuity under Code Section 408(b).

The Contract is amended as follows:

1.   THE OWNER AND ANNUITANT.

       (a) In the case of an individual contract, the Owner of the Contract must be an individual who is the sole Owner and the Annuitant.

       (b) In the case of a group certificate issued under the group master contract, the Owner of the group certificate must be an individual who is the sole Owner and the Annuitant.

       (c) Except as permitted under sections 7, 8, and 9 of this Rider, and otherwise permitted under the Code and federal income tax regulations, neither the Owner nor the Annuitant may be changed.

          All distributions while the Owner is alive must be made to the Owner. All distributions made under a joint and survivor annuity option after the Owner's death, and while the joint Annuitant is alive, must be made to the joint Annuitant.

2. NONTRANSFERABILITY AND NONFORFEITABILITY. The individual contract or group certificate issued under a group master contract, whichever is applicable, is established for the exclusive benefit of the Owner and his or her beneficiaries. The Owner's interest under the Contract is nontransferable and is nonforfeitable. In particular, the Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person other than the Company (other than a transfer incident to a divorce or separation instrument in accordance with Code Section 408(d)(6)).

3. PURCHASE PAYMENTS. Except in the case of a rollover contribution (as permitted by Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8),
     403(b)(10), 408(d)(3), and 457(e)(16)), a nontaxable transfer from an Individual Retirement Account under Code Section 408(a) or another Individual Retirement Annuity under Code Section 408(b), or a contribution made in accordance with the terms of a Simplified Employee Pension as described in Code Section 408(k), no purchase payments will be accepted unless they are in cash and the total of such purchase payments for any taxable year shall not exceed the amount permitted under Code Sections 219(b) and 408(b). In particular:

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       (i)  The total cash contributions shall not exceed $3,000 for any taxable year beginning in 2002 through 2004, $4,000 for any taxable year beginning in 2005 through 2007, and $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(D). Such adjustments will be in multiples of $500.

       (ii) In the case of an Owner who is 50 or older, the annual cash contribution limit is increased by $500 for any taxable year beginning in 2002 through 2005, and $1,000 for any taxable year beginning in 2006 and years thereafter.

       (iii) In addition to the amounts described in paragraphs (i) and (ii) above, an Owner may make a repayment of a qualified reservist distribution described in Code Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period or August 17, 2008, if later.

       (iv) In addition to the amounts described in (a) and (c) above, an Owner who was a participant in a Section 401(k) plan of a certain employer in bankruptcy described in Code Section 219(c)(5)(C) may contribute up to $3,000 for taxable years beginning after 2006 and before 2010 only. An Owner who makes contributions under this paragraph (iv) may not also make contributions under paragraph (ii).

       (v) No contribution will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an Individual Retirement Account under Code Section 408(a) or an Individual Retirement Annuity under Code Section 408(b) used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA plan.

     No purchase payment subsequent to the initial purchase payment will be accepted unless it is equal to at least $50.

4. REQUIRED DISTRIBUTIONS GENERALLY. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's entire interest in the Contract shall be made in accordance with the requirements of Code Sections 401(a)(9) and 408(b)(3), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract (as determined under section 7(c) of this Rider) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than Sections 6 and 7 of this Rider.

5. REQUIRED BEGINNING DATE. As used in this Rider, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

6. DISTRIBUTIONS DURING OWNER'S LIFE. The Owner's entire interest in the Contract shall be distributed, or commence to be distributed, no later than the required beginning date over:

       (a) the life of the Owner or the lives of the Owner and the Owner's designated beneficiary (within the meaning of Code Section 401(a)(9)), or

       (b) a guaranteed payment period not extending beyond the life expectancy of the Owner or the joint and last survivor life expectancy of the Owner and the Owner's designated beneficiary.

     Payments must be made in periodic payments at intervals of no longer than one year. Payments must be either nonincreasing or they may increase only as permitted in Q&As-1 and -4 of Section 1.401(a)(9)-6 of the Income Tax Regulations, and any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6 of the Income Tax Regulations.

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


     The distribution periods described above cannot exceed the periods specified in Section 1.401(a)(9)-6 of the Income Tax Regulations.

     If the Owner's interest is to be distributed over a period greater than one year, the amount to be distributed on or before the required beginning date, and by December 31 of each year, will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder. If annuity payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

7.   DISTRIBUTIONS AFTER THE OWNER'S DEATH.

       (a) If the Owner dies on or after required distributions commence, the remaining portion of the Owner's interest, if any, will be distributed at least as rapidly as under the annuity option chosen.

       (b) If the Owner dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

         (i) If the designated beneficiary is someone other than the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death, over the designated beneficiary's life, or over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or, if elected, in accordance with paragraph (b)(iii) below.

         (ii) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death (or by the end of the calendar year in which the Owner would have attained age 70 1/2, if later), over the surviving spouse's life, or over the remaining life expectancy of the surviving spouse, or, if elected, in accordance with paragraph (b)(iii) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (b)(iii) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will be distributed at least as rapidly as under the annuity option chosen.

         (iii) If there is no designated beneficiary, or if applicable by operation of paragraphs (b)(i) or (b)(ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(ii) above).

         (iv) Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraphs (b)(i) or (b)(ii) and reduced by 1 for each subsequent year.

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

       (c) The "interest" in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations. Also, prior to the date that annuity payments commence on an irrevocable basis (except for acceleration), the "interest" in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits in accordance with the requirements of Q&A-12 of Section 1.401(a)(9)-6 of the Income Tax Regulations.

       (d) For purposes of subsections (a) and (b) above, required distributions are considered to commence on the required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(ii) above. However, if distributions start prior to the applicable date in the preceding sentence on an irrevocable basis (except for acceleration) in accordance with the requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

8. SPOUSAL CONTINUATION. If the Owner dies and the sole designated beneficiary is the Owner's surviving spouse, the surviving spouse may elect to treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the Contract or fails to take required distributions as a beneficiary.

9. This section 9 shall apply if this Contract is issued as an inherited IRA within the meaning of Code Section 408(d)(3)(C).

       (a) The purchase payment must be in the form of a direct transfer from an eligible retirement plan permitted under Code Section 402(c)(11), or a nontaxable transfer from an Individual Retirement Account under Code Section 408(a) or another Individual Retirement Annuity under Code Section 408(b).

       (b) This Contract must be established on behalf of a designated beneficiary of a decedent under the eligible retirement plan, Individual Retirement Account, or Individual Retirement Annuity from which the premium payment is transferred. If the beneficiary of the decedent is a trust, this Contract may be established on behalf of the trust, provided the beneficiaries of the trust must meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

       (c) Section 6 of this Rider, relating to distributions during the Owner's life, does not apply.

       (d) Section 7 of this Rider, relating to distributions after the Owner's death, shall apply as if the Owner has died. The distribution of the entire interest in this Contract shall be made in accordance with the requirements of Code Sections 401(a)(9) and 408(b)(3).

       (e) Section 8 of this Rider, relating to spousal continuation, does not apply.

10. ANNUITY OPTIONS. All annuity options under the Contract must meet the requirements of Code Sections 401(a)(9) and 408(b)(3). The provisions of this Rider reflecting the requirements of these Code sections override any annuity option that is inconsistent with such requirements. If guaranteed payments are to be made under an annuity option, the period over which the guaranteed payments are to be made must not exceed the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations.

11. ANNUAL CALENDAR YEAR REPORTS. We will furnish annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

12. CONFLICTS. The language of this Rider supersedes and controls any conflicting language in the remainder of the Contract to which the Rider is attached.

13. AMENDMENT. The Company retains the right to further amend the Contract at any time without the consent of the Contract Owner as necessary to conform with the changes in the Code and regulations or rulings related thereto.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

     [ /s/ Donald C. Hunt              /s/ John C. Walters
     --------------------------------  --------------------------------
     DONALD C. HUNT, SECRETARY         JOHN C. WALTERS, PRESIDENT ]

                                     [LOGO]
                                  THE HARTFORD

                  INDIVIDUAL RETIREMENT ANNUITY ("IRA") RIDER

This Rider is a part of the Contract to which it is attached (the Contract). This Rider may be issued with an individual contract, a group master contract, or a group certificate issued under a group master contract. The term "Contract" herein refers to an individual contract, group master contract, or group certificate issued under a group master contract, whichever is applicable. References herein to the "Owner" are to the owner of an individual contract, or the owner of a group certificate issued under the group master contract, whichever is applicable. This Rider expires concurrently with the Contract and is subject to all provisions, definitions, limitations and conditions of the Contract not changed by this Rider.

The Contract is hereby modified as specified below in order to qualify as an Individual Retirement Annuity (IRA) under Code Section 408 (other than a Roth IRA or a SIMPLE IRA, as defined below).

The provisions of this Rider shall control if they are in conflict with those of the Contract.

A.  DEFINITIONS

ANNUITANT The individual named as a measuring life for periodic annuity payments under the Contract.

ANNUITY START DATE The first day of the first period for which an amount is received as an annuity under the Contract (taking into account any Separate Shares), as provided in Code Section 72(c)(4) and any Regulations relating thereto. Such date may be a date shown in the Contract Specifications, or the date the Owner has elected most recently under the Contract, if any, for the start of annuity payments if the Annuitant is still living and the Contract is in force; or if earlier, the date that such annuity payments actually begin under the Contract (taking into account any Separate Shares).

APPLICABLE DESIGNATION DATE September 30 of the calendar year next following the Owner's Year of Death, in accordance with Reg. Section 1.401(a)(9)-4, Q&A-4.

APPLICABLE DISTRIBUTION PERIOD The period used to determine the amount required to be distributed as an RMD during a Distribution Year.

CODE  The Internal Revenue Code of 1986, as amended.

COMPENSATION - Wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code Section 401(c)(2) shall be applied as if the term trade or business for purposes of Code
Section 1402 included the service described in Code Section 1402(c)(6). Compensation does not include amounts derived from or received as earnings and profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as pension or annuity income or as deferred compensation. Compensation shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument described in Code Section 71(b)(2)(A).

                                    1

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CONTRIBUTIONS - The premiums, rollovers or other contributions received by the
Company under the Contract.

DESIGNATED BENEFICIARY OR DB - An individual designated or treated as a beneficiary under the Contract for RMD purposes in accordance with the Regulations under Code Section 401(a)(9)(E) and related provisions, e.g., Reg.
Section 1.401(a)(9)-4. Generally, an individual must be such a beneficiary as of the Owner's date of death and remain such a beneficiary until the Applicable Designation Date in order to be treated as a Designated Beneficiary.

DB ELECTION DATE - The date that is 30 days prior to the DB Required Beginning Date.

DB REQUIRED BEGINNING DATE - December 31 of the calendar year next following the Owner's Year of Death.

DISTRIBUTION YEAR - A calendar year for which an RMD is required. The first Distribution Year is the calendar year in which the Owner attains age 70 1/2 (or, where applicable under Reg. Section 1.401(a)(9)-5, Q&A-1(b), the calendar year next following the Owner's Year of Death). Each subsequent calendar year is also a Distribution Year.

IRA - An individual retirement account or individual retirement annuity under Code Section 408.

IRS - Internal Revenue Service.

LIFE EXPECTANCY - The life expectancy of one or more individuals as determined by using the appropriate table in Reg. Section 1.401(a)(9)-9.

MEASURING DESIGNATED BENEFICIARY - The Designated Beneficiary as of the DB Required Beginning Date whose Life Expectancy is used under Reg. Section 1.401(a)(9)-4 and Section 1.401(a)(9)-5, Q&A-7, to determine any Applicable Distribution Period as of such date. If as of the Applicable Designation Date any trust, estate or other entity is treated under Reg. Section 1.401(a)(9)-4, Q&A-3, as a beneficiary under the Contract (taking into account any Separate Shares), the Contract shall be deemed to have no Measuring Designated Beneficiary. If as of the Applicable Designation Date the Contract (taking into account any Separate Shares) has more than one Designated Beneficiary (and no entity beneficiary), the Measuring Designated Beneficiary is the Designated Beneficiary with the shortest Life Expectancy as of such date.

NON-ROTH IRA - An IRA that is not a Roth IRA.

NOTICE DATE - The day on which the Company receives, in a form satisfactory to the Company, proof of death and instructions satisfactory to the Company regarding payment of death benefit proceeds.

OWNER OR YOU - The natural person who is the beneficial owner of the Contract.

OWNER'S ELECTION DATE - December 1 of the calendar year in which the Owner attains age 70 1/2.

OWNER'S YEAR OF DEATH - The calendar year in which the Owner dies.

PLAN - A tax-qualified retirement plan or arrangement, including an IRA.

QDRO - A qualified domestic relations order under Code Section 414(p).

REGULATION OR REG. - A regulation issued or proposed pursuant to the Code.

REQUIRED BEGINNING DATE - April 1 of the calendar year next following the calendar year in which the Owner reaches age 70 1/2. If distributions hereunder commence prior to such date under an annuity option that provides for distributions that are made in accordance with Reg. Section 1.401(a)(9)-6, Q&A-1, then their Annuity Start Date shall be treated as the Required Beginning Date in accordance with Reg. Section 1.401(a)(9)-6, Q&A-10.

RMD - Required minimum distribution under Code Section 401(a)(9) or related Code provision.

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ROTH IRA - An IRA under Code Section 408A.

SEPARATE SHARE - A separate portion or segregated share of the benefits under the Contract that is determined by an acceptable separate accounting under Reg.
Section 1.401(a)(9)-8, Q&A-3, or that qualifies as a segregated share for an alternate payee under a QDRO under Reg. Section 1.401(a)(9)-8, Q&A-6(b)(1). A Separate Share shall be treated as a separate contract for RMD purposes and Sections B.8 and B.9 below.

SEP - A Simplified Employee Pension form of IRA under Code Section 408(k).

SIMPLE IRA - A SIMPLE IRA under Code Section 408(p).

SPOUSE - The Owner's spouse, including a former spouse covered by a QDRO who is treated as the Owner's spouse pursuant to Reg. Section 1.401(a)(9)-8, Q&A-6.

SPOUSE'S CONTINUATION ELECTION DATE - The date that is 30 days prior to the earlier of the Spouse's Required Beginning Date or December 31 of the fifth calendar year after the Owner's Year of Death, in accordance with Reg. Section 1.401(a)(9)-3, Q&A-4(c).

SPOUSE'S REQUIRED BEGINNING DATE - The later of December 31 of the calendar year next following the Owner's Year of Death or December 31 of the calendar year in which the deceased Owner would have attained age 70 1/2.

SPOUSE'S YEAR OF DEATH - The calendar year in which the Surviving Spouse dies.

SURVIVING SPOUSE - The surviving Spouse of a deceased Owner.

B.  IRA PROVISIONS

1. The Annuitant shall be at all times the Owner of the Contract (or its beneficial Owner where a fiduciary is its legal Owner). Such individual Owner's rights under the Contract shall be nonforfeitable, and the Contract shall be for the exclusive benefit of such Owner and his or her beneficiaries.

2. No benefits under the Contract may be transferred, sold, assigned, borrowed, or pledged as collateral for a loan, or as security for the performance of an obligation, or for any other purpose, to any person; except that the Contract may be transferred to a former or separated spouse of the Owner under a divorce or separation instrument described in Code
     Section 408(d)(6). In the event of such a transfer, the transferee shall be treated for all purposes as the Owner under the Contract.

3. Except in the case of a rollover Contribution permitted by Code Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or
     457(e)(16) or a Contribution made in accordance with the terms of a SEP, the Contributions paid under the Contract must be paid in cash, and for any calendar year after 2007 may not exceed the lesser of the Owner's Compensation for such year or $5,000. In addition, for years after 2008 the $5000 limit will be indexed for cost-of-living adjustments under Code
     Section 219(b)(5)(D) at $500 increments.

       (a) For an Owner age 50 or older, the $5,000 limit is increased by $1,000. Alternatively, for a taxable year starting after 2006 and before 2010, the $5,000 limit for a qualified participant (even under age 50) in a Code Section 401(k) Plan of an employer in bankruptcy described in Code Section 219(b)(5)(C) is increased by $3,000 (but not by any additional amount for being over age 50).

       (b) However, for any calendar year in which the Owner has attained age 70 1/2, the total contribution limit is reduced to zero.

       (c) Despite any limit on contributions, an individual may make a repayment of a qualified reservist distribution described in Code
            Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period.

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       (d) The Owner shall have the sole responsibility for determining whether any Contribution satisfies applicable income tax requirements.

4. If the Contract is issued as part of a SEP, Contributions must be made in accordance with the written terms of the SEP and Code Section 408(k), and must be paid in cash.

5. No Contribution shall be allowed into the Contract under a SIMPLE IRA Plan established by an employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan shall be allowed into the Contract from a SIMPLE IRA prior to the expiration of the 2-year period beginning on the date the individual Owner first participated in that employer's SIMPLE IRA Plan.

6. Any premium payment under the Contract is not fixed, but may not be less than any minimum amount stated in the Contract Schedule.

7. Any premium refund declared by the Company under the Contract, other than a refund attributable to an excess Contribution, shall be applied toward the purchase of additional benefits or the payment of future premiums before the close of the calendar year following the calendar year of the refund.

8. The Contract and all benefits, distributions and payments made under it shall comply with and conform to the RMD and incidental death benefit rules in Code Sections 401(a)(9), 408(a)(6) and 408(b)(3) and the Regulations relating thereto, and shall be administered or adjusted accordingly, e.g., pursuant to the Tax Qualification Provisions below. Such rules shall override any benefit, distribution or payment provisions in the Contract that are inconsistent with such rules, and the selection of any annuity or other distribution option described in the Contract that does not satisfy the requirements of this Section 8 or Code Section 401(a)(9) shall not be permitted. Accordingly, except to the extent that RMDs are waived in accordance with Code Section 401(a)(9) (e.g., for 2009):

       (a)  The entire interest under the Contract shall be distributed:

         (i)  No later than the Required Beginning Date, or

         (ii) By periodic distributions, starting no later than the Required Beginning Date, over the Owner's life or the lives of the Owner and a Designated Beneficiary (or over a period not extending beyond the Owner's Life Expectancy or the joint and last survivor Life Expectancy of the Owner and a Designated Beneficiary).

       (b) RMDs shall be made in accordance with the Regulations under Code Sections 401(a)(9) and 408(b)(3) and related Code provisions.
           Accordingly:

         (i) If the Owner has not elected otherwise in writing to the Company by the Owner's Election Date to have the Owner's entire interest distributed under another method available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9) (e.g., under Reg. Section 1.401(a)(9)-6, Q&A-1(a), or Section 1.401(a)(9)-8, Q&A-2), the RMD amount that must be distributed each Distribution Year with respect to the Contract shall be equal to the quotient obtained by dividing the account balance for the Contract (as determined under Reg. Section 1.401(a)(9)-6, Q&A-12, and Section 1.408-8, Q&A-6, including any adjustment for any rollover, transfer or recharacterization under Reg. Section 1.408-8, Q&A-7 or Q&A-8) by the Applicable Distribution Period. For these purposes -

              (1) The Applicable Distribution Period is determined by using the Uniform Lifetime Table in Reg. Section 1.401(a)(9)-9, Q&A-2, in accordance with Reg. Section 1.401(a)(9)-5, Q&A-4(a), or

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       (2)  If the Owner's spouse is treated as the sole Designated Beneficiary for the Contract (taking any Separate Shares into account) for the Distribution Year under Reg. Section 1.401(a)(9)-5, Q&A-4(b), the Applicable Distribution Period is the longer of the distribution period under subparagraph (1) immediately above or the joint Life Expectancy of the Owner and such spouse, recalculated annually and based on their attained ages as of their birthdays in such Distribution Year, as reflected in the Joint and Last Survivor Table in Reg. Section 1.401(a)(9)-9, Q&A-3.

               Such RMD must be distributed no later than the Required Beginning Date for the first Distribution Year, and for each subsequent Distribution Year by December 31 thereof. However, the Owner may arrange to have any portion (or all) of such RMD distributed from another Non-Roth IRA owned by such Owner (rather than from the Contract), in accordance with Reg. Section 1.408-8, Q&A-9. If the Owner dies on or after the Required Beginning Date, an RMD is required for the Owner's Year of Death, determined as if the Owner had lived throughout that year.

         (ii) As of the Owner's Election Date or at any time thereafter (on 30 days notice to the Company), the Owner may elect in writing to have any portion or all of the undistributed interest under the Contract applied to an annuity option available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9) or Reg. Section 1.401(a)(9)-6, Q&A-1(a), in accordance with Reg. Section 1.401(a)(9)-8, Q&A-2(a)(3). Such an annuity option must make annuity or other periodic payments at intervals no longer than one year, and must satisfy the other requirements of Reg. Section 1.401(a)(9)-6, including:

              (1) Life annuity or a joint and survivor annuity. The Owner must be a measuring life under any life annuity elected during the Owner's lifetime. Any periodic annuity payment to any survivor under a joint and survivor annuity may not exceed the applicable percentage of the annuity payment to the Owner and other limits, as provided in Reg. Section 1.401(a)(9)-6, Q&A-2.

              (2) Life (or joint and survivor) annuity with period certain. The amounts and duration of the annuity payments must satisfy the requirements in Reg. Section 1.401(a)(9)-6, Q&A-1(b) and Q&A-2(d).

              (3) Period certain annuity without a life contingency. The period certain may not exceed the maximum period specified in Reg.
                   Section 1.401(a)(9)-6, Q&A-3 and Q&A-10(b).

              (4) Annuity payments may not be in increasing amounts, except as allowed by Reg. Section 1.401(a)(9)-6, Q&A-1(a) or Q&A-14.

       (c) The Owner or the Owner's beneficiary, as applicable, shall have the sole responsibility for requesting or arranging for distributions that comply with this Rider and applicable income tax requirements.

9. Upon the Owner's death, RMDs shall be made under the Contract in accordance with this Section 9 and Code Section 401(a)(9) (and other Code provisions and Regulations relating thereto). Accordingly, selection of any annuity or other distribution option described in the Contract that does not satisfy the requirements of this Section 9 or Code Section 401(a)(9) shall not be permitted.

       (a) If the Owner dies before distribution of his or her interest in the Contract has begun in accordance with paragraph 8(a) above, the entire interest shall be distributed by December 31 of the fifth calendar year that follows the Owner's Year of Death, except to the extent that paragraph 9(c) or (d) below applies.

       (b) If the Owner dies after distribution of the Owner's interest in the Contract has begun in accordance with paragraph 8(a) above but before the Owner's entire interest has been distributed, the remaining interest shall be distributed at least as rapidly as under the method of distribution being used immediately prior to the Owner's death, except to the extent that paragraph 9(c) or (d) below applies. To the extent that the Contract has no annuity payout option in effect and no Measuring Designated Beneficiary as of the Applicable Designation Date (and paragraph (9)(c) and (d) do not apply), then the Applicable Distribution Period shall be determined by the Owner's remaining Life Expectancy, using the Owner's age as of the Owner's birthday in the Owner's Year of Death. For Distribution Years after the Owner's Year of Death such Applicable Distribution Period is reduced by one year for each calendar year that has elapsed since the Owner's Year of Death.

       (c) If the Surviving Spouse is the sole Designated Beneficiary under the Contract (taking any Separate Shares into account) as of the Applicable Designation Date, then -

         (i) If no irrevocable written election to the contrary has been filed with the Company by the deceased Owner or the Surviving Spouse prior to the Spouse's Continuation Election Date, the Contract shall continue in the name of the deceased Owner, and RMDs must begin by the Spouse's Required Beginning Date and be made in accordance with Section 8 above. For these purposes, the Applicable Distribution Period for each Distribution Year after the Owner's Year of Death -

              (1) Is measured by the Surviving Spouse's remaining Life Expectancy, recalculated annually through the Spouse's Year of Death, and

              (2) For a Distribution Year after the Spouse's Year of Death, is measured by the Surviving Spouse's remaining Life Expectancy as of the Surviving Spouse's birthday in the Spouse's Year of Death, reduced by one year for each calendar year that has elapsed since the calendar year next following the Spouse's Year of Death.

               However, if the Owner dies on or after the Required Beginning Date, such Applicable Distribution Period shall not be shorter than the Applicable Distribution Period measured by using the Owner's remaining Life Expectancy in accordance with paragraph 9(b) above and Reg. Section 1.401(a)(9)-5, Q&A-5(a)(1). If the Surviving Spouse dies before the Spouse's Required Beginning Date for such a continued Contract, then the Surviving Spouse shall be treated as the deceased Owner for purposes of this Section 9 (except that any surviving spouse of such a deceased Surviving Spouse cannot continue the Contract further under this subparagraph (i) as a Surviving Spouse). Any Surviving Spouse may arrange to have any portion (or all) of any RMD that is distributable with respect to such Surviving Spouse's interest in the Contract distributed from another Non-Roth IRA formerly owned by the deceased Owner for which such Surviving Spouse is also a designated beneficiary (rather than from the Contract), in accordance with Reg. Section 1.408-8, Q&A-9.

         (ii) The Surviving Spouse may elect at any time to treat the entire remaining interest in the Contract as an IRA of such Surviving Spouse, if such Surviving Spouse has an unlimited right to withdraw amounts from the Contract and is the sole beneficiary of the Contract, within the meaning of Reg. Section 1.408-8, Q&A-5(a). Such an eligible Surviving Spouse shall make such an election by a written request to the Company to redesignate such Surviving Spouse as the Owner and Annuitant of the Contract. Such an eligible Surviving Spouse shall be deemed to have made such an election if either -

              (1) Such Surviving Spouse makes any transfer, rollover or other contribution of any amount for the benefit of such Surviving Spouse into the Contract, or

              (2) Such Surviving Spouse directs the Company in writing to transfer or rollover any part or all of the assets to which such Surviving Spouse is entitled under the Contract to another IRA owned by such Surviving Spouse or to another Plan for the benefit of such Surviving Spouse, or

              (3) Any RMD that is required to be distributed from the Contract under this Section 9 or under Code Section 401(a)(9) (e.g., in the case of any amount rolled over or transferred into the Contract from a Plan) is not distributed within the appropriate time.

         (iii) The Surviving Spouse may make an irrevocable election in writing with the Company by the Spouse's Continuation Election Date to have such Surviving Spouse's entire interest under the Contract distributed under another method available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9), e.g., under Reg. Section 1.401(a)(9)-6, Q&A-1(a), or
               Section 1.401(a)(9)-8, Q&A--2. In addition to any optional method that qualifies under the 5-year rule in paragraph 9(a) above, such optional methods include the following:

              (1) Any annuity option that satisfies Reg. Section 1.401(a)(9)-5, Q&A-1(e), and provides for periodic distributions that begin no later than the Spouse's Required Beginning Date, or

              (2) Any other method that provides for periodic distributions that begin no later than the Spouse's Required Beginning Date and do not extend beyond the Applicable Distribution Period determined in accordance with subparagraph 9(c)(i) above.

       (d) If as of the Applicable Designation Date the Contract (taking any Separate Shares into account) has at least one Designated Beneficiary and no entity (e.g., a trust or estate) is treated under Reg. Section 1.401(a)(9)-4, Q&A-3, as a beneficiary under the Contract, then -

         (i) To the extent that no irrevocable election to the contrary has been filed with the Company by the deceased Owner or any such Designated Beneficiary by the DB Election Date (and no Surviving Spouse is the sole Designated Beneficiary), then annual distributions of the remaining interest in the Contract must be made over the Applicable Distribution Period starting with the DB Required Beginning Date. In that case, the RMD amount that must be distributed each Distribution Year with respect to the Contract shall be equal to the quotient obtained by dividing the account balance for the Contract (as determined in accordance with subparagraph 8(b)(i) above) by the Applicable Distribution Period. For these purposes -

              (1) The Applicable Distribution Period for the Distribution Year next following the Owner's Year of Death is determined by the Measuring Designated Beneficiary's remaining Life Expectancy, using such beneficiary's age as of such beneficiary's birthday in such Distribution Year; and

              (2) For a subsequent Distribution Year the Applicable Distribution Period is reduced by one year for each calendar year that has elapsed since the calendar year next following the Owner's Year of Death.

               However, if the Owner dies on or after the Required Beginning Date, such Applicable Distribution Period shall not be shorter than the Applicable Distribution Period measured by using the Owner's remaining Life Expectancy in accordance with paragraph 9(b) above and Reg. Section 1.401(a)(9)-5, Q&A-5(a)(1). Such RMD amount must be distributed no later than the DB Required Beginning Date, and for each subsequent Distribution Year by December 31 thereof. However, any Designated Beneficiary may arrange to have any portion (or all) of such RMD (that is distributable with respect to such beneficiary's interest in the Contract) distributed from another Non-Roth IRA formerly owned by such deceased Owner for which such beneficiary is also a designated beneficiary (rather than from the Contract), in accordance with Reg. Section 1.408-8, Q&A-9.

         (ii) Any such Designated Beneficiary may make an irrevocable election in writing with the Company by the DB Election Date to have such Designated Beneficiary's entire interest under the Contract distributed under another method available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9), e.g., under Reg. Section 1.401(a)(9)-6, Q&A-1(a), or
              Section 1.401(a)(9)-8, Q&A-2. In addition to any optional method that qualifies under the 5-year rule in paragraph 9(a) above, such optional methods include the following:

              (1) Any annuity option that satisfies Reg. Section 1.401(a)(9)-5, Q&A-1(e), and provides for periodic distributions that begin no later than the DB Required Beginning Date, or

              (2) Any other method that provides for periodic distributions that begin no later than the DB Required Beginning Date and do not extend beyond the Applicable Distribution Period determined in accordance with subparagraph 9(d)(i) above.

       (e) Any amount payable to a minor child of the Owner shall be treated as if it is payable to the Surviving Spouse to the extent that the remainder of the interest becomes payable to such Spouse when such child reaches the age of majority, in accordance with Reg. Section 1.401(a)(9)-6, Q&A-15.

       (f) Unless the Owner has provided to the contrary in writing to the Company (e.g., by selecting a certain annuity option), any beneficiary of any interest under the Contract shall have an unlimited right after the Notice Date, upon 30 days written notice to the Company, to withdraw any portion or all of such interest or to apply any such amount to an annuity option that qualifies under Reg. Section 1.401(a)(9)-5, Q&A-1(e).

       (g) If the Owner dies before the entire interest under the Contract has been distributed, no additional cash Contributions or rollover Contributions shall be allowed into the Contract, except where the Surviving Spouse elects (or is deemed to elect) to convert the Contract to be his or her own IRA, as specified above in this
            Section 9.

10. The Company shall furnish annual calendar year reports concerning the status of the Contract and such information concerning RMDs as is prescribed by the IRS.

C.  TAX QUALIFICATION PROVISIONS

The Contract as amended by this Rider is intended to qualify as part of a tax-qualified individual retirement arrangement, plan or contract under Code
Section 408, and to satisfy the applicable requirements of Code Section 408 and any Regulations relating thereto. To achieve these purposes, the provisions of this Rider and the Contract (including any other endorsement or rider that does not specifically override these tax qualification provisions) are to be interpreted to ensure or maintain such tax qualification, despite any other provision to the contrary. Any benefits, payments or distributions under the Contract shall be conformed or restricted to, or made in, any amount, time and manner needed to maintain such a tax qualification under the applicable provisions of the Code and Regulations, and the Contract shall be subject to separate accounting (e.g., for undistributed excess contributions or RMDs, with earnings thereon), subdivision or severance (e.g., into an annuity contract that is subject to Code Section 72(s) provisions), or combinations (e.g., of contract components) to maintain such a tax qualification (including the favorable tax treatment of the Contract or any distribution thereunder), to the maximum extent possible. The Company reserves the right to amend this Rider or the Contract from time to time to reflect any clarifications that may be needed or are appropriate to maintain such a tax qualification or to conform the Contract to any applicable changes in the tax qualification requirements, as provided in the Code or any Regulations or other published IRS guidance relating thereto. The Company will send you a copy of any such amendment, and when required by law, the Company will obtain the approval of the appropriate regulatory authority.

All other terms and conditions of your Contract remain unchanged.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

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                                     [LOGO]
                                  THE HARTFORD

                               RIDER FOR ROTH IRA

This Rider may be issued with an individual contract, a group master contract, or a group certificate issued under a group master contract. The term "Contract" herein refers to an individual contract, group master contract, or group certificate issued under a group master contract, whichever is applicable. References herein to the "Owner" are to the owner of an individual contract, or the owner of a group certificate issued under the group master contract, whichever is applicable.

The Contract to which this Rider is attached is amended to qualify as a Roth IRA under Section 408A of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations. All provisions of the Contract and this Rider shall be interpreted in accordance with qualification as a Roth IRA under Code Section 408A.

The Contract is amended as follows:

1.   THE OWNER AND ANNUITANT.

       (a) In the case of an individual contract, the Owner of the Contract must be an individual who is the sole Owner and the Annuitant.

       (b) In the case of a group certificate issued under the group master contract, the Owner of the group certificate must be an individual who is the sole Owner and the Annuitant.

       (c) Except as permitted under sections 6 and 7 of this Rider, and otherwise permitted under the Code and federal income tax regulations, neither the Owner nor the Annuitant may be changed.

     All distributions while the Owner is alive must be made to the Owner. All distributions made under a joint and survivor annuity option after the Owner's death, and while the joint Annuitant is alive, must be made to the joint Annuitant.

2. NONTRANSFERABILITY AND NONFORFEITABILITY. The individual contract or group certificate issued under a group master contract, whichever is applicable, is established for the exclusive benefit of the Owner and his or her beneficiaries. The Owner's interest under the Contract is nontransferable and, except as provided by law, is nonforfeitable. In particular, the Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person other than the Company (other than a transfer incident to a divorce or separation instrument in accordance with Code
     Section 408(d)(6)).

3.   PURCHASE PAYMENTS.

       (a) MAXIMUM PERMISSIBLE AMOUNT. Except in the case of a "qualified rollover contribution," a "recharacterization" (as defined below), or a nontaxable transfer from another Roth IRA, no contribution will be accepted unless it is in cash and the total of such contributions to all the individual's Roth IRAs for a taxable year does not exceed the maximum amount permitted under Code Sections 219(b) and 408A(c), or the Owner's compensation (as defined below), if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of the "applicable amount" permitted or the Owner's compensation is referred to as a "regular contribution." However, notwithstanding the dollar limits on contributions, an Owner may make a repayment of a qualified reservist distribution described in Code Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period or by August 17, 2008, if later. A "qualified rollover contribution" is a rollover contribution of a distribution from an IRA that meets the requirements of Code Section 408(d)(3), except the one-rollover-per-year rule of Code Section 408(d)(3) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "nonRoth IRA"). For taxable years beginning after 2005, a qualified rollover contribution includes a rollover from a designated Roth account described in Code Section 402A; and for taxable years beginning after 2007, a qualified rollover contribution also includes a rollover from an eligible retirement plan in Section 402(c)(8)(B). Contributions may be limited as provided below, under the Contract, and under Code Section 408A.

          For purposes of this paragraph (a), "compensation" is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code Section 401(c)(2) shall be applied as if the term trade or business for purposes of Code
          Section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of Code Section 71(b)(2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a nonRoth IRA.

          No purchase payment subsequent to the initial purchase payment, if permitted, will be accepted unless it is equal to at least $50.

       (b) APPLICABLE AMOUNT. The applicable amount is determined under (i) or
           (ii) below:

         (i) If the Owner is under age 50, the applicable amount is $3,000 for any taxable year beginning in 2002 through 2004, $4,000 for any taxable year beginning in 2005 through 2007 and $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the $5,000 amount will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(D). Such adjustments will be in multiples of $500.

         (ii) If the Owner is 50 or older, the applicable amount under paragraph
              (i) above is increased by $500 for any taxable year beginning in 2002 through 2005 and by $1000 for any taxable year beginning in 2006 and years thereafter.

         (iii) If the Owner was a participant in a Section 401(k) plan of a certain employer in bankruptcy described in Code Section 219(c)(5)(C), then the applicable amount under paragraph (i) above is increased by $3,000 for taxable years beginning after 2006 and before 2010 only. An Owner who makes contributions under this paragraph (iii), may not also make contributions under paragraph (ii).

       (c) REGULAR CONTRIBUTION LIMIT. The limit on regular contributions described in (a) above is gradually reduced to $0 between certain levels of modified adjusted gross income ("modified AGI," as defined below). For an Owner who is single or is a head of household, the maximum annual regular contribution is phased out between modified AGI of $95,000 and $110,000; for an Owner who is married filing a joint return or is a qualifying widow(er), between modified AGI of $150,000 and $160,000; and for an Owner who is married filing a separate return, between modified AGI of $0 and $10,000.

          If the Owner's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under the previous paragraph for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200. After 2006, the dollar amounts above will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 408A(c)(3). Such adjustments will be in multiples of $1,000.

          If the Owner makes regular contributions to both Roth IRAs and nonRoth IRAs for a taxable year, the maximum regular contribution that can be made to all the Owner's Roth IRAs for that taxable year is reduced by the regular contributions made to the Owner's nonRoth IRAs for the taxable year.

       (d) QUALIFIED ROLLOVER CONTRIBUTION LIMIT. A rollover from an eligible retirement plan other than a Roth IRA or a designated Roth account cannot be made to this IRA if, for the year the amount is distributed from the other plan, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000, or (iii) the Owner is married and together the Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year. For taxable years beginning after 2009, the limits in this paragraph (d) do not apply to qualified rollover contributions.

       (e) SIMPLE IRA LIMITS. No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the two-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan.

       (f) RECHARACTERIZATION. A regular contribution to a nonRoth IRA may be recharacterized pursuant to the rules in Section 1.408A-5 of the federal income tax regulations as a regular contribution to this Roth IRA, subject to the limits in subsection (c) above.

       (g) MODIFIED AGI. For purposes of subsections (c) and (d) above, the Owner's modified AGI for a taxable year is defined in Code Section 408A(c)(3)(i) and does not include any amount included in adjusted gross income as a result of a rollover from an eligible retirement plan other than a Roth IRA (a "conversion").

4. REQUIRED DISTRIBUTIONS GENERALLY. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's entire interest in this Contract shall be made in accordance with the requirements of Code Sections 401(a)(9) and 408(b)(3), as modified by Code Section 408A(c)(5), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract (as determined under section 6(b) of this Rider) must satisfy the requirements of Code Section 408(a)(6), as modified by Code Section 408A(c)(5), and the regulations thereunder, rather than section 6 of this Rider.

5. DISTRIBUTIONS DURING OWNER'S LIFE. No amount is required to be distributed prior to the death of the Owner.

6.   DISTRIBUTIONS AFTER THE OWNER'S DEATH.

       (a) Upon the death of the Owner, his or her entire interest will be distributed at least as rapidly as follows:

         (i) If the designated beneficiary is someone other than the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death, over the designated beneficiary's life, or over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or, if elected, in accordance with paragraph (a)(iii) below; or

         (ii) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death (or by the end of the calendar year in which the Owner would have attained age 70 1/2, if later), over the surviving spouse's life, or over the remaining life expectancy of the surviving spouse, or, if elected, in accordance with paragraph (a)(iii) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (a)(iii) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will be distributed under the annuity option chosen.

         (iii) If there is no designated beneficiary, or if applicable by operation of paragraph (a)(i) or (ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (a)(ii) above).

         (iv) Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph (a)(i) or (ii) and reduced by 1 for each subsequent year.

       (b) The "interest" in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of
           Section 1.408-8 of the Income Tax Regulations. Also, prior to the date that annuity payments commence on an irrevocable basis (except for acceleration) the "interest" in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits in accordance with the requirements of Q&A-12 of Section 1.401(a)(9)-6 of the Income Tax Regulations.

       (c) For purposes of subsections (a)(ii) above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse. However, if distributions start prior to the applicable date in the preceding sentence on an irrevocable basis (except for acceleration) in accordance with the requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

7. SPOUSAL CONTINUATION. If the Owner dies and the sole designated beneficiary is the Owner's surviving spouse, the surviving spouse may elect to treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the Contract or fails to take required distributions as a beneficiary.

8. ANNUITY OPTIONS. All annuity options under the Contract must meet the requirements applicable to Roth IRAs under the Code and applicable federal income tax regulations. The provisions of this Rider reflecting these requirements of these Code sections override any annuity payment option inconsistent with such requirements.

9. ANNUAL CALENDAR YEAR REPORTS. We will furnish annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

10. CONFLICTS. The language of this Rider supersedes and controls any conflicting language in the remainder of the Contract to which the Rider is attached.

11. AMENDMENT. The Company retains the right to further amend the Contract at any time without the consent of the Contract Owner as necessary to conform with the changes in the Code and regulations or rulings related thereto.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                                     [LOGO]
                                  THE HARTFORD

             ROTH INDIVIDUAL RETIREMENT ANNUITY ("ROTH IRA") RIDER

This Rider is a part of the Contract to which it is attached (the Contract). This Rider may be issued with an individual contract, a group master contract, or a group certificate issued under a group master contract. The term "Contract" herein refers to an individual contract, group master contract, or group certificate issued under a group master contract, whichever is applicable. References herein to the "Owner" are to the owner of an individual contract, or the owner of a group certificate issued under the group master contract, whichever is applicable. This Rider expires concurrently with the Contract and is subject to all provisions, definitions, limitations and conditions of the Contract not changed by this Rider.

The Contract is hereby modified as specified below in order to qualify as a Roth Individual Retirement Annuity (Roth IRA) under Code Section 408A.

The provisions of this Rider shall control if they are in conflict with those of the Contract.

A.  DEFINITIONS

ANNUITANT - The individual named as a measuring life for periodic annuity payments under the Contract.

ANNUITY START DATE - The first day of the first period for which an amount is received as an annuity under the Contract (taking into account any Separate Shares), as provided in Code Section 72(c)(4) and any regulations relating thereto. Such date may be a date shown in the Contract Specifications, or the date the Owner has elected most recently under the Contract, if any, for the start of annuity payments if the Annuitant is still living and the Contract is in force; or if earlier, the date that annuity payments actually begin under the Contract (taking into account any Separate Shares).

APPLICABLE DESIGNATION DATE - September 30 of the calendar year next following the Owner's Year of Death, in accordance with Reg. Section 1.401(a)(9)-4, Q&A-4.

APPLICABLE DISTRIBUTION PERIOD - The period used to determine the amount required to be distributed as an RMD during a Distribution Year.

CODE - The Internal Revenue Code of 1986, as amended

COMPENSATION - Wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code Section 401(c)(2) shall be applied as if the term trade or business for purposes of Code
Section 1402 included the service described in Code Section 1402(c)(6). Compensation does not include amounts derived from or received as earnings and profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as pension or annuity income or as deferred compensation. Compensation shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument described in Code Section 71(b)(2)(A). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a Non-Roth IRA.

CONTRACT OR POLICY - The attached contract, policy or certificate issued by the Company as a Roth IRA.

CONTRIBUTIONS - The premiums, rollovers or other contributions received by the Company under the Contract.

DESIGNATED BENEFICIARY OR DB - An individual designated or treated as a beneficiary under the Contract for RMD purposes in accordance with the Regulations under Code Section 401(a)(9)(E) and related provisions, e.g., Reg.
Section 1.401(a)(9)-4. Generally, an individual must be such a beneficiary as of the Owner's date of death and remain such a beneficiary until the Applicable Designation Date in order to be treated as a Designated Beneficiary.

DB ELECTION DATE - The date that is 30 days prior to the DB Required Beginning Date.

DB REQUIRED BEGINNING DATE - December 31 of the calendar year next following the Owner's Year of Death.

DISTRIBUTION YEAR - A calendar year for which an RMD is required. The first Distribution Year is the calendar year that contains the DB Required Beginning Date or the Spouse Required Beginning Date, whichever is applicable. Each subsequent calendar year is also a Distribution Year.

IRA - An individual retirement account or individual retirement annuity under Code Section 408.

IRS - Internal Revenue Service.

LIFE EXPECTANCY - The life expectancy of one or more individuals as determined by using the appropriate table in Reg. Section 1.401(a)(9)-9.

MEASURING DESIGNATED BENEFICIARY - The Designated Beneficiary as of the DB Required Beginning Date whose Life Expectancy is used under Reg. Section 1.401(a)(9)-4 and Section 1.401(a)(9)-5, Q&A-7, to determine any Applicable Distribution Period as of such date. If as of the Applicable Designation Date any trust, estate or other entity is treated under Reg. Section 1.401(a)(9)-4, Q&A-3, as a beneficiary under the Contract (taking into account any Separate Shares), the Contract shall be deemed to have no Measuring Designated Beneficiary. If as of the Applicable Designation Date the Contract (taking into account any Separate Shares) has more than one Designated Beneficiary (and no entity beneficiary), the Measuring Designated Beneficiary is the Designated Beneficiary with the shortest Life Expectancy as of such date.

NON-ROTH IRA - An IRA that is not a Roth IRA.

NOTICE DATE - The day on which the Company receives, in a form satisfactory to the Company, proof of death and instructions satisfactory to the Company regarding payment of death benefit proceeds.

OWNER OR YOU - The natural person who is the beneficial owner of the Contract.

OWNER'S YEAR OF DEATH - The calendar year in which the Owner dies.

PLAN - A tax-qualified retirement plan or arrangement, including an IRA.

QUALIFIED ROLLOVER CONTRIBUTION - A rollover contribution defined in Code
Section 408A(e). See Section B.3 below.

QDRO - A qualified domestic relations order under Code Section 414(p).

REGULATION OR REG. - A regulation issued or proposed pursuant to the Code.

RMD - Required minimum distribution under Code Section 401(a)(9) or related Code provision.

ROTH IRA - An IRA under Code Section 408A.

SEPARATE SHARE - A separate portion or segregated share of the benefits under the Contract that is determined by an acceptable separate accounting under Reg.
Section 1.401(a)(9)-8, Q&A-3, or that qualifies as a segregated share for an alternate payee under a QDRO under Reg. Section 1.401(a)(9)-8, Q&A-6(b)(1). A Separate Share shall be treated as a separate contract for RMD purposes and Section B.6 below.

SEP - A Simplified Employee Pension form of IRA under Code Section 408(k).

SIMPLE IRA - A SIMPLE IRA under Code Section 408(p).

SPOUSE - The Owner's spouse, including a former spouse covered by a QDRO who is treated as the Owner's spouse pursuant to Reg. Section 1.401(a)(9)-8, Q&A-6.

SPOUSE'S CONTINUATION ELECTION DATE - The date that is 30 days prior to the earlier of the Spouse's Required Beginning Date or December 31 of the fifth calendar year after the Owner's Year of Death, in accordance with Reg. Section 1.401(a)(9)-3, Q&A-4(c).

SPOUSE'S REQUIRED BEGINNING DATE - The later of December 31 of the calendar year next following the Owner's Year of Death or December 31 of the calendar year in which the deceased Owner would have attained age 70 1/2.

SPOUSE'S YEAR OF DEATH - The calendar year in which the Surviving Spouse dies.

SURVIVING SPOUSE - The surviving Spouse of a deceased Owner.

B.  ROTH IRA PROVISIONS

1. The Annuitant shall be at all times the Owner of the Contract (or its beneficial Owner where a fiduciary is its legal Owner). Such individual Owner's rights under the Contract shall be nonforfeitable, and the Contract shall be for the exclusive benefit of such Owner and his or her beneficiaries.

2. No benefits under the Contract may be transferred, sold, assigned, borrowed or pledged as collateral for a loan, or as security for the performance of an obligation, or for any other purpose, to any person; except that the Contract may be transferred to a former or separated spouse of the Owner under a divorce or separation instrument described in Code Section 408(d)(6). In the event of such a transfer, the transferee shall be treated for all purposes as the Owner under the Contract.

3. (a) Maximum Permissible Amount. Except in the case of a Qualified Rollover Contribution (described in paragraph 3(c) below) or a recharacterization (defined in paragraph 3(e) below), no Contribution shall be allowed into the Contract unless it is in cash and for any year after 2007 the total of such Contributions to all the individual Owner's Roth IRAs for such year does not exceed the lesser of the Owner's Compensation for such year or $5,000. In addition, for years after 2008 the $5,000 limit will be indexed for cost-of-living adjustments under Code Section 219(b)(5)(D) at $500 increments.

          For an Owner age 50 or older the $5,000 limit is increased by $1,000. Alternatively, for a taxable year starting after 2006 and before 2010, the $5,000 limit for a qualified participant (even under age 50) in a Code Section 401(k) Plan of an employer in bankruptcy described in Code Section 219(b)(5)(C) is increased by $3,000 (but not by any additional amount for being over age 50).

          Such a Contribution is referred to herein as a "regular contribution." Contributions may be limited under paragraphs 3(b) through (d) below.

       (b) Regular Contribution Limit. The maximum regular contribution that can be made to all of the Owner's Roth IRAs for a taxable year is the smaller of the amount determined under subparagraph 3(b)(i) or (ii) below.

         (i) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in paragraph 3(f) below) in accordance with the following table:

                                                                               PHASE-OUT RANGE
FILING STATUS                              FULL CONTRIBUTION                    MODIFIED AGI                 NO CONTRIBUTION
--------------------------------------------------------------------------------------------------------------------------------
Single or Head of Household        $95,000 or less                    Between $95,000 and $110,000       $110,000 or more
Joint Return or Qualifying         $150,000 or less                   Between $150,000 and $160,000      $160,000 or more
Widow(er)
Married-Separate Return            $0                                 Between $0 and $10,000             $10,000 or more

               If the Owner's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200. The dollar amounts above will be adjusted for cost-of-living adjustments under Code
               Section 408A(c)(3) at $1,000 increments.

         (ii) If the Owner makes regular contributions to both Roth and Non-Roth IRAs for a taxable year, the maximum regular contribution that can be made to all the Owner's Roth IRAs for that taxable year is reduced by the regular contributions made to the Owner's Non-Roth IRAs for the taxable year (ignoring SIMPLE IRA or SEP contributions pursuant to Code Section 408A(f)(2)).

       (c) Qualified Rollover Contribution Limit. A Qualified Rollover Contribution is defined in Code Section 408A(e), and includes a rollover contribution from another Roth IRA or a rollover contribution of a distribution from an IRA that meets the requirements of Code Section 408(d)(3), except that the one-rollover-per-year rule of Code Section 408(d)(3)(B) does not apply if the rollover contribution is from a Non-Roth IRA. For years after 2007, a Qualified Rollover Contribution includes a rollover from a designated Roth account described in Code Section 402A or a rollover from an eligible retirement plan described in Code Section 402(c)(8)(B). A rollover from an eligible retirement plan other than a Roth IRA or a designated Roth account cannot be made to this Roth IRA if, for the year the amount is distributed from the other plan,
            (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000 or (iii) the Owner is married and together the Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during such year and file separate returns for such year. For taxable years beginning after 2009, the limits in this paragraph (c) do not apply to Qualified Rollover Contributions.

       (d) SIMPLE IRA limits. No Contribution shall be allowed into the Contract under a SIMPLE IRA Plan established by any employer pursuant to Code
           Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan shall be allowed into the Contract from a SIMPLE IRA prior to the expiration of the 2-year period beginning on the date the individual Owner first participated in that employer's SIMPLE IRA Plan.

       (e) Recharacterization. A regular contribution to a Non-Roth IRA may be recharacterized pursuant to Reg. Section 1.408A-5 as a regular contribution to this Roth IRA, subject to the limits in paragraph 3(b) above.

       (f) Modified AGI. For purposes of paragraphs 3(b) and (c) above, an Owner's modified AGI for a taxable year is defined in Code Section 408A(c)(3) and does not include any amount included in adjusted gross income as a result of a rollover from an eligible retirement plan other than a Roth IRA (a "conversion").

    (g) Despite any limit on contributions, an individual may make a repayment of a qualified reservist distribution described in Code Section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period.

    (h) The Owner shall have the sole responsibility for determining whether any contribution satisfies applicable income tax requirements.

4. Any premium payment under the Contract is not fixed, but may not be less than any minimum amount stated in the Contract Schedule.

5. Any premium refund declared by the Company under the Contract, other than a refund attributable to an excess contribution, shall be applied toward the purchase of additional benefits or the payment of future premiums before the close of the calendar year following the calendar year of the refund.

6. Upon the Owner's death, the Contract and all benefits, distributions and payments made under it shall comply with and conform to the RMD and incidental death benefit rules in Code Sections 401(a)(9), 408(a)(6) and 408(b)(3), as modified by Code Section 408A(c)(5), and in the Regulations relating thereto, and shall be administered or adjusted accordingly, e.g., pursuant to the Tax Qualification Provisions below. Such rules shall override any benefit, distribution or payment provisions in the Contract that are inconsistent with such rules, and the selection of any annuity or other distribution option described in the Contract that does not satisfy the requirements of this Section 6 or Code Section 401(a)(9) shall not be permitted. In addition, each Owner's beneficiary shall have the sole responsibility for requesting or arranging for distributions from his interest that comply with this Rider and applicable income tax requirements. No amount is required to be distributed prior to the Owner's death. Accordingly, except to the extent that RMDs are waived in accordance with Code Section 401(a)(9) (e.g., for 2009):

       (a) Upon the Owner's death, the entire interest shall be distributed by December 31 of the fifth calendar year that follows the Owner's Year of Death, except to the extent that paragraph 6(b) or (c) below applies.

       (b) If the Surviving Spouse is the sole Designated Beneficiary under the Contract (taking any Separate Shares into account) as of the Applicable Designation Date, then -

         (i) If no irrevocable written election to the contrary has been filed with the Company by the deceased Owner or the Surviving Spouse prior to the Spouse's Continuation Election Date, the Contract shall continue in the name of the deceased Owner, and RMDs must begin by the Spouse's Required Beginning Date and be distributed over the Surviving Spouse's remaining Life Expectancy (by December 31 of each subsequent Distribution Year). The RMD amount that must be distributed each Distribution Year with respect to the Contract shall be equal to the quotient obtained by dividing the account balance for the Contract (as determined under Reg. Section 1.401(a)(9)-6, Q&A-12, and Section 1.408-8, Q&A-6, including any adjustment for any rollover, transfer or recharacterization under Reg. Section 1.408-8, Q&A-7 or Q&A-8) by the Applicable Distribution Period. For these purposes, the Applicable Distribution Period for each Distribution Year after the Owner's Year of Death -

              (1) Is measured by the Surviving Spouse's remaining Life Expectancy, recalculated annually through the Spouse's Year of Death, and

              (2) For a Distribution Year after the Spouse's Year of Death, is measured by the Surviving Spouse's remaining Life Expectancy as of the Surviving Spouse's birthday in the Spouse's Year of Death, reduced by one year for each calendar year that has elapsed since the calendar year next following the Spouse's Year of Death.

                    If the Surviving Spouse dies before the Spouse's Required Beginning Date for such a continued Contract, then the Surviving Spouse shall be treated as the deceased Owner for purposes of this Section 6 (except that any surviving spouse of such a deceased Surviving Spouse cannot continue the Contract further under this subparagraph (i) as a Surviving Spouse). Any Surviving Spouse may arrange to have any portion (or all) of any RMD that is distributable with respect to such Surviving Spouse's interest in the Contract distributed from another Roth IRA formerly owned by such deceased Owner for which such Surviving Spouse is also a designated beneficiary (rather than from the Contract), in accordance with Reg. Section 1.408-8, Q&A-9.

         (ii) The Surviving Spouse may elect at any time to treat the entire remaining interest in the Contract as a Roth IRA of such Surviving Spouse, if such Surviving Spouse has an unlimited right to withdraw amounts from the Contract and is the sole beneficiary of the Contract, within the meaning of Reg. Section 1.408-8, Q&A-5(a). Such an eligible Surviving Spouse shall make such an election by a written request to the Company to redesignate such Surviving Spouse as the Owner and Annuitant of the Contract. Such an eligible Surviving Spouse shall be deemed to have made such an election if either -

              (1) Such Surviving Spouse makes any transfer, rollover or other contribution of any amount for the benefit of such Surviving Spouse into the Contract, or

              (2) Such Surviving Spouse directs the Company in writing to transfer or rollover any part or all of the assets to which such Surviving Spouse is entitled under the Contract to another Roth IRA owned by such Surviving Spouse, or

              (3) Any RMD that is required to be distributed from the Contract under this Section 6 or under Code Section 401(a)(9) (e.g., in the case of any amount rolled over or transferred into the Contract from a Plan) is not distributed within the appropriate time.

         (iii) The Surviving Spouse may make an irrevocable election in writing with the Company by the Spouse's Continuation Election Date to have such Surviving Spouse's entire interest under the Contract distributed under another method available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9), e.g., under Reg. Section 1.401(a)(9)-6, Q&A-1(a), or
               Section 1.401(a)(9)-8, Q&A-2. In addition to any optional method that qualifies under the 5-year rule in paragraph 6(a) above, such optional methods include the following:

              (1) Any annuity option that satisfies Reg. Section 1.401(a)(9)-5, Q&A-1(e), and provides for periodic distributions that begin no later than the Spouse's Required Beginning Date, or

              (2) Any other method that provides for periodic distributions that begin no later than the Spouse's Required Beginning Date and do not extend beyond the remaining Life Expectancy of such Surviving Spouse.

       (c) If as of the Applicable Designation Date the Contract (taking any Separate Shares into account) has at least one Designated Beneficiary and no entity (e.g., a trust or estate) is treated under Reg. Section 1.401(a)(9)-4, Q&A-3, as a beneficiary under the Contract, then -

         (i) To the extent that no irrevocable election to the contrary has been filed with the Company by the deceased Owner or any such Designated Beneficiary by the DB Election Date (and no Surviving Spouse is the sole Designated Beneficiary), then annual distributions of the remaining interest in the Contract must be made over the Applicable Distribution Period starting with the DB Required Beginning Date. In that case, the RMD amount that must be distributed each Distribution Year with respect to the Contract shall be equal to the quotient obtained by dividing the account balance for the Contract (as determined in accordance with subparagraph 6(b)(i) above) by the Applicable Distribution Period. For these purposes -

              (1) The Applicable Distribution Period for the Distribution Year next following the Owner's Year of Death is determined by the Measuring Designated Beneficiary's remaining Life Expectancy, using such beneficiary's age as of such beneficiary's birthday in such Distribution Year; and

              (2) For a subsequent Distribution Year the Applicable Distribution Period is reduced by one year for each calendar year that has elapsed since the calendar year next following the Owner's Year of Death.

                    Such RMD amount must be distributed no later than the DB Required Beginning Date, and for each subsequent Distribution Year by December 31 thereof. However, any Designated Beneficiary may arrange to have any portion (or all) of such RMD (that is distributable with respect to such beneficiary's interest in the Contract) distributed from another Roth IRA formerly owned by such deceased Owner for which such beneficiary is also a designated beneficiary (rather than from the Contract), in accordance with Reg.
                    Section 1.408-8, Q&A-9.

         (ii) Any such Designated Beneficiary may make an irrevocable election in writing with the Company by the DB Election Date to have such Designated Beneficiary's entire interest under the Contract distributed under another method available under the Contract or offered by the Company that qualifies under Code Section 401(a)(9), e.g., under Reg. Section 1.401(a)(9)-6, Q&A-1(a), or
              Section 1.401(a)(9)-8, Q&A-2. In addition to any optional method that qualifies under the 5-year rule in paragraph 6(a) above, such optional methods include the following:

              (1) Any annuity option that satisfies Reg. Section 1.401(a)(9)-5, Q&A-1(e), and provides for periodic distributions that begin no later than the DB Required Beginning Date, or

              (2) Any other method that provides for periodic distributions that begin no later than the DB Required Beginning Date and do not extend beyond the remaining Life Expectancy of the Measuring Designated Beneficiary.

       (d) Any amount payable to a minor child of the Owner shall be treated as if it is payable to the Surviving Spouse to the extent that the remainder of the interest becomes payable to such Spouse when such child reaches the age of majority, in accordance with Reg. Section 1.401(a)(9)-6, Q&A-15.

       (e) Unless the Owner has provided to the contrary in writing to the Company (e.g., by selecting a certain annuity option), any beneficiary of any interest under the Contract shall have an unlimited right after the Notice Date, upon 30 days written notice to the Company, to withdraw any portion or all of such interest or to apply any such amount to an annuity option that qualifies under Reg. Section 1.401(a)(9)-5, Q&A-1(e).

       (f) If the Owner dies before the entire interest under the Contract has been distributed, no additional cash Contributions or rollover Contributions shall be allowed into the Contract, except where the Surviving Spouse elects (or is deemed to elect) to convert the Contract to be his or her own Roth IRA, as specified above in this
            Section 6.

7. The Company shall furnish annual calendar year reports concerning the status of the Contract and such information concerning RMDs as is prescribed by the IRS.

C.  TAX QUALIFICATION PROVISIONS

The Contract as amended by this Rider is intended to qualify as part of a tax-qualified Roth IRA arrangement, plan or contract under Code Section 408A, and to satisfy the applicable requirements of Code Section 408A and any Regulations relating thereto. To achieve these purposes, the provisions of this Rider and the Contract (including any other endorsement or rider that does not specifically override these tax qualification provisions) are to be interpreted to ensure or maintain such tax qualification, despite any other provision to the contrary. Any benefits, payments or distributions under the Contract shall be conformed or restricted to, or made in, any amount, time and manner needed to maintain such a tax qualification under the applicable provisions of the Code and Regulations, and the Contract shall be subject to separate accounting (e.g., for undistributed excess contributions or RMDs, with earnings thereon), subdivision or severance (e.g., into an annuity contract that is subject to Code
Section 72(s) provisions), or combinations (e.g., of contract components) to maintain such a tax qualification (including the favorable tax treatment of the Contract or any distribution thereunder), to the maximum extent possible. The Company reserves the right to amend this Rider or the Contract from time to time to reflect any clarifications that may be needed or are appropriate to maintain such a tax qualification or to conform the Contract to any applicable changes in the tax qualification requirements, as provided in the Code or any Regulations or other published IRS guidance relating thereto. The Company will send you a copy of any such amendment, and when required by law, the Company will obtain the approval of the appropriate regulatory authority.

All other terms and conditions of your Contract remain unchanged.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

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                                     [LOGO]
                                  THE HARTFORD

                           CONTRACT RIDER FOR SIMPLE
                         INDIVIDUAL RETIREMENT ANNUITY

This Rider may be issued with an individual contract, a group master contract, or a group certificate issued under a group master contract. The term "Contract" herein refers to an individual contract, group master contract, or group certificate issued under a group master contract, whichever is applicable. References herein to the "Owner" are to the owner of an individual contract, or the owner of a group certificate issued under the group master contract, whichever is applicable.

The Contract to which this Rider is attached is amended to qualify as a SIMPLE IRA under Section 408(p) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations. All provisions of the Contract and this Rider shall be interpreted in accordance with qualification as a SIMPLE IRA under Code Section 408(p).

The Contract is amended as follows:

1.   THE OWNER AND ANNUITANT:

       (a) In the case of an individual contract, the Owner of the Contract must be an individual who is the sole Owner and the Annuitant.

       (b) In the case of a group certificate issued under the group master contract, the Owner of the group certificate must be an individual who is the sole Owner and the Annuitant.

       (c) Except as permitted under sections 7 and 8 of this Rider, neither the Owner nor the Annuitant can be changed.

          All distributions while the Owner is alive must be made to the Owner. All distributions made under a joint and survivor payment option after the Owner's death, and while the joint Annuitant is alive, must be made to the joint Annuitant.

2. NONTRANSFERABILITY AND NONFORFEITABILITY. The individual contract or group certificate issued under a group master contract, whichever is applicable, is established for the exclusive benefit of the Owner and his or her beneficiaries. The Owner's interest under the Contract is nontransferable and, except as provided by law, is nonforfeitable. In particular, the Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person other than the Company (other than a transfer incident to a divorce or separation instrument in accordance with Code
     Section 408(d)(6)).

3. PURCHASE PAYMENTS. This SIMPLE IRA will accept only (1) cash contributions made by an employer on behalf of the Owner under a SIMPLE IRA plan that meets the requirements of Code Section 408(p), and (2) rollover contributions and transfers of assets from other another SIMPLE IRA of the Owner.

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      No purchase payment subsequent to the initial purchase payment will be accepted unless it is equal to at least $50.

      Prior to the expiration of the 2-year period beginning on the date the Owner first participated in any SIMPLE IRA plan maintained by the Owner's employer, any rollover or transfer by the Owner of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Owner. Any distribution of funds to the Owner during this 2-year period may be subject to a 25 percent additional tax if the Owner does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Owner may roll over or transfer funds to any IRA of the individual that is qualified under Code Sections 408(a), (b), or (p), or to another eligible retirement plan described in Code Section 402(c)(8)(B).

4. REQUIRED DISTRIBUTIONS GENERALLY. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's entire interest in the Contract shall be made in accordance with the requirements of Code Sections 401(a)(9) and 408(b)(3), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract (as determined under section 7(c) of this Rider) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than Sections 6 and 7 of this Rider.

5. REQUIRED BEGINNING DATE. As used in this Rider, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

6. DISTRIBUTIONS DURING OWNER'S LIFE. The Owner's entire interest in the Contract shall be distributed, or commence to be distributed, no later than the required beginning date over:

       (a) the life of the Owner or the lives of the Owner and the Owner's designated beneficiary (within the meaning of Code Section 401(a)(9)), or

       (b) a guaranteed payment period not extending beyond the life expectancy of the Owner or the joint and last survivor life expectancy of the Owner and the Owner's designated beneficiary.

          Payments must be made in periodic payments at intervals of no longer than one year. Payments must be either nonincreasing or they may increase only as permitted in Q&As-1 and -4 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, and any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of
          Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

          The distribution periods described above cannot exceed the periods specified in Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

          If the Owner's interest is to be distributed over a period greater than one year, the amount to be distributed on or before the required beginning date, and by December 31 of each year, will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder. If annuity payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

7.   DISTRIBUTIONS AFTER THE OWNER'S DEATH.

       (a) If the Owner dies on or after required distributions commence, the remaining portion of the Owner's interest, if any, will be distributed at least as rapidly as under the annuity option chosen.

       (b) If the Owner dies before required distributions commence, his or her entire interest will be distributed at least as rapidly as follows:

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         (i)  If the designated beneficiary is someone other than the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death, over the designated beneficiary's life, or over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or, if elected, in accordance with paragraph (b)(iii) below.

         (ii) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death (or by the end of the calendar year in which the Owner would have attained age 70 1/2, if later), over the surviving spouse's life, or over the remaining life expectancy of the surviving spouse, or, if elected, in accordance with paragraph (b)(iii) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (b)(iii) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will be distributed at least as rapidly as under the annuity option chosen.

         (iii) If there is no designated beneficiary, or if applicable by operation of paragraphs (b)(i) or (b)(ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(ii) above).

         (iv) Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraphs (b)(i) or (b)(ii) and reduced by 1 for each subsequent year.

       (c) The "interest" in the Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations. Also, prior to the date that annuity payments commence on an irrevocable basis (except for acceleration), the "interest" in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits in accordance with the requirements of Q&A-12 of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

       (d) For purposes of subsections (a) and (b) above, required distributions are considered to commence on the required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(ii) above. However, if distributions start prior to the applicable date in the preceding sentence on an irrevocable basis (except for acceleration) in accordance with the requirements of Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

8. SPOUSAL CONTINUATION. If the Owner dies and the sole designated beneficiary is the Owner's surviving spouse, the surviving spouse may elect to treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the Contract or fails to take required distributions as a beneficiary.

9. ANNUITY OPTIONS. All annuity options under the Contract must meet the requirements of Code Sections 401(a)(9) and 408(b)(3). The provisions of this Rider reflecting the requirements of these Code sections override any annuity option that is inconsistent with such requirements. If guaranteed payments are to be made under an annuity option, the period over which the guaranteed payments are to be made must not exceed the period permitted under Section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

10. ANNUAL CALENDAR YEAR REPORTS. We will furnish annual calendar year reports concerning the status of the Contract and such information concerning required minimum distribution as is prescribed by the Commissioner of Internal Revenue.

     If contributions made on behalf of the Owner under a SIMPLE IRA plan maintained by the Owner's employer are received directly by the issuer of this Contract from the employer, the issuer will provide the employer with the summary description required by Code Section 408(l)(2)(B).

11. CONFLICTS. The language of this Rider supersedes and controls any conflicting language in the remainder of the Contract to which the Rider is attached.

12. AMENDMENT. The Company retains the right to further amend the Contract at any time without the consent of the Contract Owner as necessary to conform with the changes in the Code and regulations or rulings related thereto.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                                     [LOGO]
                                  THE HARTFORD

                      EXTENDED WITHDRAWAL PRIVILEGE RIDER

This rider is issued as a part of the Contract to which it is attached. The Date of Issue and Contract Date applicable to this Rider are the same as those of the Contract. Except where this Rider provides otherwise, it is subject to all conditions and limitations of the Contract.

This rider has been issued because your Contract is part of a tax-qualified retirement plan. It allows you to receive the required minimum distribution of your interest in this Contract, as required by federal tax law, without the imposition of a Contingent Deferred Sales Charge.

The following provision is added to the Contract:

EXTENDED WITHDRAWAL PRIVILEGE

For Contract Years in which the Contract is subject to required minimum distribution rules under current federal tax law and the Annuitant has attained age 70 1/2 , the amount available annually without the application of the Contingent Deferred Sales Charge ("Charge") is the greater of:

       1. The withdrawal amount referred to as the Annual Withdrawal Amount on Page 3 of the Contract: or

       2. The required minimum distribution of your interest in this Contract under current federal tax law.

SIGNED FOR HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                                     [LOGO]
                                  THE HARTFORD

                         PERSONAL PENSION ACCOUNT RIDER

This rider is issued as part of the contract to which it is attached (the "Contract"). This rider is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. In the event of a conflict between the terms of this rider and the Contract (as amended), the provisions of this rider shall prevail.

This rider describes a fixed, deferred, paid-up annuity investment feature. This rider provides for guaranteed payouts and allows You to make transfers to and from the Personal Pension Account into other Accounts (with certain restrictions that are described below). You can receive periodic Personal Pension Account Payouts or You can partially or totally commute Your Annuity Payout Value(s). A Death Benefit may be payable when You, a Joint Owner or the Annuitant dies.

                    THIS RIDER HAS NO CASH SURRENDER VALUE.

THE DEATH BENEFIT PROVIDED UNDER THIS RIDER MAY BE LESS THAN THAT SPECIFIED IN YOUR STATE'S STANDARD NON-FORFEITURE LAW FOR INDIVIDUAL DEFERRED ANNUITIES.

This rider is organized into two sections. The first section entitled "Contract Amendments" addresses changes to Your base Contract and other riders based on the operation of the rider. The second section entitled "Rider Provisions" describes rider provisions.

I.   CONTRACT AMENDMENTS

1. The RIGHT TO EXAMINE CONTRACT provision of the Contract is supplemented to include the following:

     In the event that You cancel or return this Contract, We will also pay You Your Personal Pension Account Benefit Balance, including any Contract fees or other charges, as of the date of cancellation.

2. The ANNUAL MAINTENANCE FEE provision of the Contract Specifications is replaced with the following:

     ANNUAL MAINTENANCE FEE: $0 IF THE TOTAL BALANCE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY. $[30] IF THE TOTAL BALANCE IS LESS THAN $50,000 ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY SURRENDERED.

3. The MINIMUM AMOUNT RULE provision of the Contract Specifications is as follows:

     MINIMUM AMOUNT RULE: THE MINIMUM AMOUNT RULE OF THE "PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE" SECTION OF THE CONTRACT PROVIDES THAT A MINIMUM TOTAL BALANCE MUST BE MAINTAINED IN THE CONTRACT. AS OF THE CONTRACT ISSUE DATE, THE MINIMUM TOTAL BALANCE EQUALS [$2,000]. WE RESERVE THE RIGHT IN OUR DISCRETION TO CHANGE THE MINIMUM TOTAL BALANCE, BUT IN NO EVENT SHALL THE MINIMUM TOTAL BALANCE BE GREATER THAN [$10,000]. WE MAY TERMINATE THE CONTRACT AND PAY THE SURRENDER VALUE AND COMMENCE PERSONAL PENSION ACCOUNT PAYOUTS IF YOU FAIL TO MAINTAIN THE MINIMUM TOTAL BALANCE. YOU MUST ALSO MAINTAIN A MINIMUM ACCUMULATION BALANCE OF [$5,000] TO AVOID PREMATURE COMMENCEMENT OF PERSONAL PENSION ACCOUNT PAYOUTS.

4. If Your Contract includes a contingent deferred sales charge, the first paragraph of the CONTINGENT DEFERRED SALES CHARGE (CHARGE) provision of the Contract is replaced with the following:

     WE MAY ASSESS A CONTINGENT DEFERRED SALES CHARGE WHEN YOU REQUEST A FULL OR PARTIAL SURRENDER. THE CHARGE IS BASED ON THE AMOUNT YOU CHOOSE TO SURRENDER AND HOW LONG YOUR DEPOSITS HAVE BEEN IN THE CONTRACT. EACH DEPOSIT HAS ITS OWN CHARGE SCHEDULE. DEPOSITS ARE SURRENDERED IN THE ORDER IN WHICH THEY ARE RECEIVED. THE AMOUNT ASSESSED A CHARGE WILL NOT EXCEED YOUR REMAINING GROSS PREMIUMS AS DEFINED ABOVE. AMOUNTS WITHDRAWN IN EXCESS OF THE ANNUAL FREE WITHDRAWAL AMOUNT ARE SUBJECT TO THE CHARGE. A CONTINGENT DEFERRED SALES CHARGE MAY APPLY TO PERSONAL PENSION ACCOUNT COMMUTED VALUE.

5.   The following terms amend or supplement the DEFINITION OF CERTAIN TERMS:

     ACCUMULATION BALANCE - The sum of all Contributions increased by credited interest; minus any Transfers into any other Account(s). Accumulation Balance converts into Annuity Payout Value(s) based on Personal Pension Account Payouts on or after the Personal Pension Account Payout Start Date(s).

     ANNUITY PAYOUT OPTION - Any of the options We make available for payment of an Annuity Payout and/or a Personal Pension Account Payout.

     ANNUITY PAYOUT VALUE(S) - The portion of Your Benefit Balance which provides Personal Pension Account Payouts in accordance with an Annuity Payout Option elected by You. When You commence taking Personal Pension Account Payout(s), You convert the corresponding portion of Accumulation Balance into Annuity Payout Value(s). Annuity Payout Value(s) are reduced by Personal Pension Account Payouts.

     BENEFIT BALANCE - The Accumulation Balance plus any Annuity Payout
     Value(s).

     CONTRIBUTION(S) - Sums allocated to the Personal Pension Account by Deposit, Transfer, or any other method approved by Us.

     CREDITED INTEREST RATES - The interest rates that We agree to pay on Your Accumulation Balance during different times over the duration of Your Contract. The annual Personal Pension Account Credited Interest Rate will never be less than [1.5%].

     DEPOSITS - The sum of all Premium Payments and Contributions.

     FIFO - "First in, First out". Contributions, Personal Pension Account Payouts, credited interest, deductions and Transfers into the Personal Pension Account are recorded in the order that they are made.

     GUARANTEE WINDOW - The [seven] year period beginning [three] years before and ending [three] years after the Target Income Age.

     GUARANTEED PAYOUT DURATION - This is used for purposes of calculating the Personal Pension Account Commuted Value. The Guaranteed Payout Duration is equal to the applicable Annuity Payout Value(s) divided by the amount of the corresponding Personal Pension Account Payout(s).

     MAXIMUM GUARANTEED PAYOUT PURCHASE RATES - The rates that We apply during the Guarantee Window to determine any Personal Pension Account Payout.

     MINIMUM GUARANTEED PAYOUT PURCHASE RATES - The rates set forth in the Table of Minimum Guaranteed Payout Purchase Rates of this rider.

     MONEY MARKET FUND - The money market Sub-Account or another Sub-Account designated by Us for this purpose.

     PAYOUT PURCHASE RATES - The rates We apply to determine a Personal Pension Account Payout.

     PERSONAL PENSION ACCOUNT - Part of Our General Account to which Your Benefit Balance will be allocated.

     PERSONAL PENSION ACCOUNT COMMUTED VALUE - The present value of the Personal Pension Account Payout(s) associated with the Annuity Payout Value over the remaining Guaranteed Payout Duration calculated using the discount rate determined by Us. We will deduct any applicable contingent deferred sales charges and Premium tax, if applicable from Personal Pension Account Commuted Value.

     PERSONAL PENSION ACCOUNT PAYOUT START DATE - The date(s), no later than the Annuity Commencement Date, selected by the Owner, upon which Personal Pension Account Payouts commence.

     PERSONAL PENSION ACCOUNT PAYOUTS - Periodic annuity payouts of Annuity Payout Value(s) in accordance with an Annuity Payout Option(s).

     TARGET INCOME AGE - The year that corresponds with the age of the Annuitant that Personal Pension Account Payouts are expected to begin as specified
     (i) in the Application or (ii) if later, in writing by You when the initial Contribution is made into Your Personal Pension Account. The Target Income Age cannot be later than [twenty] years from the Annuitant's age or the Annuitant's [80th] birthday as of the date when the initial Personal Pension Account Contribution is made, whichever is earlier.

     TOTAL BALANCE - The sum of Your Contract Value and Benefit Balance.

     TRANSFER - A transfer of (i) Contract Value from an Account to the Accumulation Balance, or (ii) the Accumulation Balance to an Account.

6. The fifth paragraph of the TRANSFERS BETWEEN ACCOUNTS provision is modified to add the following provision:

     No Transfers may be made after the Annuity Commencement Date. We may defer any Transfer from the Personal Pension Account for up to six months from the date of request.

7. The TRANSFERS BETWEEN ACCOUNTS provision is modified to add the following provision:

     TRANSFERS TO OR FROM THE PERSONAL PENSION ACCOUNT

     You may make Transfers until the Annuity Commencement Date. We reserve the right to limit the number and/or dollar amount of Transfers. Transfers may not be made from any Account into the Personal Pension Account for the six-month period following the most recent Transfer from the Personal Pension Account into any Account.

8. The REPORTS TO THE CONTRACT OWNER provision is modified to add the following sentence:

     We will send you a transaction confirmation statement each time that You make a Contribution, Transfer, or You commence taking Personal Pension Account Payouts.

9. The FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

     FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

     At any time prior to the Annuity Commencement Date, You have the right to terminate the Contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the Contract may be taken in the form of a cash settlement.

     The Surrender Value of the Contract is equal to the Contract Value less:

       a)  any applicable Premium taxes not previously deducted;

       b)  the Annual Maintenance Fee and Distribution Charge, if applicable;
           and

       c)  any applicable contingent deferred sales charge.

     Upon Contract termination, We will establish an Annuity Payout Value for Your Accumulation Balance. We will then commute Personal Pension Account Payout(s) associated with all Annuity Payout Value(s) and You will receive the Personal Pension Account Commuted Value. Any applicable lifetime annuity benefits according to the Annuity Payout Options will be terminated.

     See "Commutation of Your Personal Pension Account Payout with a Lump Sum Payment" below.

10. The first paragraph of the PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

     You may request, In Writing or other means acceptable to Us, a partial surrender of Contract Value at any time prior to the Annuity Commencement Date provided that the Total Balance is at least equal to Our Minimum Amount Rules then in effect. If prior to the Personal Pension Account Payout Start Date, the remaining Total Balance following such surrender is less than Our Minimum Amount Rules, We may terminate the Contract and pay you the Surrender Value and commence Personal Pension Account Payouts. If after the Personal Pension Account Payout Start Date the remaining Total Balance following such surrender is less than Our Minimum Amount Rules, You will continue to receive existing Personal Pension Account Payouts, no additional Deposits may be made to the Contract, and We will commence any remaining Personal Pension Account Payouts.

11. The SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE provision is modified by adding the following as a first paragraph:

     This section does not apply to the Personal Pension Account Rider.

12. THE PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT provision under the SURRENDER PROVISIONS is modified to include the following paragraph at the end of the provision:

       (d) We may defer payment of any amounts from the Personal Pension Account for up to six months from the date of the request to surrender or commencement of Personal Pension Account Payouts, subject to obtaining any required approval by the Insurance Commissioner of the state in which this Contract is issued. If We defer payment for more than 30 days, We will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

13. The DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE provision is replaced with the following:

     DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

     The Death Benefit payable is equal to the greater of the:

       a)  Total Balance; or

       b) greatest Death Benefit payable under this or any rider or endorsement made part of this Contract as specified by Us.

     Personal Pension Account Payouts will terminate upon notification to Us of the death of the Owner, joint Owner or Annuitant. Benefit Balance may be converted into Contract Value and transferred to the Money Market Fund. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

     If the Contract is eligible to continue with the spouse as the Contract Owner, and the Annuitant is still alive, the Benefit Balance may remain in the Personal Pension Account. The previously established Guarantee Window, Payout Purchase Rates, and Credited Interest Rates will continue to apply. Alternatively, the spouse may elect to Transfer the Benefit Balance to the Money Market Fund. If the Contract is eligible to continue with the spouse as the Contract Owner, and the surviving spouse has replaced the deceased Annuitant, the Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund. Commutation shall not apply to the conversion of Benefit Balance into Contract Value and transfer to the Money Market Fund following the death of the Owner, joint Owner or Annuitant.

     Payment of the Death Benefit will be subject to the restrictions contained in the "Distribution Requirements" section of the Contract.

14. The SECOND OPTION provision of ANNUITY OPTIONS under SETTLEMENT PROVISIONS of the Contract is deleted and replaced by the following:

     SECOND OPTION - Life Annuity With a Cash Refund - Prior to the Annuity Commencement Date, this is an Annuity which provides for periodic payments for as long as the Owner, joint Owner or Annuitant is alive. On or after the Annuity Commencement Date, this is an Annuity which provides for periodic payments for as long as the Annuitant is alive. This option is only available for fixed dollar Personal Pension Account Payouts.

     Prior to the Annuity Commencement Date, Personal Pension Account Payouts will terminate upon notification to Us of the death of the Owner, joint Owner or Annuitant. The Benefit Balance will be converted into Contract Value and transferred to the Money Market Fund without Commutation and unless the Contract is continued, the Death Benefit shall be payable. Unless We agree otherwise, Contract Value may not be reallocated back into the Personal Pension Account.

     On or after the Annuity Commencement Date, Personal Pension Account Payouts will terminate and the Beneficiary will receive the Death Benefit in the event that the Annuitant dies (and the Owner is living or deceased).

II. RIDER PROVISIONS

CONTRIBUTIONS TO YOUR PERSONAL PENSION ACCOUNT

You may make subsequent Contributions until Your Annuity Commencement Date (even if Personal Pension Account Payouts have begun) or the date the Contract terminates, if earlier.

We will account for all Contributions, Personal Pension Account Payouts, Transfers into Your Personal Pension Account, credited interest and deductions made into or from Your Benefit Balance separately and on a FIFO basis.

In Our sole discretion, We may restrict Your ability to make Contributions and Transfers. We may close the Personal Pension Account to subsequent Contributions and Transfers. We may also make the Personal Pension Account available only through enrollment in one or more programs that We establish.

INTEREST CREDITED TO YOUR PERSONAL PENSION ACCOUNT

We will credit interest to Your Accumulation Balance at applicable Credited Interest Rates until the earlier of a Full Surrender of the Contract, the Annuity Commencement Date or the Valuation Date that We pay the Death Benefit.

We reserve the right to periodically establish new Credited Interest Rates that will be applied to subsequent Contributions.

YOUR PERSONAL PENSION ACCOUNT BENEFIT BALANCE

Prior to the initial Personal Pension Account Payout Start Date, the Benefit Balance is equal to the Accumulation Balance. After any Personal Pension Account Payout Start Date, the Benefit Balance is equal to the sum of the Accumulation Balance plus Annuity Payout Value(s).

Personal Pension Account Payouts will commence under the available Annuity Payout Option if Your Accumulation Balance is less than the amount provided in the Minimum Amount Rule. We reserve the right to change the Minimum Amount Rule from time to time.

ACCESS TO YOUR PERSONAL PENSION ACCOUNT BENEFIT BALANCE

You may access Your Annuity Payout Value(s) and/or Accumulation Balance in the following ways:

       1) transferring a portion of your Accumulation Balance to any of the Accounts;

       2)  electing to receive Personal Pension Account Payouts;

       3)  commutation of Personal Pension Account Payouts; or

       4)  payment of the Death Benefit.

Each of these methods and applicable conditions and requirements are discussed below. Other than these four methods, You do not have the right to terminate this rider or to make a withdrawal from the Personal Pension Account. This rider has no cash surrender value.

1. TRANSFERS TO ACCOUNTS. The maximum amount that You may Transfer to an Account during a Contract Year is the highest of: (a) four (4%) percent of the Accumulation Balance as of Your prior Contract Anniversary; (b) the amount of interest credited to the Accumulation Balance over the most recent full Contract Year; or (c) the amount of the Accumulation Balance transferred to an Account during the last full Contract Year. You cannot Transfer Annuity Payout Value(s).

2. ELECTING TO RECEIVE PERSONAL PENSION ACCOUNT PAYOUTS. You may elect to receive Personal Pension Account Payouts by notifying Us and by selecting either Annuity Payout Option Two or any other Annuity Payout Option We make available to You under this rider. The date that Personal Pension Account Payouts commence is called a Personal Pension Account Payout Start Date. You may elect to begin receiving Personal Pension Account Payouts before the Annuity Commencement Date. To receive Personal Pension Account Payouts, you must convert a corresponding amount of Accumulation Balance into Annuity Payout Value(s).

The amount of each Personal Pension Account Payout will vary depending on which Annuity Payout Option you choose; the amount of the Contribution; when each Contribution was made; the applicable Annuitant's age when a Contribution was made; the applicable Payout Purchase Rate; and the applicable Annuitant's age when Personal Pension Account Payouts begin. Certain Annuity Payout Options may not be available if the Contract is issued to qualify under Code Sections 401, 408, or 457.

We guarantee to apply the Maximum Guaranteed Payout Purchase Rate to the corresponding Accumulation Balance to the extent that Your Personal Pension Account Payout Start Date(s) is/are within Your Guarantee Window. We reserve the right to apply different Payout Purchase Rates for subsequent Contributions. The Maximum Guaranteed Payout Purchase Rate shall not apply to the extent that Your Personal Pension Account Payout Start Date(s) is/are outside of the Guarantee Window, in which event We will use Payout Purchase Rates determined by Us in Our sole discretion but in no event shall such Payout Purchase Rates exceed the Maximum Guaranteed Payout Purchase Rate. The minimum Personal Pension Account Payout in such circumstances shall be the greater of (i) the Payout Purchase Rate multiplied by Your Accumulation Balance; or (ii) the Minimum Guaranteed Payout Purchase Rate multiplied by the minimum nonforfeiture amount in accordance with the following: Contributions multiplied by 87.5%, less any Premium tax paid by Us, accumulated at the nonforfeiture interest rate. The nonforfeiture interest rate is redetermined annually and equals the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the prior calendar year; reduced by 125 basis points and rounded to the nearest 1/20th of one percent; but not less than 1%; nor more than 3%.

Personal Pension Account Payouts will cease upon notification to Us of the death of the Owner, joint Owner or Annuitant.

3. COMMUTATION OF YOUR PERSONAL PENSION ACCOUNT PAYOUT WITH A LUMP SUM
PAYMENT. You may commute any or all of Personal Pension Account Payouts and receive a lump sum payment of Personal Pension Account Commuted Value during the Guaranteed Payout Duration. The amount that You request to commute must be at least equal to $[500]. There may be a waiting period of up to [30 days] for payment of any lump sum commutation. The remaining minimum Accumulation Balance at all times is subject to the applicable Minimum Amount Rule of this rider.

Commutation of Annuity Payout Value(s) will reduce or eliminate Personal Pension Account Payouts on a FIFO basis for the remaining portion of the corresponding Guaranteed Payout Duration. At the end of such period, if the Contract is still in force, the life contingent portion of the applicable Annuity Payout Option will resume provided that the Annuitant is living.

4. DEATH BENEFIT. You may also access the Benefit Balance through the Death Benefit. See the sections describing the Death Benefit in the Contract, as amended by this rider.

               TABLE OF MINIMUM GUARANTEED PAYOUT PURCHASE RATES

MINIMUM NON-FORFEITURE VALUES: The nonforfeiture laws of the state where this rider is issued require that the present value of any paid-up annuity benefits on the date that annuity payments are to commence must be at least equal to the minimum nonforfeiture amount on that date, with the present value being computed using the mortality table, if any, and the interest rates specified in the rider for determining the minimum paid-up annuity benefits. The present values used to determine minimum paid-up annuity benefits are based on the Annuity 2000 Mortality Table with Projection Scale AA and interest compounded at 1.5%.

The Minimum Guaranteed Payout Purchase Rates are age dependant. The amount of the payment will be based on the age of the Annuitant, less the age set-back period that is a specified number of years younger than the Annuitant's attained age. The factors will utilize a [10] year set-back to determine the revised age. Payments for any available annuity payment frequency, age, or combination of ages not shown will be quoted upon request.

The Minimum Guaranteed Payout Purchase Rate is multiplied by the minimum nonforfeiture amount in accordance with the following: Contributions multiplied by 87.5%, less any Premium tax paid by Us, accumulated at the nonforfeiture interest rate. The nonforfeiture interest rate is redetermined annually and equals the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the prior calendar year; reduced by 125 basis points and rounded to the nearest 1/20th of one percent; but not less than 1%; nor more than 3%.

Refer to attached table of rates.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    [ /s/ Donald C. Hunt                 /s/ John C. Walters
    -----------------------------------  -----------------------------------
    DONALD C. HUNT, SECRETARY            JOHN C. WALTERS, PRESIDENT ]

                  SINGLE LIFE WITH CASH REFUND ANNUITY OPTION

             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

AGE AT ANNUITY
COMMENCEMENT           MALE        FEMALE
----------------------------------------------
         35            $2.32        $2.29
         40            $2.45        $2.41
         45            $2.62        $2.57
         50            $2.84        $2.77
         51            $2.89        $2.82
         52            $2.95        $2.87
         53            $3.00        $2.92
         54            $3.06        $2.97
         55            $3.12        $3.03
         56            $3.18        $3.09
         57            $3.24        $3.15
         58            $3.31        $3.21
         59            $3.38        $3.28
         60            $3.46        $3.35
         61            $3.53        $3.42
         62            $3.61        $3.50
         63            $3.70        $3.58
         64            $3.79        $3.66
         65            $3.88        $3.75
         66            $3.98        $3.84
         67            $4.08        $3.94
         68            $4.18        $4.04
         69            $4.29        $4.15
         70            $4.41        $4.26
         71            $4.53        $4.38
         72            $4.66        $4.50
         73            $4.79        $4.63
         74            $4.93        $4.77
         75            $5.08        $4.92
         76            $5.23        $5.07
         77            $5.40        $5.23
         78            $5.56        $5.40
         79            $5.74        $5.58
         80            $5.93        $5.77
         85            $7.00        $6.85

                                    9S

            SINGLE LIFE WITH CASH REFUND ANNUITY OPTION UNISEX RATES

             (Minimum monthly income payment for $1,000 of premium)
                      Rates Do Not Reflect Any Age Setback

AGE AT ANNUITY
COMMENCEMENT               UNISEX
--------------------------------------
         35                 $2.29
         40                 $2.42
         45                 $2.58
         50                 $2.79
         51                 $2.84
         52                 $2.89
         53                 $2.94
         54                 $2.99
         55                 $3.05
         56                 $3.11
         57                 $3.17
         58                 $3.23
         59                 $3.30
         60                 $3.37
         61                 $3.44
         62                 $3.52
         63                 $3.60
         64                 $3.69
         65                 $3.77
         66                 $3.87
         67                 $3.97
         68                 $4.07
         69                 $4.18
         70                 $4.29
         71                 $4.41
         72                 $4.53
         73                 $4.67
         74                 $4.80
         75                 $4.95
         76                 $5.10
         77                 $5.26
         78                 $5.43
         79                 $5.61
         80                 $5.80
         85                 $6.88

                                    9U

                                     [LOGO]
                                  THE HARTFORD

                              FIXED ACCOUNT RIDER

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

This rider adds the Fixed Account to Your Contract.

The following definitions under the DEFINITION OF CERTAIN TERMS are modified as follows:

ACCOUNT - Any of the Sub-Account(s) or the Fixed Account(s).

The following definitions are added to the DEFINITION OF CERTAIN TERMS:

FIXED ACCOUNT - Part of Our General Account to which all or a part of the Contract Value may be allocated. In Our sole discretion, We may restrict Your ability to allocate Contract Value or make premium payments to the Fixed Account at any time. We may close the Fixed Account to subsequent payments or any transfers of Contract Value from the Sub-Account(s) to the Fixed Account. We may also make the Fixed Account available only through enrollment in one or more Programs that We establish. Any transfers, deductions or surrenders from the Fixed Account(s) will be accounted for on a first in, first out basis.

FIXED ACCOUNT INTEREST RATE - A rate, determined by Us, not less than 1.5%. We will determine the Fixed Account Interest Rate such that your Surrender Value will be at least 87.5% of your fixed account premium, less any applicable annual maintenance fees, taxes and surrenders, accumulated at Your policy's nonforfeiture factors.

Your policy's nonforfeiture factors are annual compound interest factors, determined for each calendar year, that equal the interest rates defined below, but not less than 1% nor more than 3%:

     The average of the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the prior calendar year, reduced by 125 basis points and rounded to the nearest 1/20th of one percent

FIXED ACCOUNT VALUE - We will determine the value of the Fixed Account by crediting interest daily at the effective annual Fixed Account Interest Rate.

The TRANSFERS BETWEEN ACCOUNTS PROVISIONS is modified to add the following provision:

TRANSFERS BETWEEN THE FIXED ACCOUNT AND THE SUB-ACCOUNT(S)

The maximum amount transferable from the Fixed Account during the Contract Year is the greater of:

a)  30% of the Fixed Account value as of the last Contract Anniversary, or

b) the largest sum of your prior transfers from the Fixed Account in any one Contract Year.

These limitations also apply to systematic transfers from the Fixed Account, except for certain Programs specified by Us.

However, if the interest rate is renewed at a rate equal to the previous rate less one percent or more, You may transfer a dollar amount up to 100% of the Fixed Account dollar value receiving that reduced rate within 60 days of notification of the interest rate decrease.

Transfers may not be made from any Sub-Account(s) into the Fixed Account for the six-month period following the most recent transfer from the Fixed Account into any Sub-Account(s).

We may defer any transfers or surrenders from the Fixed Account for up to six months from the date of request.

The first paragraph of the NET PREMIUM PAYMENTS provision under the VALUATION PROVISIONS is replaced as follows:

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment minus any applicable Premium Taxes We may deduct. The net premium payment, plus any credited Payment Enhancement(s) if Your contract provides for Payment Enhancement(s), is applied to purchase Fixed Account values or Sub-Account Accumulation Units with respect to the Sub-Account(s) that You have selected.

The ANNUAL MAINTENANCE FEE provision under the VALUATION PROVISIONS is rewritten in its entirety to read as follows:

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of the contract. The fee will be charged against the Contract Value by reducing the Fixed Account value, and with respect to the Sub-Accounts, the number of Accumulation Units held as of that date. The fee will be charged on a pro-rata basis with respect to each active Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

The PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT provision under the SURRENDER PROVISIONS is modified to include the following paragraph at the end of the provision:

We may defer payment of any amounts from the Fixed Account for up to six months from the date of the request to surrender. If We defer payment for more than 30 days, We will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

     [ /s/ Donald C. Hunt              /s/ John C. Walters
     --------------------------------  --------------------------------
     DONALD C. HUNT, SECRETARY         JOHN C. WALTERS, PRESIDENT ]

                                    2